As filed with the Securities and Exchange Commission on August 11, 2010
Registration No. 333-167589

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2
to the
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Century Next Financial Corporation
and Bank of Ruston 401(k) Plan
(Exact name of registrant as specified in its articles of incorporation)

Louisiana	6035	27-2851432
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

505 North Vienna Street
Ruston, Louisiana 71270
(318) 255-3733
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin L. Denny
President and Chief Executive Officer
Century Next Financial Corporation
505 North Vienna Street
Ruston, Louisiana 71270
(318) 255-3733
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Raymond A. Tiernan, Esq.
Eric M. Marion, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W., 11th Floor
Washington, D.C. 20005
202-347-0300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit	Offering Price	Registration Fee
Common Stock, $.01 par value per share	1,058,000 shares	$10.00	$10,580,000(1)	$754.35(3)
Participation interests	71,839 interests(2)	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents shares which may be purchased by participants in the Bank of Ruston 401(k) Plan. Pursuant to Rule 457(h) of the Securities Act, as amended, no separate fee is required for the participation interests, and the number of participation interests registered has been calculated on the basis of the maximum number of shares which could be purchased utilizing the assets of such plan.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS

(Proposed Holding Company for Bank of Ruston)

Up to 920,000 Shares of Common Stock
(Anticipated Maximum)

This prospectus describes the initial public offering of shares of Century Next Financial Corporation, a company being formed in connection with the conversion of Bank of Ruston from the mutual to the stock form of organization. Upon completion of the conversion and offering, all of the common stock of Bank of Ruston will be owned by Century Next Financial, and all of the common stock of Century Next Financial will be owned by public shareholders.

We are offering up to 920,000 shares of common stock for sale, at a price of $10.00 per share, on a priority basis to Bank of Ruston’s depositors in a subscription offering. Shares of common stock not purchased in the subscription offering may be offered to the general public in a community offering which may begin during or immediately following the subscription offering. We expect that the common stock of Century Next Financial will be quoted on the OTC Bulletin Board.

Certain depositors of Bank of Ruston have priority rights to purchase shares of common stock in the subscription offering:

•	Depositors with at least $50 on deposit at Bank of Ruston on December 31, 2008;

•	Depositors with at least $50 on deposit at Bank of Ruston on June 30, 2010; and

•	Depositors of Bank of Ruston as of [DATE4], 2010.

If you fit none of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

We must sell a minimum of 680,000 shares to complete the offering. We may increase the maximum shares that we sell in the offering up to 1,058,000 shares without notice to persons who have subscribed for shares, due to regulatory considerations, demand for the shares or changes in financial market conditions. The offering is expected to terminate at 5:00 p.m., Central time, on [DATE1], 2010. We may extend this expiration date without notice to you until [DATE2], 2010. No single extension may exceed 90 days and the offering must be completed by [DATE3], 2012.

The minimum number of shares you may purchase is 25 shares. The maximum number of shares that can be ordered through a single qualifying account in the offering is 20,000 shares. Orders are irrevocable after submission unless the offering is terminated or is extended beyond [DATE2], 2010 or the number of shares of common stock to be sold increases to more than 1,058,000 shares or decreases to less than 680,000 shares. If the offering is extended beyond [DATE2], 2010, subscribers will be notified and will have the right to confirm, modify or rescind their purchase orders, and funds will be returned promptly to subscribers who do not respond to this notice. Funds received prior to completion of the offering will be held in a segregated account at Bank of Ruston and will earn interest at our statement savings rate. If we terminate the offering, or if we extend the offering beyond [DATE2], 2010 and you reduce or rescind your order, we will promptly return your funds without penalty, with interest at our statement savings rate, and deposit withdrawal authorizations will be cancelled or reduced.

Sandler O’Neill & Partners, L.P. will assist us in selling our shares of common stock on a best efforts basis, but is not required to purchase any of the common stock that is being offered. Our directors and executive officers, together with their associates, intend to purchase 198,500 shares of common stock in the offering, or 21.6% based on the maximum of the offering. These purchases will count towards the minimum purchases needed to complete the offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 12.

OFFERING SUMMARY
Price per share: $10.00

			Maximum,
	Minimum	Maximum	as Adjusted

Number of shares	680,000	920,000	1,058,000
Gross offering proceeds	$6,800,000	$9,200,000	$10,580,000
Estimated offering expenses (excluding selling agent fees)	$550,000	$550,000	$550,000
Selling agent fees and expenses(1)	$200,000	$200,000	$200,000
Estimated net proceeds	$6,050,000	$8,450,000	$9,830,000
Estimated net proceeds per share	$8.90	$9.18	$9.29

(1)	For a description of Sandler O’Neill & Partners, L.P.’s compensation for the stock offering, see “The Conversion and Offering — Marketing Arrangements.”

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact the conversion center at (     )     -     .
The date of this prospectus is          , 2010

BANK OF RUSTON

Corporate Office
Branch Location
Ruston
33
145
79
167
80
20
Ruston
165
167
71

Main Office
505 North Vienna
Ruston, Louisiana 71270

Branch Office
2109 Farmerville Highway
Ruston, Louisiana 71270

SUMMARY

This summary highlights material information from this document and may not contain all the information that is important to you. You should read this entire document carefully, including the sections entitled “Risk Factors” and “The Conversion and Offering,” before making a decision to invest in our common stock.

In this prospectus, unless we specify otherwise, “Century Next Financial,” “we,” “us,” and “our” refer to Century Next Financial Corporation, a Louisiana corporation. “Bank of Ruston” refers to Bank of Ruston, a federally chartered savings bank in its mutual form or in its stock form as the context requires.

The Companies

Century Next Financial Corporation.  Century Next Financial is a Louisiana corporation recently formed for the purpose of implementing the conversion and offering described in this prospectus. Our principal activity after the conversion will be the ownership of all of the outstanding common stock of Bank of Ruston. This offering is being made by Century Next Financial. Our corporate office is located at 505 North Vienna Street, Ruston, Louisiana 71270.

Bank of Ruston.  Bank of Ruston is a federally chartered mutual savings bank. Bank of Ruston was formed in 1905 as a Louisiana chartered mutual savings association named “Ruston Building and Loan Association” which converted to a federally chartered savings bank effective February 22, 2005, and changed its name to “Bank of Ruston.” Bank of Ruston is subject to regulation, supervision and examination by the Office of Thrift Supervision, as its chartering authority. Bank of Ruston’s corporate office is located at 505 North Vienna Street, Ruston, Louisiana 71270. Its telephone number at this address is (318) 255-3733. Bank of Ruston’s website is www.bankruston.com.

Our Business

Bank of Ruston conducts its operations through its main office in Ruston, Louisiana, located in Lincoln Parish, and one branch office also located in Ruston, Louisiana. Bank of Ruston’s principal business has been accepting deposits from the general public and using those deposits to make residential and commercial loans to individuals and businesses located primarily in Lincoln Parish and, to a lesser extent, the neighboring parishes of Claiborne, Bienville, Ouachita, Union and Jackson Parishes. In accordance with our strategic plan, beginning in 2000 we began to diversify our products and services by emphasizing commercial loans and lines of credit. As a part of this strategy, we expanded our senior executive officer team and added a Chief Credit Officer in 2000 and business development officer in 2008 to assist with expanding our customer base, including commercial customers, and cross-selling our products and services.

At March 31, 2010, Bank of Ruston had total assets of $87.0 million, deposits of $76.9 million and total equity of $8.6 million, equal to 9.9% of total assets. Total loans, net, at March 31, 2010 amounted to $70.4 million, none of which were subprime or Alt-A loans. We sell a substantial amount of our fixed-rate 15 to 30 year owner occupied one-to four-family residential loans into the secondary market which generates significant fee income. Bank of Ruston’s investment in securities consists almost exclusively of mortgage backed securities totaling $5.5 million at March 31, 2010.

Following the conversion and offering, Bank of Ruston will be wholly-owned by Century Next Financial. Century Next Financial intends to contribute 60% of the net proceeds as equity capital to Bank of Ruston in exchange for the purchase of all of Bank of Ruston’s capital stock and the remaining 40% of the net proceeds will be retained by Century Next Financial. Initially, Century Next Financial will use the net proceeds it retains to loan funds to the employee stock ownership plan to purchase 8.0% of the shares sold in the offering and will invest the remaining amount in a deposit account at Bank of Ruston. Under applicable regulations, Century Next Financial may, during the first year following the conversion, assuming shareholder approval, use a portion of the net proceeds it retains to fund the proposed recognition and retention plan. See “How We Intend to Use the Proceeds from the Offering.” In the future, the proceeds from the offering are expected to provide us with additional capital which we will use to expand our business activities, enhance our existing products and services and upgrade our technology infrastructure and marketing. See “— Reasons for the Conversion and Offering.”

Our Business Strategy

We have several business strategies that are designed to operate and grow Bank of Ruston as a profitable community-oriented financial institution serving primarily individual customers and small to medium-sized businesses in our market area. To implement these business strategies, we strive to:

•	maintain high levels of asset quality, primarily through our prudent and conservative lending practices;

•	improve net interest margin through a combination of reduced funding costs by growing our lower cost transaction deposit accounts and improving yields through increased lending diversification into higher yielding types of loans, including commercial real estate and commercial business loans;

•	attract commercial customers with commercial loan products and cross-sell new retail deposit products and cash management services to those commercial loan customers;

•	expand the number of households served by Bank of Ruston through offering competitive products and services that will meet the full service banking needs of the communities we serve; and

•	capitalize on our senior management’s knowledge of the local commercial real estate market and meet the needs of local businesses through a community-oriented approach to banking, which focuses on local decision-making and delivering a consistent and high quality level of professional service.

One of our primary business strategies is to place greater emphasis on serving the lending and deposit needs of small-and medium-sized commercial businesses in our market area. In order to facilitate our prudent growth over time through the implementation of our business strategy, we opened a second branch banking office in February 2009 and hired a new commercial lender in May 2010. We also expect to open a new operations center in the near future where we will relocate our current operational employees.

Reasons for the Conversion and Offering

The conversion and offering are intended to provide an additional source of capital not currently available to Bank of Ruston. The net proceeds raised in the offering will allow us to better serve the needs of our community by:

•	expanding future lending and increasing operational growth;

•	diversifying our lending activities, including increasing our commercial real estate and commercial business loans;

•	enhancing existing products and services, including expanding home equity lines of credit and commercial deposit products, and supporting the development of new products and services, and

•	continuing to upgrade our technology infrastructure, marketing, training programs and staff recruitment.

After considering the advantages and risks of the conversion and offering, the board of directors of Bank of Ruston approved the conversion and offering as being in the best interests of Bank of Ruston, its customers and members and the communities that it serves.

The Conversion and Offering

The mutual-to-stock conversion that Bank of Ruston is undertaking involves a series of transactions by which it will convert from the mutual form of organization to the public stock holding company form of organization. In connection with the conversion, Bank of Ruston will amend and restate its federal mutual savings bank charter as a stock savings bank charter. After the conversion and offering are completed, all of Bank of Ruston’s stock will be owned by Century Next Financial, and all of Century Next Financial’s outstanding common stock will be owned by the public. The management and business operations of Bank of Ruston will continue after the conversion and offering. The following diagram shows our new ownership structure after completion of the conversion and offering.

Terms of the Offering

We are offering between 680,000 and 920,000 shares of common stock of Century Next Financial for sale at an offering price of $10.00 per share. The subscription offering is made to Bank of Ruston’s eligible account holders, our employee stock ownership plan, supplemental eligible account holders and Bank of Ruston’s voting members. Shares not purchased in the subscription offering may be made available to the public in a community offering, giving a preference to natural persons who reside in Lincoln Parish, Louisiana. The maximum number of shares that we sell in the offering may increase by up to 15%, to 1,058,000 shares, due to regulatory considerations, demand for the shares in the offering or changes in financial market conditions in general and with respect to financial institution stocks in particular. After submission, orders are irrevocable unless the offering is terminated or is extended beyond [DATE2], 2010 or the number of shares of common stock to be sold increases to more than 1,058,000 shares or decreases to less than 680,000 shares. If the offering is extended beyond [DATE2], 2010 subscribers will have the right to modify or rescind their purchase orders.

All investors will pay $10.00 per share in the offering. No commission will be charged to purchase shares of common stock. Sandler O’Neill & Partners, L.P., our selling agent in the offering, will use its best efforts to assist us in selling shares of our common stock, but is not obligated to purchase any shares of common stock in the offering.

Purchases By Directors and Officers

We expect our directors and executive officers, together with their associates, to subscribe for a total of 198,500 shares, which represents 29.2% and 21.6% of the total shares to be outstanding at the minimum and maximum, respectively, of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. See “Proposed Purchases of Common Stock by Management.”

How We Determined the Offering Range and the $10.00 Price Per Share

The amount of common stock we are offering in connection with the conversion is based on an independent appraisal of the estimated market value of Century Next Financial, assuming that the offering is completed. An appraisal firm experienced in appraisals of banks and financial institutions, RP Financial, LC., has estimated that, as of May 28, 2010, this market value ranged from $6.8 million to $9.2 million, with a midpoint of $8.0 million. Based on this valuation and the $10.00 per share price, the number of shares of common stock being offered for sale by Century Next Financial will range from 680,000 shares to 920,000 shares.

The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. RP Financial, LC.’s appraisal is based in part on our financial condition and results of operations, the effect of the additional capital raised by the sale of shares of common stock in the offering and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to us.

The following table presents a summary of selected pricing ratios for Century Next Financial and our peer group companies identified by RP Financial, LC. These ratios are based on earnings for the twelve months ended March 31, 2010 and book value as of March 31, 2010. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 21.2% on a price-to-earnings basis, discount of 19.2% on a price-to-book value basis and discount of 22.2% on a price-to-tangible book value basis. Our board of directors, in reviewing and approving the valuation, considered the range of price-to-core earnings multiples and the range of price-to-book value ratios and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. Instead, the appraisal concluded that these ranges represented the appropriate balance of these two approaches to valuing Century Next Financial, and the number of shares to be sold, in comparison to the identified peer group institutions. The estimated appraised value and the resulting premium or discount took into consideration the potential financial impact of the conversion and offering.

				Price as a
			Price as a	Percentage of Pro
	Price as a Multiple		Percentage of Pro	Forma Tangible
	of Pro Forma		Forma Stockholders’	Stockholders’
	Earnings per Share		Equity per Share	Equity per Share

Century Next Financial Corporation(1):
Maximum, as adjusted, of offering range	27.56	x	61.54%	61.54%
Maximum of offering range	23.63	x	57.57%	57.57%
Midpoint of offering range	20.32	x	53.62%	53.62%
Minimum of offering range	17.04	x	49.04%	49.04%
Valuation of peer group companies as of May 28, 2010(2):
Average	19.50	x	71.27%	73.97%
Median	16.44	x	67.77%	71.12%

(1)	Based on Bank of Ruston’s financial data as of and for the twelve months ended March 31, 2010.

(2)	Reflects earnings for the most recent twelve-month periods for which data was publicly available.

The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of Century Next Financial as indicated above means that, after the conversion and offering, the shares of common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented above were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent appraisal will be updated prior to the completion of the conversion and offering. If the appraised value decreases below $6.8 million or increases above $10.58 million, subscribers may be resolicited with the approval of the Office of Thrift Supervision and be given the opportunity to change or cancel their orders. If you do not respond, we will cancel your stock order and return your subscription funds, with interest, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock. For a more complete discussion of the amount of stock we are offering for sale and the independent appraisal, see “The Conversion and Offering — How We Determined the Price Per Share and the Offering Range.”

After-Market Performance Information

The following table provides information regarding the after-market stock price performance for all standard mutual-to-stock conversion transactions completed between January 1, 2009 and May 28, 2010. As part of its appraisal of our estimated pro forma market value, RP Financial, LC. considered the after market performance of mutual-to-stock conversions completed in the three months prior to May 28, 2010 which is the date of its appraisal report. RP Financial, LC. considered information regarding the new issue market for converting thrifts as part of its consideration of the market for thrift stocks.

			Price Performance from Initial Trading Date
	Ticker	Conversion				Through
Company Name	Symbol	Date	1 Day	1 Week	1 Month	5/28/2010

Nasdaq listed companies:
OBA Financial Services, Inc.	OBAF	01/22/10	3.9%	1.1%	3.0%	14.6%
OmniAmerican Bancorp, Inc.	OABC	01/21/10	18.5%	13.2%	9.9%	15.7%
Athens Bancshares, Inc.	AFCB	01/07/10	16.0%	13.9%	10.6%	6.0%
Territorial Bancorp, Inc.	TBNK	07/13/09	49.9%	47.5%	48.7%	97.0%
OTC Bulletin Board quoted companies:
Harvard Illinois Bancorp, Inc.	HARI	04/09/10	—%	—%	(1.0)%	(21.5)%
Versailles Financial Corp.	VERF	01/13/10	—%	—%	—%	—%
St. Joseph Bancorp, Inc.	SJBA	02/02/09	—%	—%	—%	—%
Hibernia Homestead Bancorp, Inc.	HIBE	01/28/09	5.0%	5.0%	5.0%	50.0%
1/1/09 - 5/28/2010 Average for all companies			11.7%	10.1%	9.5%	20.2%
1/1/09 - 5/28/2010 Median for all companies			4.5%	3.1%	4.0%	10.3%

This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their initial public offering and may not be indicative of the longer-term stock price performance of these companies. Before you make an investment decision, we urge you to carefully read the entire prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 12.

Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets and the company’s market area. The companies listed in the table above may not be similar to Century Next Financial, the pricing ratios for their offerings were in some cases different from the pricing ratios for Century Next Financial’s common stock and the market conditions in which these offerings were completed, were, in some cases, different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings.

RP Financial, LC. advised the board of directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of ten comparable public companies whose stocks have traded for at least one year prior to the valuation date, and as a result of this analysis, RP Financial, LC. determined that pro forma price-to-earnings ratios were generally higher than the peer group companies and our pro forma price-to-book ratios were generally lower than the peer group companies. See “— How We Determined the Offering Range and the $10.00 Price Per Share.” RP Financial, LC. also advised the board of directors that the aftermarket trading experience of thrift conversion offerings completed during the three-month period ended May 28, 2010 was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology. There was one standard mutual-to-stock conversion offering completed during the three-month period ended May 28, 2010.

Our board of directors carefully reviewed the information provided to it by RP Financial, LC. through the appraisal process, but did not make any determination regarding whether prior standard mutual-to-stock conversions have been properly valued, nor did the board draw any conclusions regarding how the historical data reflected above may affect Century Next Financial’s appraisal. Instead, we engaged RP Financial, LC. to help us understand the regulatory process as it applies to the appraisal and to advise the board of directors as to how much capital Century Next Financial would be required to raise under the regulatory appraisal guidelines.

There can be no assurance that our stock price will not trade below $10.00 per share, as has been the case for some mutual-to-stock conversions. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 12.

Current Market Conditions

The market for financial institution stocks declined in 2008 and early 2009 due in part to credit related losses in the financial institution industry and increased mortgage delinquencies and foreclosures in the housing market. By March 2009, the equity markets, including the market for financial stocks, began to improve. The market for converting thrift institutions, like Bank of Ruston, continues to be affected by the overall market for thrift stocks.

Conditions to Completing the Conversion

The conversion will be conducted in accordance with the terms of our plan of conversion. We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by the affirmative vote of at least a majority of the votes eligible to be cast by Bank of Ruston’s voting members;

•	we receive all regulatory approvals necessary to complete the mutual-to-stock conversion and the offering; and

•	we sell at least the minimum number of shares of common stock offered.

Regulatory approval for the conversion is contingent upon us obtaining the approval of Bank of Ruston’s voting members for the plan of conversion and the successful completion of the offering.

Benefits to Management and Potential Dilution to Shareholders Resulting from the Offering

We intend to adopt an employee stock ownership plan, which will allocate shares of our common stock to eligible employees primarily based on their compensation. Our employee stock ownership plan will purchase a number of shares equal to 8.0% of the shares sold in the offering. A loan from Century Next Financial to the employee stock ownership plan trust for the purchase of shares will have a term of 20 years. We will incur additional compensation expense as a result of the employee stock ownership plan’s release of shares over the term of the loan.

In addition, we intend to consider the implementation of a stock option plan and a recognition and retention plan no earlier than six months after the conversion as required by applicable regulations. If the stock option plan and the recognition and retention plan are approved by shareholders and implemented within one year of the completion of the conversion and offering, the number of options granted or shares awarded may not exceed 10.0% and 4.0%, respectively, of the shares outstanding after the offering.

The following table summarizes the stock benefits that our officers, directors and employees may receive following the offering, assuming that we initially implement a stock option plan, granting options to purchase 10.0% of the shares outstanding after the offering, and a recognition and retention plan, awarding shares of common stock equal to 4.0% of the shares outstanding after the offering, as permitted under applicable regulations. In the table below, it is assumed that, at the minimum and maximum of the offering range, a total of 680,000 and 920,000 shares, respectively, will be sold and outstanding after the offering.

		Number of Shares to be
	Individuals	Granted or Purchased		Dilution Resulting		Estimated
	Eligible to Receive	At Maximum of	As Percent of	from Issuance		Value of
Plan	Awards	Offering Range	Shares Sold	of Shares		Grants(1)

Employee Stock Ownership Plan	Employees	73,600	8.0%	—%		$736,000
Recognition and Retention Plan	Directors, officers and employees	36,800	4.0%	3.8	%(2)	368,000
Stock Option Plan	Directors, officers and employees	92,000	10.0%	9.1%		401,120

(1)	The actual value of the stock awards will be determined based on their fair value as of the date the grants are made. For purposes of this table, fair value is assumed to be the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.36 per option using the Black-Scholes option pricing model with the following assumptions: a grant date share price and option exercise price of $10.00; dividend yield of zero; expected option life of 10 years; risk free interest rate of 3.84% (based on the 10-year U.S. Treasury rate); and a volatility rate of 23.90% based on an index of publicly-traded thrift institutions. The actual expense of the stock options will be determined by the grant date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(2)	Assumes shares of common stock to be awarded under the recognition and retention plan are issued from authorized but unissued stock. It is our intention, however, to purchase shares of our common stock on the open market to fund the recognition and retention plan.

The value of the restricted shares of common stock will be based on the price of Century Next Financial’s common stock at the time those shares are awarded, which, subject to shareholder approval, cannot occur until at least six months after completion of the conversion and offering. The following table presents the total value of all restricted shares to be available for grant under the recognition and retention plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share.

				42,320 Shares
	27,200 Shares	32,000 Shares	36,800 Shares	Awarded at
	Awarded at	Awarded at	Awarded at	Maximum of Range,
Share Price	Minimum of Range	Midpoint of Range	Maximum of Range	as Adjusted
	(Dollars in thousands, except per share data)

$ 8.00	$218	$256	$294	$339
10.00	272	320	368	423
12.00	326	384	442	508
14.00	381	448	515	592

The grant date fair value of the options granted under the stock option plan will be based in part on the price of Century Next Financial’s common stock at the time the options are granted, which, subject to shareholder approval, cannot occur until at least six months after the completion of the conversion and offering. The value will also depend on the various assumptions utilized in the Black-Scholes option pricing model. The following table presents the total estimated value of the options to be available for grant under the stock option plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.

					105,800
	Grant Date	68,000	80,000	92,000	Options at
	Fair Value	Options at	Options at	Options at	Maximum of Range,
Exercise Price	per Option	Minimum of Range	Midpoint of Range	Maximum of Range	as Adjusted
	(Dollars in thousands, except per share data)

$ 8.00	$3.49	$237	$279	$321	$369
10.00	4.36	296	349	401	461
12.00	5.23	356	418	481	553
14.00	6.10	415	488	561	645

Shareholders will experience a reduction or dilution in their ownership interest of approximately 12.3% if we use authorized but unissued shares to fund stock awards and stock option grants made under the recognition and retention plan and the stock option plan (or taken individually, 3.8% for the recognition and retention plan and 9.1% for the stock option plan). Such dilution will not occur if we determine to fund these stock benefit plans through open market purchases, as opposed to the issuance of authorized but unissued shares.

Persons Who May Order Stock in the Offering

We are offering shares of our common stock in what is called a “subscription offering” in the following order of priority:

(1) Depositors with a minimum of $50 on deposit at Bank of Ruston as of December 31, 2008;

(2) Our tax-qualified employee stock ownership plan;

(3) Depositors with a minimum of $50 on deposit at Bank of Ruston as of June 30, 2010; and

(4) Bank of Ruston’s voting members as of [DATE4], 2010.

If all shares are not subscribed for in the subscription offering, we may offer shares in a community offering. The community offering, if any, may commence during the subscription offering or just after the subscription offering concludes. If a community offering is conducted, shares will be offered with a preference given first to natural persons who reside in Lincoln Parish, Louisiana and then to members of the general public. We have the right to accept or reject orders received in the community offering, at our sole discretion.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or partially fill your order. In such an event, shares will be allocated under a formula outlined in the plan of conversion and as described in the section entitled “The Conversion and Offering — Subscription Offering and Subscription Rights.”

Limits on Your Purchase of Shares of Common Stock

The minimum number of shares of common stock that you may purchase is 25 ($250). No individual or persons exercising subscription rights through a single qualifying deposit account held jointly may purchase more than 20,000 shares of common stock ($200,000). If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed 35,000 shares ($350,000):

•	your spouse, or relatives of you or your spouse living in your household;

•	companies, trusts or other entities in which you are a trustee, have a substantial financial interest or hold a senior management position; or

•	other persons who may be acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through bank accounts registered to the same address will be aggregated and subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

Subject to the approval of the Office of Thrift Supervision, we may increase or decrease the purchase and ownership limitations at any time. For a detailed description of purchase limitations see “The Conversion and Offering — Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock

If you want to place an order for shares of common stock in the subscription or community offering, you must complete and sign a stock order form and submit it to us, together with full payment. The stock order form also includes an acknowledgement from you that, before purchasing shares of our common stock, you have received a copy of this prospectus and that you are aware of the risks involved in the investment, including those described under “Risk Factors” beginning at page 12. We must receive your stock order form before the end of the subscription offering or the end of the community offering. Once we receive your order, you cannot cancel or change it. You may pay for shares in the subscription offering or the community offering in the following ways:

•	by personal check, bank check or money order made payable to “Century Next Financial Corporation.” Funds submitted by personal check must be available in your account when the stock order is received; or

•	by authorizing us to withdraw funds from your deposit account(s) maintained at Bank of Ruston. On the stock order form, you may not authorize direct withdrawal from individual retirement accounts. You may, however, authorize withdrawal from all types of savings accounts and certificate of deposit accounts.

Checks and money orders received by Century Next Financial will be cashed immediately and placed in a segregated account at Bank of Ruston. We will pay interest on your funds submitted by check or money order at the rate we pay on our statement savings accounts, from the date we receive your funds until the date the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts must be available in the account when the stock order form is received. Funds will remain in the account and continue to earn interest at the applicable contract rate, and subscription funds will be withdrawn upon completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds otherwise unavailable to you during the offering period. If, upon a withdrawal from a certificate account, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our statement savings rate. There will be no early withdrawal penalty for withdrawals from certificate of deposit accounts used to pay for stock.

Federal law prohibits us from knowingly loaning funds to anyone for the purpose of purchasing shares in the offering, including funds drawn on a Bank of Ruston line of credit. Cash, wire transfers and third party checks may not be remitted.

For a further discussion regarding the stock ordering procedures, see “The Conversion and Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings.”

Using Individual Retirement Account Funds

If you intend to use your individual retirement account funds to purchase shares in the offering, please contact the conversion center promptly at (     )     -     , preferably at least two weeks before [DATE1], 2010. On your stock order form, you are not permitted to authorize direct withdrawal of funds from an individual retirement account. Please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with an independent trustee such as a brokerage account. The transfer of such funds to a new trustee takes time. Because we do not control the policies and procedures of other trustees, we cannot guarantee that you will be able to use your individual retirement account funds to purchase shares of common stock in the offering. Your ability to use your individual retirement account funds will depend on timing constraints and, possibly, limitations imposed by the individual retirement account trustee.

You May Not Sell or Transfer Your Subscription Rights

Under federal law, you are not permitted to sell or transfer your subscription rights, and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights. For a further discussion of subscription rights, see “The Conversion and Offering — Subscription Offering and Subscription Rights.”

Deadline for Placing Orders of Common Stock

If you wish to purchase shares of our common stock, a properly completed and signed original stock order form, together with payment for the shares, must be received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time, on [DATE1], 2010. You may submit your order form in one of three ways: by mail using the order reply return envelope provided, by overnight courier to the address indicated on the stock order form or by bringing the stock order form and payment to our conversion center located at Bank of Ruston’s branch office, 2109 Farmerville Highway, Ruston, Louisiana. Once submitted, your order is irrevocable unless the offering is terminated or extended or the number of shares to be issued increases to more than 1,058,000 shares or decreases to less than 680,000 shares. We may extend the [DATE1], 2010, expiration date, without notice to you, until [DATE2], 2010. If the offering is extended beyond [DATE2], 2010, or if the offering range is increased or decreased, we will be required to resolicit subscriptions before proceeding with the offering. In either of these cases, subscribers will have the right to confirm, modify or rescind their purchase orders. If we do not receive a response from you to any resolicitation, your order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be cancelled. All extensions, in the aggregate, may not last beyond [DATE3], 2012.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 680,000 shares of common stock, we may take several steps in order to sell the minimum number of shares. Specifically, we may:

•	increase the purchase limitations; and/or

•	extend the community offering; and/or

•	seek regulatory approval to extend the offering beyond [DATE2], 2010, provided that any such extension will require us to resolicit subscriptions as described above.

If we fail to sell the minimum number of shares, we will return your funds to you with interest, or cancel your deposit account withdrawal authorization.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the offering will be mailed to the certificate registration address noted on the stock order form as soon as practicable following completion of the conversion and offering and receipt of all regulatory approvals. It is possible that, until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.

Market for Common Stock

We expect that our common stock will be quoted on the OTC Bulletin Board. Sandler O’Neill & Partners, L.P. currently intends to become a market maker in the common stock, but is under no obligation to do so. After shares of the common stock begin trading, you may contact a firm that offers investment services in order to buy or sell shares. The OTC Bulletin Board will assign a four letter trading symbol for Century Next Financial’s common stock and you will be able to view current stock quotations on electronic websites.

Our Dividend Policy

We have not made a decision at this time whether to pay dividends, or if we do decide to pay dividends, at what rate. After the offering, we may consider a policy of paying cash dividends on the common stock of Century Next Financial. The payment of dividends is dependent on numerous factors, including but not limited to, our future operating results and financial performance, growth prospects, ongoing capital requirements, regulatory limitations and overall economic conditions. In addition, during the first three years after the conversion, no dividend will be declared or paid if it would be classified as a return of capital.

Tax Aspects

As a general matter, the conversion and offering will not be a taxable transaction for purposes of federal or state income taxes to Century Next Financial, Bank of Ruston, or persons eligible to subscribe in the subscription offering. Elias, Matz, Tiernan & Herrick L.L.P., our special counsel, has issued an opinion to us to the effect that consummation of transactions contemplated by the conversion and offering qualifies as a tax-free transaction for federal income tax purposes and will not result in any adverse federal tax consequences to Century Next Financial, Bank of Ruston, or persons eligible to subscribe in the subscription offering. Heard, McElroy & Vestal, LLP, our independent registered public accounting firm, has issued an opinion to us to the effect that consummation of transactions contemplated by the conversion and offering should qualify as a tax-free transaction for Louisiana state income tax purposes and should not result in any adverse Louisiana state tax consequences to Century Next Financial, Bank of Ruston, or persons eligible to subscribe in the subscription offering. See “The Conversion and Offering — Tax Aspects.”

Conversion Center

If you have any questions regarding the offering or the conversion, please call the conversion center at (     )     -     . You may also visit our conversion center, which is located at our branch office, 2109 Farmerville Highway, Ruston, Louisiana. This location will accept stock order forms and proxy cards, and will have supplies of offering materials. The conversion center is open Monday through Friday, from 10:00 a.m. to 4:00 p.m., Central time. The conversion center is not open on weekends or bank holidays.

To ensure that you receive a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days prior to the offering deadline or hand-deliver any prospectus later than two days prior to the offering deadline. Stock order forms may only be distributed with or preceded by a prospectus. We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights are expected to expire at 5:00 p.m., Central time, on [DATE1], 2010, regardless of whether we have been able to locate each person entitled to subscription rights.

By signing the stock order form, you are acknowledging your receipt of a prospectus and your understanding that the shares are not deposit accounts and are not insured or guaranteed by Century Next Financial, Bank of Ruston, the Federal Deposit Insurance Corporation, or any other federal or state governmental agency.

RISK FACTORS

You should consider carefully the following risk factors before deciding whether to invest in Century Next Financial’s common stock. Our business could be harmed by any of these risks. In assessing these risks you should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto.

Risks Related to Our Business

Increased emphasis on commercial lending, as well as our consumer and commercial business lending, may expose us to increased lending risks.  We intend to continue to emphasize commercial lending which includes loans secured by owner-occupied commercial real estate, investment real estate with guarantor support and commercial and industrial loans. Such lending activities generally are considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, shorter terms to maturity and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. As a result, we may need to increase our provision for loan losses in future periods to address possible loan losses in our commercial loan portfolio. Our lending activities currently also include consumer loans, including home equity loans and lines of credit. Although commercial business loans and consumer loans generally have shorter terms and higher interests rates than mortgage loans, they generally involve more risk than mortgage loans because of the nature of, or in certain cases the absence of, the collateral which secures such loans.

If our allowance for losses on loans is not adequate to cover losses, our earnings could decrease.  We have established an allowance for loan losses which we believe is adequate to offset probable losses on our existing loans. We anticipate originating more commercial real estate loans for which we will require additional provisions for loan losses. Material additions to our allowance would materially decrease our net income. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. We rely on our loan quality reviews, our experience and our evaluation of economic conditions, among other factors, in determining the amount of the allowance for loan losses. While we are not aware of any specific factors indicating a deficiency in the amount of our allowance for loan losses, in light of the current economic slowdown, the increased number of foreclosures and lower real estate values, one of the most pressing current issues faced by financial institutions is the adequacy of their allowance for loan losses. Federal bank regulators have increased their scrutiny of the level of the allowance for losses maintained by regulated institutions. Many banks and other lenders are reporting significantly higher provisions to their allowance for loan losses, which are materially impacting their earnings. In the event that we have to increase our allowance for loan losses, it would have an adverse effect on our results in future periods. At March 31, 2010, our allowance for loan losses amounted to $179,000 while our total loan portfolio was $70.6 million at such date, $19.9 million of which were commercial real estate and multi-family loans.

The recent economic recession could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.  In recent periods, there has been a decline in the housing and real estate markets and the national economy has recently experienced a recession. Although improving, housing market conditions had deteriorated nationally as evidenced by reduced levels of sales, increasing inventories of houses on the market, declining house prices and an increase in the length of time houses remain on the market. No assurance can be given that these conditions will continue to improve or will not worsen in the near term. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. This turbulence in the markets also has been largely attributable to the fallout associated with a deteriorating market for subprime mortgage loans and securities backed by such loans.

Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. These developments also have contributed to a substantial decrease in both lending activities by banks and other financial institutions and activity in the secondary residential mortgage loan market. If these conditions do not improve or worsen, they could adversely affect our results of operations.

Our business is geographically concentrated in central northern Louisiana, which makes us vulnerable to downturns in the local and regional economy.  Most of our loans are to individuals and businesses located in central northern Louisiana. Regional economic conditions affect the demand for our products and services as well as the ability of our customers to repay loans. While economic conditions in northern Louisiana have been relatively good in recent periods, the concentration of our business operations makes us particularly vulnerable to downturns in the local economy. According to the US Department of Labor’s Bureau of Labor Statistics, unemployment in the Ruston metropolitan area has increased from 6.2% in 2005 to 7.4% in 2009. The population of Lincoln Parish is projected to decline 1.5% from 2010 to 2015 according to the Louisiana Parish Population Projection Series, 2010-2030 available at www.louisiana.gov/Explore/Population_Projections/. Declines in local real estate values, both residential and commercial, could adversely affect the value of property used as collateral for the loans we make. Historically, the oil and gas industry has constituted a significant component of the local economy. The oil and gas industry remains an important factor in the regional economy in the markets that Bank of Ruston operates in and downturns in the local oil and gas industry could adversely affect Bank of Ruston.

Changes in interest rates could have a material adverse effect on our operations.  Our profitability is dependent to a large extent on net interest income, which is the difference between the interest income earned on interest-earning assets such as loans and investment securities and the interest expense paid on interest-bearing liabilities such as deposits and borrowings. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. For the three months ended March 31, 2010, our average interest rate spread was 4.14% compared to a 4.05% for the three months ended March 31, 2009. We continue to monitor our interest rate sensitivity and expect to diversify into higher yielding types of lending and grow our lower cost transaction deposit accounts, but may not be able to effectively do so.

We are dependent upon the services of key executives.  We rely heavily on our President and Chief Executive Officer, Benjamin L. Denny, and our Executive Vice President of Business Development, William D. Hogan. The loss of Mr. Denny or Mr. Hogan could have a material adverse impact on our operations because, as a small company, we have fewer management-level personnel that have the experience and expertise to readily replace these individuals. Changes in key personnel and their responsibilities may be disruptive to our business and could have a material adverse effect on our business, financial condition, and results of operations. We maintain life insurance covering Messrs. Denny and Hogan under a bank-owned life insurance program.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.  The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In addition, in May 2009, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions. Our special assessment, which was reflected in earnings for the quarter ended June 30, 2009, was $36,000. In lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for the fourth quarter of 2009 and all of 2010, 2011 and 2012. Additional increases in the base assessment rate or special assessments would negatively impact our earnings.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.  We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our primary federal regulator, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Bank of Ruston rather than for holders of our common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Recently enacted regulatory reform may have a material impact on our operations.  On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act that, among other things, imposes new restrictions and an expanded framework of regulatory oversight for financial institutions and their holding companies, including Bank of Ruston and Century Next Financial. Under the new law, Bank of Ruston’s primary regulator, the Office of Thrift Supervision, will be eliminated and existing federal thrifts will be subject to regulation and supervision by the Office of Comptroller of the Currency, which currently supervises and regulates all national banks. Savings and loan holding companies will be regulated by the Federal Reserve Board, which will have the authority to promulgate new regulations governing Century Next Financial that will impose additional capital requirements and may result in additional restrictions on investments and other holding company activities. The law also creates a new consumer financial protection bureau that will have the authority to promulgate rules intended to protect consumers in the financial products and services market. The creation of this independent bureau could result in new regulatory requirements and raise the cost of regulatory compliance. The federal preemption of state laws currently accorded federally chartered financial institutions will be reduced. In addition, regulation mandated by the new law could require changes in regulatory capital requirements, loan loss provisioning practices, and compensation practices which may have a material impact on our operations. Because the regulations under the new law have not been promulgated, we cannot determine the full impact on our business and operations at this time. See “Regulation — Recently Enacted Regulatory Reform.”

We face strong competition in our primary market area which may adversely affect our profitability.  We are subject to vigorous competition in all aspects and areas of our business from commercial banks, mortgage banking companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. Based on data from the Federal Deposit Insurance Corporation, as of June 30, 2009, the most recent date for which data is available, we had 9.13% of the total deposits in Lincoln Parish. The financial resources of our larger competitors may permit them to pay higher interest rates on their deposits and to be more aggressive in new loan originations. We also compete with non-financial institutions, including retail stores that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Competition from both bank and non-bank organizations will continue.

Risks Related to this Offering

The implementation of stock-based benefit plans will increase our future compensation and may adversely affect our net income.  Following the offering, we will recognize additional employee compensation and benefit expenses stemming from options and shares granted to employees, directors and executives under our proposed new stock benefit plans. These additional expenses will adversely affect our net income. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant. We will recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $146,000, in the aggregate, at the maximum of the offering range as set forth in the pro forma financial information under “Unaudited Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock at that time. For further discussion of these plans, see “Management — New Stock Benefit Plans.”

A limited market for our common stock may depress our market price and make it difficult to buy or sell our stock.  We expect our stock to be quoted on the OTC Bulletin Board. However, it is unlikely that an active and liquid trading market for our stock will develop, due to the small size of the offering and the small number of shareholders we expect to have. As a result, you may not be able to buy or sell our common stock immediately following the close of the offering or at or above the $10.00 per share offering price. There may be a wide spread between the bid and asked price for our common stock after the conversion. You should consider the potentially long-term nature of an investment in our common stock.

Our stock price may decline when trading commences.  We are offering shares of our common stock at a uniform price of $10.00 per share. After the offering is completed, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stock, including stocks of financial institutions, often experience substantial market price volatility. Market fluctuations in the price of our common stock may not be related to the operating performance of Century Next Financial.

We intend to remain independent, which may mean you will not receive a premium for your common stock.  We intend to remain independent for the foreseeable future. Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.

We have broad discretion in investing the net proceeds of the offering.  Century Next Financial intends to contribute 60% of the net proceeds as equity capital to Bank of Ruston for the purchase of all of Bank of Ruston’s capital stock and the remaining 40% of the net proceeds will be retained by Century Next Financial. Initially, Century Next Financial intends to use the proceeds that it retains to loan funds to the employee stock ownership plan to purchase 8.0% of the shares sold in the offering and will invest the remaining amount in a deposit account at Bank of Ruston. Under applicable regulations, Century Next Financial may during the first year following the conversion, assuming shareholder approval, use a portion of the net proceeds it retains to fund the recognition and retention plan. After one year following the conversion, we may repurchase shares of common stock, subject to regulatory restriction. Bank of Ruston initially intends to use the net proceeds it receives as a contribution of capital from Century Next Financial to fund loans and to invest in securities. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. There is a risk that we may fail to effectively use the net proceeds which could have a negative effect on our future profitability ratios.

Our stock-based benefit plans will be dilutive.  If the offering is completed and shareholders subsequently approve a recognition and retention plan and a stock option plan, we will allocate stock to our officers, employees and directors through these plans. If the shares for the recognition and retention plan are issued from our authorized but unissued stock, the ownership percentage of outstanding shares of Century Next Financial would be diluted by approximately 3.8%. However, it is our intention to purchase shares of our common stock in the open market to fund the recognition and retention plan. Assuming the shares of our common stock to be awarded under the recognition and retention plan are purchased at a price equal to the offering price in the offering, the reduction to stockholders’ equity from the recognition and retention plan would be between $272,000 and $423,000 at the minimum and the maximum, as adjusted, of the offering range. The ownership percentage of Century Next Financial shareholders would also decrease by approximately 9.1% if all potential stock options under our proposed stock option plan are exercised and are filled using shares issued from authorized but unissued common stock, assuming the offering closes at the maximum of the offering range. See “Unaudited Pro Forma Data” for data on the dilutive effect of the recognition and retention plan and the stock option plan and “Management — New Stock Benefit Plans” for a description of the plans.

Our stock value may suffer from anti-takeover provisions in our articles of incorporation and bylaws that may impede potential takeovers that management opposes.  Provisions in our corporate documents, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, our shareholders may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions contained in our corporate documents include:

•	restrictions on acquiring more than 10% of our common stock by any person and limitations on voting rights;

•	the election of members of the board of directors to staggered three-year terms;

•	the absence of cumulative voting by shareholders in the election of directors;

•	provisions restricting the calling of special meetings of shareholders; and

•	our ability to issue preferred stock and additional shares of common stock without shareholder approval.

See “Restrictions on Acquisition of Century Next Financial and Bank of Ruston and Related Anti-Takeover Provisions” for a description of anti-takeover provisions in our corporate documents and federal regulations.

The ownership interest of management and employees could enable insiders to control the voting on proposals which require a supermajority vote for approval.  Our directors and officers intend to purchase 198,500 shares in the offering, or 29.2% of our outstanding shares of common stock at the minimum of the offering range. Our employee stock ownership plan is also expected to purchase 8% of the shares of common stock sold in the stock offering and additional stock options and shares of common stock would be granted to our directors and employees if the proposed stock benefit plans are adopted in the future. As a result, management and employees would control a significant percentage of our shares of common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote, including a proposal with respect to a potential sale of Century Next Financial and other proposals that require the approval of 75% or more of the shares entitled to vote in an election of directors.

We will be required to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which may increase our operating expenses.  After the completion of this offering, we will become a public reporting company. The federal securities laws and the regulations of the Securities and Exchange Commission will require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expense and could divert our management’s attention from our operations.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which can be identified by the use of such words as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions. These forward-looking statements include, but are not limited to:

•	statements of goals, intentions and expectations;

•	statements regarding prospects and business strategy;

•	statements regarding asset quality and market risk; and

•	estimates of future costs, benefits and results.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the factors discussed under the heading “Risk Factors” beginning at page 12 that could affect the actual outcome of future events and the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets;

•	our ability to grow and successfully manage such growth;

•	our ability to return to profitability;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	our ability to successfully implement our business strategy, enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements and you should not rely on such statements.

SELECTED FINANCIAL AND OTHER DATA

Set forth below is selected financial and other data of Bank of Ruston. The information at March 31, 2010 and for the three month periods ended March 31, 2010 and 2009 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The information at December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 is derived in part from the audited financial statements that appear in this prospectus. The information at or for the year ended December 31, 2007, is also derived from audited financial statements that do not appear in this prospectus. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At March 31,	At December 31,
	2010	2009	2008	2007
	(Dollars in thousands)

Selected Financial Data:
Total assets	$87,019	$85,875	$77,771	$70,544
Cash and cash equivalents	2,853	4,674	3,516	2,684
Investment securities, available for sale	1,379	1,384	1,005	998
Mortgage-backed securities:
Held to maturity	158	171	274	346
Available for sale	5,372	5,703	5,438	4,774
FHLB stock	280	280	279	271
Loans receivable, net	70,440	66,998	61,220	57,232
Deposits	76,851	75,943	69,283	62,544
FHLB advances	—	—	53	61
Total equity	8,633	8,476	7,959	7,472

	At or for the
	Three Months
	Ended March 31,		At or for the Year Ended December 31,
	2010	2009	2009	2008	2007
	(Dollars in thousands)

Selected Operating Data:
Total interest income	$1,120	$1,082	$4,406	$4,448	$4,110
Total interest expense	267	340	1,298	1,727	1,641

Net interest income	853	742	3,108	2,721	2,469
Provision for loan losses	—	2	16	32	—

Net interest income after provision for loan losses	853	740	3,092	2,689	2,469
Total non-interest income	176	161	773	605	432
Total non-interest expense	828	726	3,219	2,640	2,362

Income before income taxes	201	175	646	654	539
Income taxes	61	60	182	199	171

Net income	$140	$115	$464	$455	$368

Selected Operating Ratios(1)
Average yield on interest-earning assets	5.66%	6.46%	5.88%	6.31%	6.51%
Average rate on interest-bearing liabilities	1.52	1.96	1.97	2.82	2.72
Average interest rate spread(2)	4.14	4.05	3.91	3.49	3.79
Net interest margin(2)	4.31	4.57	4.15	3.86	3.91
Average interest-earning assets to average interest-bearing liabilities	112.89	103.60	114.20	114.96	106.00
Net interest income after provision for loan losses to non-interest expense	102.65	102.20	96.05	101.86	104.53
Total non-interest expense to average assets	3.83	3.66	3.92	3.44	3.50
Efficiency ratio(3)	80.76	80.40	82.94	79.37	81.41
Return on average assets	0.63	0.57	0.57	0.61	0.53
Return on average equity	6.35	5.64	5.63	5.87	5.08
Average equity to average assets	9.85%	10.13%	10.04%	9.92%	10.68%

(Footnotes on following page)

	At or for the
	Three Months		At or for the Year Ended
	Ended March 31,		December 31,
	2010	2009	2009	2008	2007

Asset Quality Ratios:(4)
Non-performing loans as a percent of total loans receivable(5)	0.35%	0.37%	0.37%	0.49%	0.22%
Non-performing assets as a percent of total assets	0.28	0.31	0.29	0.39	0.18
Non-performing assets and troubled debt restructurings as a percent of total assets(5)	0.28	0.31	0.29	0.41	0.18
Allowance for loan losses as a percent of non-performing loans	72.66	70.57	70.97	60.39	123.92
Net charge-offs (recoveries) to average loans receivable	(0.02)%	0.02%	0.04%	0.01%	0.03%
Capital Ratios:(5)
Tier 1 capital ratio	9.61%	9.96%	9.79%	10.20%	10.55%
Tier 1 risk-based capital ratio	13.35%	12.76%	13.65%	13.52%	14.76%
Total risk-based capital ratio	13.58%	13.03%	13.93%	13.81%	15.05%
Other Data:
Banking offices	2	2	2	1	1

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods. Ratios for the three month periods are annualized.

(2)	Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(4)	Non-performing loans consist of all loans 90 days or more past due. Real estate owned consists of real estate acquired through foreclosure or real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(5)	Capital ratios are end of period ratios.

RECENT DEVELOPMENTS OF BANK OF RUSTON

Set forth below is selected financial and other data of Bank of Ruston. The financial information at June 30, 2010 and for the three and six month periods ended June 30, 2010 and 2009 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of the results for such periods. All of these adjustments are normal and recurring. The information at December 31, 2009 is derived in part from the audited financial statements that appear in this prospectus. The results of operations for the three and six months ended June 30, 2010 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At June 30,	At December 31,
	2010	2009
	(Dollars in thousands)

Selected Financial Data:
Total assets	$90,716	$85,875
Cash and cash equivalents	6,431	4,674
Investment securities, available for sale	1,376	1,384
Mortgage-backed securities:
Held to maturity	150	171
Available for sale	5,045	5,703
FHLB stock	280	280
Loans receivable, net	70,763	66,998
Deposits	80,312	75,943
Securities sold under repurchase agreements	905	—
Total equity	8,797	8,476

	At or for the		At or for the
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands)

Selected Operating Data:
Total interest income	$1,140	$1,071	$2,260	$2,153
Total interest expense	261	322	528	662

Net interest income	879	749	1,732	1,491
Provision for loan losses	2	4	2	6

Net interest income after provision for loan losses	877	745	1,730	1,485
Total non-interest income	210	209	386	370
Total non-interest expense	848	801	1,678	1,527

Income before income taxes	239	153	438	328
Income taxes	86	59	147	119

Net income	$153	$94	$291	$209

Selected Operating Ratios(1)
Average yield on interest-earning assets	5.48%	5.91%	5.57%	5.99%
Average rate on interest-bearing liabilities	1.41	2.02	1.46	2.08
Average interest rate spread(2)	4.07	3.89	4.11	3.91
Net interest margin(2)	4.23	4.13	4.27	4.15
Average interest-earning assets to average interest-bearing liabilities	112.33	113.39	111.91	113.01
Net interest income after provision for loan losses to non-interest expense	103.42	93.01	103.22	97.25
Total non-interest expense to average assets	3.73	4.02	3.77	3.90
Efficiency ratio(3)	77.87	83.61	79.13	82.05
Return on average assets	0.67	0.47	0.66	0.53
Return on average equity	6.94	4.57	6.71	5.11
Average equity to average assets	9.70%	10.33%	9.83%	10.44%

(Footnotes on following page)

	At or for the		At or for the
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands)

Asset Quality Ratios:(4)
Non-performing loans as a percent of total loans receivable(5)	0.45%	0.36%	0.45%	0.36%
Non-performing assets as a percent of total assets	0.35%	0.30%	0.35%	0.30%
Non-performing assets and troubled debt restructurings as a percent of total assets(5)	0.35%	0.30%	0.35%	0.30%
Allowance for loan losses as a percent of non-performing loans	57.05%	75.42%	57.05%	75.42%
Net charge-offs (recoveries) to average loans receivable	0.01%	0.00%	0.00%	0.02%
Capital Ratios:(5)
Tier 1 capital ratio	9.57%	10.22%	9.57%	10.22%
Tier 1 risk-based capital ratio	13.95%	13.53%	13.95%	13.53%
Total risk-based capital ratio	13.72%	13.82%	13.72%	13.82%
Other Data:
Banking offices	2	2	2	2

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods. Ratios for the three and six month periods are annualized.

(2)	Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(4)	Non-performing loans consist of all loans 90 days or more past due. Real estate owned consists of real estate acquired through foreclosure or real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(5)	Capital ratios are end of period ratios.

Comparison of Financial Condition at June 30, 2010 and December 31, 2009

Bank of Ruston’s total assets increased by $4.8 million, or 5.6%, to $90.7 million at June 30, 2010, compared to $85.9 million at December 31, 2009. During the first six months of 2010, the largest increase in our assets was in loans receivable, net, which increased $3.8 million, or 5.6%. Cash and cash equivalents increased $1.8 million, or 37.6%, at June 30, 2010 due in part to an increase in savings and demand deposits. The largest decrease was in investment and mortgage-backed securities, which decreased $687,000, or 9.5%, at June 30, 2010 compared to December 31, 2009. Premises and equipment, net, decreased $94,000 or 2.4%, for the periods.

Loans receivable, net, increased by $3.8 million, or 5.6%, to $70.8 million at June 30, 2010 compared to $67.0 million at December 31, 2009. During the first six months of 2010 our total loan originations amounted to $35.4 million, loan principal payments were $21.6 million and loan sales were $10.0 million. The increase in loans receivable, net, was primarily due to increases in one-to four-family residential loans of $2.6 million, land loans of $1.4 million, commercial real estate and lines of credit of $467,000 and $156,000 in home equity lines of credit. Such increases were partially offset by decreases of $417,000 in consumer loans, $329,000 in residential construction loans and $126,000 in commercial business loans.

Investment and mortgage-backed securities amounted to $6.6 million at June 30, 2010 compared to $7.3 million at December 31, 2009, a decrease of $687,000 or 9.5%. The decrease in investment securities at June 30, 2010 was due to maturities and paydowns received during the six-month period.

Total liabilities increased $4.5 million, or 5.8%, to $81.9 million at June 30, 2010, compared to $77.4 million at December 31, 2009. Deposits increased by $4.4 million, or 5.8%, to $80.3 million at June 30, 2010, compared to $75.9 million at December 31, 2009, which reflected normal deposit inflows during the period. We did not hold any Federal Home Loan Bank advances at June 30, 2010 or December 31, 2009 as we implemented our strategy to manage interest rate risk by paying down higher cost borrowings.

Total equity amounted to $8.8 million at June 30, 2010 compared to $8.5 million at December 31, 2009, an increase of $321,000 or 3.8%. The reason for the increase in our total equity was net income of $291,000 for the first six months of 2010 and an increase in accumulated other comprehensive income of $28,000.

Comparison of Operating Results for the Three and Six Months Ended June 30, 2010 and 2009

Our net income was $153,000 for the three months ended June 30, 2010, a $59,000, or 62.8%, increase over net income of $94,000 for the quarter ended June 30, 2009. For the six months ended June 30, 2010, our net income was $291,000, an increase of $82,000 over net income of $209,000 for the six months ended June 30, 2009. Our average interest rate spread improved by 18 basis points to 4.07% for the three months ended June 30, 2010 over the second quarter of 2009, while our net interest margin increased 10 basis points to 4.23% in the second quarter of 2010 compared to the second quarter of 2009. For the six months ended June 30, 2010, our average interest rate spread was 4.11% and our net interest margin was 4.27%, compared to 3.91% and 4.15%, respectively, for the first six months of 2009.

Our total interest income was $1.14 million for the three months ended June 30, 2010, compared to $1.07 million for the three months ended June 30, 2009, a $69,000, or 6.4%, increase. For the six months ended June 30, 2010, our total interest income was $2.26 million, a $107,000, or 5.0%, increase over interest income for the first six months of 2009. The increases in interest income in the three- and six-month periods ended June 30, 2010 over the comparable periods in 2009 were due to increases in the average balances of our interest-earnings assets, particularly loans and available-for-sale investment securities, which more than offset decreases in the average yields earned.

Our total interest expense was $261,000 for the three months ended June 30, 2010, a decrease of $61,000 compared to $322,000 of interest expense during the second quarter of 2009. For the six months ended June 30, 2010, our total interest expense was $528,000, a $134,000 decrease over total interest expense for the first six months of 2009. The average rate paid on our interest-bearing liabilities decreased by 61 basis points to 1.41% in the quarter ended June 30, 2010 compared to 2.02% in the quarter ended June 30, 2009. For the six months ended June 30, 2010, the average rate paid on interest-bearing liabilities was 1.46% compared to 2.08% for the first six months of 2009.

Our provision for loan losses amounted to $2,000 for the quarter ended June 30, 2010, compared to $4,000 for the quarter ended June 30, 2009. For the six months ended June 30, 2010, our provision for loan losses was $2,000, compared to $6,000 for the first six months of 2009. Our loans receivable, net increased by $323,000 during the quarter ended June 30, 2010, which included $2.6 million in loan originations, offset by sales and repayments of loans. At June 30, 2010, our allowance for loan losses amounted to $182,000, or 0.26% of net loans receivable. Our total non-performing loans amounted to $319,000 at June 30, 2010, compared to $245,000 at March 31, 2010 and $248,000 December 31, 2009. At June 30, 2010, our allowance for loan losses amounted to 57.05% of total non-performing loans. Net charge-offs (recoveries) of loans amounted to $(2,000) during the first half of 2010.

Our total non-interest income amounted to $210,000 for the quarter ended June 30, 2010 compared to $209,000 for the quarter ended June 30, 2009. For the six months ended June 30, 2010, our non-interest income increased by $16,000 to $386,000 compared to $370,000 for the first half of 2009. The primary reason for the increase was a $53,000 gain on sale of fixed assets as a result of the sale of excess land at the site of our new branch office in the first quarter of 2010, which was partially offset by a decrease in fees and service charges of $48,000.

Our total non-interest expense increased by $47,000 to $848,000 for the three months ended June 30, 2010, compared to $801,000 for the three months ended June 30, 2009. The number of our full-time equivalent employees increased to 33 at June 30, 2010 compared to 30 at June 30, 2009. Our compensation expense increased by $37,000 to $504,000 for the three months ended June 30, 2010 compared to the three months ended June 30, 2009. For the six months ended June 30, 2010, total non-interest expense increased by $150,000 to $1.7 million compared to $1.5 million for the first six months of 2009. The primary reasons for the increase in non-interest expense were increases in compensation costs and occupancy expense. Our occupancy expense increased by $25,000 in the first half of 2010 compared to the first half of 2009, primarily reflecting the addition of our branch office in February 2009 as well as increased maintenance expense.

Income tax expense for the three months ended June 30, 2010 amounted to $86,000, an increase of $27,000 compared to the quarter ended June 30, 2009. For the six months ended June 30, 2010, income tax expense amounted to $147,000, an increase of $28,000 compared to the first six months of 2009.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Bank of Ruston will reduce Bank of Ruston’s deposits and will not result in the receipt of new funds for investment. See “Unaudited Pro Forma Data” for the assumptions used to arrive at these amounts.

							15% Above
	Minimum of		Midpoint of		Maximum of		Maximum of
	Offering Range		Offering Range		Offering Range		Offering Range
	680,000		800,000		920,000		1,058,000
	Shares at	Percent	Shares at	Percent	Shares at	Percent	Shares at	Percent
	$10.00	of Net	$10.00	of Net	$10.00	of Net	$10.00	of Net
	per Share	Proceeds	per Share	Proceeds	per Share	Proceeds	per Share	Proceeds
	(Dollars in thousands)

Offering proceeds	$6,800	112.4%	$8,000	110.3%	$9,200	108.9%	$10,580	107.6%
Less: offering expenses	(750)	12.4	(750)	10.3	(750)	8.9	(750)	7.6

Net offering proceeds	6,050	100.0	7,250	100.0	8,450	100.0	9,830	100.0
Less:
Proceeds contributed to Bank of Ruston	$3,630	60.0%	$4,350	60.0%	$5,070	60.0%	$5,898	60.0%
Proceeds used for loan to employee stock ownership plan	544	9.0	640	8.8	736	8.7	846	8.6
Proceeds used to repurchase shares for recognition and retention plan	272	4.5	320	4.4	368	4.4	423	4.3

Proceeds remaining for Century Next Financial	$1,604	26.5%	$1,940	26.8%	$2,276	26.9%	$2,663	27.1%

Century Next Financial intends to contribute 60% of the net proceeds as equity capital to Bank of Ruston in exchange for the purchase of all of Bank of Ruston’s capital stock with the remaining 40% of the proceeds retained by Century Next Financial. Century Next Financial will use the net proceeds it retains to loan funds to the employee stock ownership plan to purchase 8.0% of the shares sold in the offering and will invest the remaining net proceeds it retains initially in a deposit account at Bank of Ruston. Under applicable regulations, Century Next Financial may during the first year following the conversion, assuming shareholder approval, use a portion of the net proceeds it retains to fund the recognition and retention plan. Over time, Century Next Financial may also use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase shares of its common stock, subject to regulatory restrictions; and

•	for general corporate purposes.

Under current applicable regulations, Century Next Financial may not repurchase shares of its common stock during the first year following the conversion, except to fund equity benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Bank of Ruston intends to initially use the net proceeds it receives as a contribution of capital from Century Next Financial to fund loans and to invest in securities. In the future, Bank of Ruston may use the offering proceeds:

•	to fund new loans;

•	to finance the possible expansion of its business activities; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

Except as described above, neither Century Next Financial nor Bank of Ruston has any specific plans for the investment of the net proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering see “The Conversion and Offering — Purposes of Conversion.”

OUR POLICY REGARDING DIVIDENDS

After we complete the conversion and offering, our board of directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. We have not determined whether to pay dividends following our conversion, or if so, at what rate. The rate of such dividends and the initial or continued payment thereof will depend upon a number of factors, including investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. In addition, during the first three years after the conversion, no dividend will be declared or paid if it would be classified as a return of capital.

Dividends from Century Next Financial may eventually depend, in part, upon receipt of dividends from Bank of Ruston because Century Next Financial initially will have no source of income other than dividends from Bank of Ruston, earnings from the investment of the net proceeds from the sale of common stock retained by us, and interest payments with respect to our loan to our employee stock ownership plan.

Any payment of dividends by Bank of Ruston to Century Next Financial which would be deemed to be drawn out of Bank of Ruston’s bad debt reserves would require a payment of taxes at the then-current tax rate by Bank of Ruston on the amount of earnings deemed to be removed from the reserves for such distribution. Bank of Ruston does not intend to make any distribution that would create such a federal tax liability. See “Taxation.”

Century Next Financial is not subject to the above regulatory restrictions on the payment of dividends to our shareholders. We are, however, subject to the requirements of Louisiana law, which generally permit the payment of dividends out of surplus, except when (i) the corporation is insolvent or would thereby be made insolvent, or (ii) the declaration or payment thereof would be contrary to any restrictions in the corporation’s articles of incorporation.

MARKET FOR OUR COMMON STOCK

Because this is our initial public offering, there is no market for our common stock at this time. After we complete the offering, we anticipate that our common stock will be quoted on the OTC Bulletin Board.

Sandler O’Neill & Partners, L.P. has advised us of its intention to make a market in our common stock, however, it is under no obligation to do so.

The development and maintenance of a liquid public market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. It is unlikely that an active and liquid trading market for the common stock will develop due to the small size of the offering and the small number of shareholders expected following the conversion and offering. In addition, there may be a wide spread between the bid and ask price for our common stock after the conversion and offering. You should not view the common stock as a short-term investment. Furthermore, there can be no assurance that you will be able to sell your shares at or above the purchase price.

REGULATORY CAPITAL REQUIREMENTS

At March 31, 2010, Bank of Ruston exceeded all of its regulatory capital requirements. The following table sets forth Bank of Ruston’s historical capital under generally accepted accounting principles and regulatory capital at March 31, 2010, and the pro forma capital of Bank of Ruston after giving effect to the conversion and offering, based upon the sale of the number of shares shown in the table. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Bank of Ruston in assets which have a risk-weight of 50% under applicable regulations, as if such net proceeds had been received and so applied at March 31, 2010.

			Pro Forma at March 31, 2010
									15% Above
			Minimum of		Midpoint of		Maximum of		Maximum of
			Offering Range		Offering Range		Offering Range		Offering Range
	Bank of Ruston		680,000		800,000		920,000		1,058,000
	Historical at		Shares Sold at		Shares Sold at		Shares Sold at		Shares Sold at
	March 31, 2010		$10.00 per Share		$10.00 per Share		$10.00 per Share		$10.00 per Share
		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets(1)	Amount	Assets(1)	Amount	Assets(1)	Amount	Assets(1)	Amount	Assets(1)
	(Dollars in thousands)

Capital at Bank Level:
GAAP capital	$8,633	9.92%	$11,447	12.63%	$12,023	13.16%	$12,599	13.68%	$13,262	14.27%

Tangible capital:
Actual	$8,547	9.61%	$11,361	12.28%	$11,937	12.80%	$12,513	13.32%	$13,176	13.90%
Requirement	1,333	1.50%	1,388	1.50%	1,399	1.50%	1,409	1.50%	1,422	1.50%

Excess	$7,214	8.11%	$9,973	10.78%	$10,538	11.30%	$11,104	11.82%	$11,754	12.40%

Tier 1 leverage capital:
Actual	$8,547	9.61%	$11,361	12.28%	$11,937	12.80%	$12,513	13.32%	$13,176	13.90%
Requirement	3,556	4.00%	3,701	4.00%	3,730	4.00%	3,759	4.00%	3,792	4.00%

Excess	$4,991	5.61%	$7,660	8.28%	$8,207	8.80%	$8,754	9.32%	$9,384	9.90%

Tier 1 risk-based capital:
Actual	$8,547	13.35%	$11,361	17.25%	$11,937	18.03%	$12,513	18.80%	$13,176	19.67%
Requirement	2,562	4.00%	2,634	4.00%	2,649	4.00%	2,663	4.00%	2,680	4.00%

Excess	$5,985	9.35%	$8,727	13.25%	$9,288	14.03%	$9,850	14.80%	$10,496	15.67%

Total risk-based capital:
Actual	$8,695	13.58%	$11,509	17.48%	$12,085	18.25%	$12,661	19.02%	$13,324	19.89%
Requirement	5,123	8.00%	5,268	8.00%	5,297	8.00%	5,326	8.00%	5,359	8.00%

Excess	$3,572	5.58%	$6,241	9.48%	$6,788	10.25%	$7,335	11.02%	$7,965	11.89%

Reconciliation of capital of Bank of Ruston post offering:
Net proceeds infused			$3,630		$4,350		$5,070		$5,898
Less:
Common stock acquired by employee stock ownership plan			(544)		(640)		(736)		(846)
Common stock acquired by recognition and retention Plan			(272)		(320)		(368)		(423)

Pro forma increase in GAAP and regulatory capital			$2,814		$3,390		$3,966		$4,629

(1)	Adjusted total or adjusted risk-weighted assets, as appropriate.

OUR CAPITALIZATION

The following table presents the historical capitalization of Bank of Ruston at March 31, 2010, and the pro forma consolidated capitalization of Century Next Financial after giving effect to the conversion and offering, based upon the sale of the number of shares shown below and the other assumptions set forth under “Unaudited Pro Forma Data.”

		Century Next Financial Corporation — Pro Forma
		Based upon Sale at $10.00 per Share
					1,058,000
		680,000	800,000	920,000	Shares(1)
		Shares	Shares	Shares	(15% Above
	Bank of	(Minimum	(Midpoint	(Maximum	Maximum
	Ruston	of Offering	of Offering	of Offering	of Offering
	Historical	Range)	Range)	Range)	Range)
	(In thousands)

Deposits(2)	$76,851	$76,851	$76,851	$76,851	$76,851
Borrowings	958	958	958	958	958

Total deposits and borrowings	$77,809	$77,809	$77,809	$77,809	$77,809

Stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none to be issued	$—	$—	$—	$—	$—
Common stock, $.01 par value, (post-offering) 9,000,000 shares authorized; shares to be issued as reflected(3)	—	7	8	9	11
Additional paid-in capital(3)	—	6,043	7,242	8,441	9,819
Retained earnings(4)	8,547	8,547	8,547	8,547	8,547
Accumulated other comprehensive gain	86	86	86	86	86
Less:
Common stock held by the employee stock ownership plan(5)	—	(544)	(640)	(736)	(846)
Common stock held by the recognition and retention plan(6)	—	(272)	(320)	(368)	(432)

Total stockholders’ equity	$8,633	$13,867	$14,923	$15,979	$17,193

Total stockholders’ equity as percent of assets	9.92%	15.03%	15.99%	16.93%	17.99%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% to reflect regulatory considerations, demand for the shares or changes in financial market conditions following commencement of the offering.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3)	Our pro forma amounts of common stock and additional paid-in capital have been increased to reflect the number of shares of our common stock to be outstanding. No effect has been given to the issuance of additional shares of common stock pursuant to our proposed stock option plan. We intend to adopt a stock option plan and to submit such plan to shareholders at a meeting of shareholders to be held at least six months following completion of the conversion. If the plan is approved by shareholders, an amount equal to 10.0% of Century Next Financial’s common stock to be sold in the offering will be reserved for future issuance pursuant to the plan. Your ownership percentage would decrease by approximately 9.1% if all potential stock options are exercised from our authorized but unissued common stock. See “Unaudited Pro Forma Data” and “Management — New Stock Benefit Plans — Stock Option Plan.”

(4)	The retained earnings of Century Next Financial will be substantially restricted after the offering.

(Footnotes continued on next page)

(5)	Assumes that 8.0% of Century Next Financial’s common stock to be sold in the offering will be purchased by the employee stock ownership plan financed by a loan from Century Next Financial. The loan will be repaid principally by Bank of Ruston’s contributions to the employee stock ownership plan. Since Century Next Financial will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Century Next Financial’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of stockholders’ equity. Assumes the funds used to acquire our employee stock ownership plan shares will be borrowed from us. See Note 1 to the tables set forth under “Unaudited Pro Forma Data” and “Management — New Stock Benefit Plans — Employee Stock Ownership Plan.”

(6)	Gives effect to the recognition and retention plan which we expect to adopt after the offering and present to shareholders for approval at a meeting of shareholders to be held at least six months after we complete the conversion. No shares will be purchased by the recognition and retention plan in the offering, and such plan cannot purchase any shares until shareholder approval has been obtained. If the recognition and retention plan is approved by our shareholders, the plan intends to acquire an amount of common stock equal to 4.0% of Century Next Financial’s common stock to be sold in the offering. The table assumes that shareholder approval has been obtained and that such shares are purchased in the open market at $10.00 per share. The common stock so acquired by the recognition and retention plan is reflected as a reduction in stockholders’ equity. If the shares are purchased at prices higher or lower than the initial purchase price of $10.00 per share, such purchases would have a greater or lesser impact, respectively, on stockholders’ equity. If the recognition and retention plan shares are issued from our authorized but unissued common stock, such issuance would dilute the voting interests of existing shareholders by approximately 3.8%. See “Unaudited Pro Forma Data” and “Management — New Stock Benefit Plans — Recognition and Retention Plan.”

UNAUDITED PRO FORMA DATA

The actual net proceeds from the sale of Century Next Financial common stock in the offering cannot be determined until the offering is completed. However, the net proceeds are currently estimated to be between $6.1 million and $8.5 million, or up to $9.8 million in the event the offering range is increased by approximately 15%, based upon the following assumptions:

•	We will sell all shares of common stock in the subscription offering and community offering with no shares sold in a syndicated community offering;

•	Our employee stock ownership plan will purchase an amount equal to 8.0% of the shares sold in offering, at a price of $10.00 per share with a loan from Century Next Financial that will be repaid in equal installments over 20 years; and

•	Total expenses of the offering are estimated to be $750,000.

Actual expenses may vary from this estimate, depending upon, among other factors, if the offering is extended beyond [DATE2], 2010.

We have prepared the following tables, which set forth our historical consolidated net income and stockholders’ equity prior to the conversion and offering at or for the year ended December 31, 2009 and the three months ended March 31, 2010, and our pro forma consolidated net income and stockholders’ equity following the conversion and offering at or for such dates and periods. In preparing these tables and in calculating pro forma data, the following assumptions have been made:

•	Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at a yield of 2.55% for the three months ended March 31, 2010 and 2.69% the year ended December 31, 2009. This represents the yield on a five-year U.S. Treasury note as of March 31, 2010 and December 31, 2009, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervision regulations.

•	No withdrawals were made from Bank of Ruston’s deposit accounts for the purchase of shares in the offering.

•	Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted in the pro forma net income per share to give effect to the purchase of shares by the employee stock ownership plan.

•	Pro forma stockholders’ equity (“book value”) amounts have been calculated as if our shares of common stock had been sold in the offering on the last day of the period shown and accordingly, no effect has been given to the assumed earnings effect of the net proceeds. Book value amounts do not represent amounts available for distribution to shareholders in the unlikely event of liquidation nor reflect the federal income tax consequences of the restoration to income of Bank of Ruston’s bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See “Taxation.”

The following pro forma information may not be representative of the financial effects of the offering at the date on which the offering actually occurs and should not be taken as indicative of future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities computed in accordance with generally accepted accounting principles. The pro forma stockholders’ equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to shareholders in the event of liquidation.

The tables reflect the possible issuance of additional shares pursuant to our proposed stock option plan, which we expect to adopt following the offering and present, together with the recognition and retention plan discussed below, to our shareholders for approval at a meeting to be held at least six months after the conversion is completed. See “Management — New Stock Benefit Plans.” For purposes of the tables, we have assumed that shareholder approval was obtained, the exercise price of the stock options and the market price of the common stock at the date of grant were $10.00 per share, the stock options had a term of 10 years and vest pro rata over a five year period, and options were granted to acquire common stock equal to 10.0% of Century Next Financial’s common stock sold the offering. We applied the Black-Scholes option pricing model to estimate a grant date fair value of $4.36 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 23.90% for the common stock, a dividend yield of zero, an expected option life of 10 years and a risk free interest rate of 3.84%. Finally, we assumed that 25.0% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34.0%) for a deduction equal to the grant date fair value of the options. There can be no assurance that shareholder approval of the stock option plan will be obtained, that the exercise price of the options will be $10.00 per share or that the Black-Scholes option pricing model assumptions used to prepare the table will be the same at the time the options are granted.

The tables also give effect to the recognition and retention plan, which we expect to adopt following the offering and present, together with the stock option plan discussed above, to our shareholders for approval at a meeting to be held at least six months after the conversion is completed. If approved by shareholders, the recognition and retention plan intends to acquire an amount of common stock equal to 4.0% of Century Next Financial’s common stock to be outstanding after the offering, either through open market purchases, if permissible, or from authorized but unissued shares of common stock. The table assumes that shareholder approval has been obtained and that the shares acquired by the recognition and retention plan are purchased in the open market at $10.00 per share and vest over a five-year period. There can be no assurance that shareholder approval of the recognition and retention plan will be obtained, that the shares will be purchased in the open market or that the purchase price will be $10.00 per share.

The tables on the following pages summarize historical consolidated data of Bank of Ruston and Century Next Financial’s pro forma data at or for the dates and periods indicated based on the assumptions set forth above and in the tables and should not be used as a basis for projection of the market value of our common stock following the conversion and offering.

	At or for the Three Months Ended March 31, 2010
	680,000	800,000	920,000	1,058,000
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
	at $10.00	at $10.00	at $10.00	at $10.00
	per Share	per Share	per Share	per Share
	(Minimum	(Midpoint	(Maximum	(15% Above
	of Range)	of Range)	of Range)	Maximum)
	(Dollars in thousands, except per share amounts)

Gross proceeds	$6,800	$8,000	$9,200	$10,580
Less: estimated offering expenses	(750)	(750)	(750)	(750)

Estimated net proceeds	6,050	7,250	8,450	9,830
Less: common stock acquired by employee stock ownership plan(1)	(544)	(640)	(736)	(846)
Less: common stock to be acquired by recognition and retention plan(2)	(272)	(320)	(368)	(423)

Net investable proceeds	$5,234	$6,290	$7,346	$8,560

Net income:
Historical	$140	$140	$140	$140
Pro forma income on net investable proceeds(3)	22	27	31	36
Less: pro forma state shares tax(4)	(17)	(18)	(19)	(20)
Less: pro forma employee stock ownership plan adjustment(1)	(5)	(5)	(6)	(7)
Less: pro forma recognition and retention plan award expense(2)	(9)	(11)	(12)	(14)
Less: pro forma stock option expense(5)	(14)	(16)	(18)	(21)

Pro forma net income	$118	$117	$116	$114

Net income per share:
Historical	$0.22	$0.18	$0.16	$0.14
Pro forma income on net investable proceeds:	0.04	0.04	0.04	0.04
Less: pro forma state shares tax(4)	(0.03)	(0.02)	(0.02)	(0.02)
Less: pro forma employee stock ownership plan adjustment(1)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma recognition and retention plan award expense(2)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma stock option expense(5)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share	$0.19	$0.16	$0.14	$0.12

Offering price as a multiple of pro forma net income per share	13.27	15.78	18.34	21.37
Number of shares used to calculate pro forma net income per share(6)	626,280	736,800	847,320	974,418
Stockholders’ equity(6):
Historical	$8,633	$8,633	$8,633	$8,633
Estimated net proceeds	6,050	7,250	8,450	9,830
Less: common stock acquired by employee stock ownership plan(1)	(544)	(640)	(736)	(846)
Less: common stock to be acquired by recognition and retention plan(2)	(272)	(320)	(368)	(423)

Pro forma stockholders’ equity	$13,867	$14,923	$15,979	$17,193

Stockholders’ equity per share:
Historical	$12.69	$10.79	$9.38	$8.16
Estimated net proceeds	8.90	9.06	9.19	9.29
Less: common stock acquired by employee stock ownership plan(1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by recognition and retention plan(2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share	$20.39	$18.65	$17.37	$16.25

Offering price as a percentage of pro forma stockholders’ equity per share	49.04%	53.62%	57.57%	61.54%

Number of shares used to calculate pro forma stockholders’ equity per share(6)	680,000	800,000	920,000	1,058,000

(Footnotes begin on the following page)

	At or for The Year Ended December 31, 2009
	680,000	800,000	920,000	1,058,000
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
	at $10.00	at $10.00	at $10.00	at $10.00
	per Share	per Share	per Share	per Share
	(Minimum	(Midpoint	(Maximum	(15% Above
	of Range)	of Range)	of Range)	Maximum)
	(Dollars in thousands, except per share amounts)

Gross proceeds	$6,800	$8,000	$9,200	$10,580
Less: estimated offering expenses	(750)	(750)	(750)	(750)

Estimated net proceeds	6,050	7,250	8,450	9,830
Less: common stock acquired by employee stock ownership plan(1)	(544)	(640)	(736)	(846)
Less: common stock to be acquired by recognition and retention plan(2)	(272)	(320)	(368)	(423)

Net investable proceeds	$5,234	$6,290	$7,346	$8,560

Net income:
Historical	$464	$464	$464	$464
Pro forma income on net investable proceeds(3)	93	112	130	152
Less: pro forma state shares tax(4)	(69)	(73)	(76)	(80)
Less: pro forma employee stock ownership plan adjustment(1)	(18)	(21)	(24)	(28)
Less: pro forma recognition and retention plan award expense(2)	(36)	(42)	(49)	(56)
Less: pro forma stock option expense(5)	(54)	(64)	(73)	(84)

Pro forma net income	$380	$376	$372	$368

Net income per share:
Historical	$0.74	$0.63	$0.55	$0.47
Pro forma income on net investable proceeds:	0.15	0.15	0.15	0.16
Less: pro forma state shares tax(4)	(0.11)	(0.10)	(0.09)	(0.08)
Less: pro forma employee stock ownership plan adjustment(1)	(0.03)	(0.03)	(0.03)	(0.03)
Less: pro forma recognition and retention plan award expense(2)	(0.06)	(0.06)	(0.06)	(0.06)
Less: pro forma stock option expense(5)	(0.09)	(0.09)	(0.09)	(0.09)

Pro forma net income per share	$0.60	$0.50	$0.43	$0.37

Offering price as a multiple of pro forma net income per share	16.53	20.00	23.26	27.03
Number of shares used to calculate pro forma net income per share(6)	628,320	739,200	850,080	977,592
Stockholders’ equity(6):
Historical	$8,476	$8,476	$8,476	$8,476
Estimated net proceeds	6,050	7,250	8,450	9,830
Less: common stock acquired by employee stock ownership plan(1)	(544)	(640)	(736)	(846)
Less: common stock to be acquired by recognition and retention plan(2)	(272)	(320)	(368)	(423)

Pro forma stockholders’ equity	$13,710	$14,766	$15,822	$17,036

Stockholders’ equity per share:
Historical	$12.46	$10.60	$9.21	$8.01
Estimated net proceeds	8.90	9.06	9.19	9.29
Less: common stock acquired by employee stock ownership plan(1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by recognition and retention plan(2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share	$20.16	$18.46	$17.20	$16.10

Offering price as a percentage of pro forma stockholders’ equity per share	49.60%	54.17%	58.14%	62.11%
Number of shares used to calculate pro forma stockholders’ equity per share(6)	680,000	800,000	920,000	1,058,000

(1)	Assumes that the employee stock ownership plan will acquire a number of shares equal to 8.0% of Century Next Financial’s common stock to be sold in the offering. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the offering retained by Century

(Footnotes continue on the following page)

Next Financial. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in the Wall Street Journal, which is currently 3.25%, and a term of 20 years. Bank of Ruston intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that Century Next Financial will earn on the loan will offset the interest paid on the loan by Bank of Ruston. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan, based on an assumed effective tax rate of 34.0%. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20 of the total, based on a 20-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater.

(2)	Assumes that Century Next Financial will purchase a number of shares in the open market equal to 4.0% of Century Next Financial’s common stock to be sold in the offering, that will be reissued as restricted stock awards under the recognition and retention plan proposed to be adopted following the offering. Repurchases are assumed to be funded with cash on hand at Century Next Financial. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders, by approximately 3.8%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of Century Next Financial common stock was $10.00 at the time the awards were made, that all shares were granted in the first year after the offering, that shares of restricted stock issued under the recognition and retention plan vest over a five-year period, or 20.0% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20.0% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the recognition and retention plan, total recognition and retention plan expense would be greater.

(3)	Pro forma net income on net investable proceeds is equal to the net proceeds less the cost of acquiring shares in the open market at the $10.00 per share purchase price to fund the employee stock ownership plan and the restricted stock awards under the recognition and retention plan multiplied by the after-tax reinvestment rate. The after-tax reinvestment rate for the three months ended March 31, 2010 is equal to 1.68%, based on the following assumptions: combined federal and state income tax rate of 34.0% and a pre-tax reinvestment rate of 2.55%. The after-tax reinvestment rate for the year ended December 31, 2009 is equal to 1.78%, based on the following assumptions: combined federal and state income tax rate of 34.0% and a pre-tax reinvestment rate of 2.69%.

(4)	Upon consummation of the conversion, Bank of Ruston will become subject to the Louisiana Shares Tax. The Shares Tax is based upon capitalized earnings and taxable stockholders’ equity minus certain real and personal property credits. The amount shown is an estimate. For additional information, see “Taxation-State Taxation.”

(5)	The adjustment to pro forma net income for stock options reflects the compensation expense associated with the stock options that may be granted under the stock option plan to be adopted following the conversion. If the stock option plan is approved by shareholders, a number of shares equal to 10.0% of Century Next Financial’s common stock to be sold in the offering will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, each option is assumed to have a value of $4.36 based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, zero; expected life, 10 years; expected volatility, 23.90%; and risk-free interest rate, 3.84%. Finally, we assumed that 25.0% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed rate of 34.0%) for a deduction equal to the grant date fair value of the options. It is assumed that all stock options were granted in the first year after the offering, that stock options granted under the stock option plan vest over a five-year period, or 20.0% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20.0% of the value of the options awarded was an amortized expense during each year. If the fair market value per share is different than $10.00 per share on the date options are awarded under the stock option plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different.

Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Century Next Financial may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 9.1%.

(6)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the offering. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section is intended to help potential investors understand the financial performance of Bank of Ruston through a discussion of the factors affecting our financial condition and our consolidated results of operations. This section should be read in conjunction with the financial statements and notes to the financial statements that appear elsewhere in this prospectus. Century Next Financial has not yet commenced operations and has engaged in only minimal organizational activities at March 31, 2010, therefore the information included in this section reflects the financial performance of Bank of Ruston.

Following the completion of the conversion and offering, we anticipate that our non-interest expense will increase as a result of the increased costs associated with managing a public company, increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan, and the adoption of one or more stock-based benefit plans, if such plans are approved by Century Next Financial’s shareholders.

Overview

Our profitability depends primarily on net interest income, which is the difference between interest income earned on interest-earning assets, principally loans, and interest expense paid on interest-bearing liabilities, principally deposits. Net interest income is dependent upon the level of interest rates and the extent to which such rates are changing. Our profitability also depends, to a lesser extent, on interest-earning deposits in other institutions, non-interest income, borrowings from the Federal Home Loan Bank of Dallas, provision for loan losses, non-interest expenses and federal income taxes.

For our portfolio loans, we originate principally short-term loans of three to five years which amortize over longer periods up to 30 years and require the payment of principal at stated maturity. Most of such loans are refinanced with Bank of Ruston at the end of their term due to a renewal process with reduced fees and costs. It has been our policy to renew such loans at a rate no greater than 2% over the prior rate.

We sell a substantial amount of our long-term, fixed rate single-family residential mortgage loans into the secondary market, although we also retain some of such loans for portfolio. In recent years, we have emphasized commercial real estate lending and lines of credit which increased from $10.2 million at December 31, 2008 to $12.4 million at March 31, 2010. Typically, single-family loans involve a lower degree of risk and carry a lower yield than commercial real estate, construction, commercial business and consumer loans. Our loans are primarily funded by certificates of deposit, which typically have a higher interest rate than savings accounts. At March 31, 2010, certificates of deposit amounted to 56.4% of total deposits compared to 58.3% and 54.2% of total deposits at December 31, 2009 and 2008, respectively. We did not have any borrowings from the Federal Home Loan Bank of Dallas as of March 31, 2010 and December 31, 2009, compared to $53,000 at December 31, 2008. Although we will attempt to diversify into other deposit products following the conversion in order to improve our net interest margin, we anticipate that certificates of deposit will continue to be a primary source of funding for our assets in the near term.

Our results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect our financial condition and results of operations. See “Risk Factors” beginning on page 12.

Business Strategy

Our business strategy is focused on operating a growing and profitable community-oriented financial institution. Below are certain of the highlights of our business strategy:

•	Growing Our Loan Portfolio. Following the conversion, we plan to expand our origination of commercial real estate loans secured by owner-occupied commercial real estate and investment real estate with strong guarantor support. We plan to continue to emphasize originating short- term one-to four family residential loans for portfolio and selling a significant amount of our one-to four-family residential loans having longer terms into the secondary market. We plan to build on our banking relationships with small- and medium-sized businesses in our local market area. As a local community bank with a senior management team that has significant commercial banking experience in Lincoln Parish and the contiguous communities, Bank of Ruston is positioned to more effectively meet the commercial banking needs of local businesses that are currently underserved by larger financial institutions that place more of an emphasis on developing large commercial banking relationships. Bank of Ruston’s ability to provide small- and medium-sized commercial banking customers with local decision-making and superior service will be a core marketing focus in competing for commercial real estate loans and deposits. We will continue to pursue residential lending which we expect will also be a potential source of core deposit growth in our local market and originating loans throughout the state of Louisiana.

•	Growing our Retail Core Deposits. We plan to grow our retail deposits by emphasizing transactional deposit accounts. According to the market share report of the Federal Deposit Insurance Corporation, as of June 30, 2008, the most recent date for which information is available, Bank of Ruston had 9.1% of the market in Lincoln Parish which was the fourth largest following one bank that operates nationally and two regional banks. Growth of retail core deposits will be pursued through offering products and services that meet the full service banking needs of all age groups and developing more of a sales culture in the branches. Advertising, promotions and offering attractive rates on certain transaction accounts may also be utilized as means to increase retail core deposits.

•	Maintaining High Asset Quality. We continue to maintain high levels of asset quality. At March 31, 2010, we had $245,000 of non-performing loans in our portfolio and no real estate acquired in foreclosure. We attribute our high asset quality to our prudent and conservative underwriting practices, which include low loan-to-value ratios, personal guarantees, cross-collateralization and tailoring loan terms for the individual customer. We intend to maintain high asset quality after the offering even as we grow Bank of Ruston.

•	Continuing to Provide Exceptional Customer Service. As a community oriented savings bank, we take pride in providing exceptional customer service as a means to attract and retain customers. We deliver personalized service to our customers that distinguishes us from the large regional banks operating in our market area. Our management team has strong ties to, and deep roots in, the community. We believe that we know our customers’ banking needs and can respond quickly to address them.

Critical Accounting Policies

In reviewing and understanding financial information for Bank of Ruston, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. These policies are described in Note 1 of the notes to our financial statements. The accounting and financial reporting policies of Bank of Ruston conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. Accordingly, the financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results. These policies require numerous estimates or economic assumptions that may prove inaccurate or may be subject to variations which may significantly affect our reported results and financial condition for the period or in future periods.

Allowance for Loan Losses.  The allowance for loan losses is maintained at a level to provide for probable credit losses related to specifically identified loans and for losses inherent in the loan portfolio that have been incurred as of the balance sheet date. The allowance for loan losses is comprised of specific allowances and a general allowance. Specific provisions are assessed for each loan that is reviewed for impairment or for which a probable loss has been identified. The allowance related to loans that are identified as impaired is based on discounted expected future cash flows using the loan’s initial effective interest rate, the observable market value of the loan, or the estimated fair value of the collateral for certain collateral dependent loans. Factors contributing to the determination of specific provisions include the financial condition of the borrower, changes in the value of pledged collateral and general economic conditions. General allowances are established based on historical charge-offs considering factors that include risk rating, concentrations and loan type. For the general allowance, management also considers trends in delinquencies and non-accrual loans, concentrations, volatility of risk ratings and the evolving mix in terms of collateral, relative loan size and the degree of seasoning within the various loan products.

Our allowance levels may be impacted by changes in underwriting standards, credit administration and collection policies, regulation and other factors which affect the credit quality and collectability of the loan portfolio also impact the allowance levels. The allowance for loan losses is based on management’s estimate of probable credit losses inherent in the loan portfolio; actual credit losses may vary from the current estimate. The allowance for loan losses is reviewed periodically, taking into consideration the risk characteristics of the loan portfolio, past charge-off experience, general economic conditions and other factors that warrant current recognition. As adjustments to the allowance for loan losses become necessary, they are reflected as a provision for loan losses in current-period earnings. Actual loan charge-offs are deducted from and subsequent recoveries of previously charged-off loans are added to the allowance.

Other-Than-Temporary Impairment.  We review our investment portfolio on a quarterly basis for indications of impairment. This review includes analyzing the length of time and the extent to which the fair value has been lower than the cost, the financial condition and near-term prospects of the issuer including any specific events that may influence the operations of the issuer, and the intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in the market. Inherent in this analysis is a certain amount of imprecision in the judgment used by management.

We recognize credit-related other-than-temporary impairment on debt securities in earnings while noncredit-related other-than-temporary impairment on debt securities not expected to be sold is recognized in accumulated other comprehensive income. We assess whether the credit loss existed by considering whether (a) we have the intent to sell the security, (b) it is more likely than not that we will be required to sell the security before recovery, or (c) we do not expect to recover the entire amortized cost basis of the security. We may bifurcate the other-than-temporary impairment on securities not expected to be sold or where the entire amortized cost of the security is not expected to be recovered into the components representing credit loss and the component representing loss related to other factors. The portion of the fair value decline attributable to credit loss is recognized through earnings.

Corporate debt securities are evaluated for other-than-temporary impairment by determining whether it is probable that an adverse change in estimated cash flows has occurred. Determining whether there has been an adverse change in estimated cash flows involves the calculation of the present value of remaining cash flows compared to previously projected cash flows. We consider the discounted cash flow analysis to be our primary evidence when determining whether credit-related other-than-temporary impairment exists on corporate debt securities.

Income Taxes.  Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various assets and liabilities and gives current recognition to changes in tax rates and laws. Realizing our deferred tax assets principally depends upon our achieving projected future taxable income. We may change our judgments regarding future profitability due to future market conditions and other factors. We may adjust our deferred tax asset balances if our judgments change.

Comparison of Financial Condition at March 31, 2010 and December 31, 2009

Bank of Ruston’s total assets increased by $1.1 million, or 1.3%, to $87.0 million at March 31, 2010, compared to $85.9 million at December 31, 2009. During the first three months of 2010, the largest increase in our assets was in loans receivable, net, which increased $3.4 million. The largest decrease was in cash and cash equivalents which decreased $1.8 million at March 31, 2010 due in part to a reduction in certificates of deposits. Investment securities decreased $349,000, or 4.8%, at March 31, 2010 compared to December 31, 2009, and premises and equipment, net, decreased $107,000, or 2.8%, for the periods.

Loans receivable, net, increased by $3.4 million, or 5.1%, to $70.4 million at March 31, 2010 compared to $67.0 million at December 31, 2009. During the first three months of 2010 our total loan originations amounted to $13.7 million, loan principal payments were $7.9 million and loan sales were $2.4 million. The increase in loans receivable, net, was primarily due to increases in one-to four-family residential loans of $3.1 million, land loans of $991,000, commercial business loans of $260,000 and residential construction loans of $244,000. Such increases were partially offset by decreases of $705,000 in consumer loans, $235,000 in commercial real estate and lines of credit, $170,000 in home equity lines of credit and $36,000 in multi-family residential loans.

Investment securities amounted to $6.9 million at March 31, 2010 compared to $7.3 million at December 31, 2009, a decrease of $349,000, or 4.8%. The decrease in investment securities at March 31, 2010 was due to maturities and paydowns received during the three-month period.

Total liabilities increased $987,000, or 1.3%, at March 31, 2010, to $78.4 million compared to $77.4 million at December 31, 2009. Deposits increased by $908,000, or 1.2%, to $76.9 million at March 31, 2010, compared to $75.9 million at December 31, 2009, which reflected normal deposit inflows during the period. We did not hold any Federal Home Loan Bank advances at March 31, 2010 or December 31, 2009 as we implemented our strategy to manage interest rate risk by paying down higher cost borrowings.

Total equity amounted to $8.6 million at March 31, 2010 compared to $8.5 million at December 31, 2009, an increase of $157,000, or 1.9%. The reason for the increase in our total retained earnings was net income of $140,000 for the first three months of 2010 and an increase in accumulated other comprehensive income of $17,000.

Comparison of Financial Condition at December 31, 2009 and December 31, 2008

Bank of Ruston’s total assets increased $8.1 million, or 10.4%, to $85.9 million at December 31, 2009 compared to $77.8 million at December 31, 2008. This increase was primarily due to increases in loans receivable, net, of $5.8 million, cash and cash equivalents of $1.2 million and investment securities of $541,000.

Loans receivable, net, increased $5.8 million or 9.4% at December 31, 2009 compared to December 31, 2008. The increase in loans receivable, net was due primarily to an increase in commercial real estate, commercial lines of credit, multi-family and land loans of $4.4 million, one- to four-family residential loans of $3.0 million, commercial business loans of $727,000 and home equity lines of credit of $665,000. Consumer loans decreased $2.6 million and residential construction loans decreased $502,000.

Cash and cash equivalents increased $1.2 million or 32.9% to $4.7 million at December 31, 2009 compared to $3.5 million at December 31, 2008 primarily as a result of normal deposit inflows. Investment securities increased $541,000, or 8.1%, at December 31, 2009 from $6.7 million at December 31, 2008. The increase in investment securities was due to purchases of mortgage-backed securities during fiscal 2009.

Total liabilities increased $7.6 million or 10.9% to $77.4 million at December 31, 2009 compared to $69.8 million at December 31, 2008, due primarily to an increase in interest-bearing deposits of $6.7 million partially offset by a decrease of $53,000 in FHLB advances. Bank of Ruston had no FHLB advances at December 31, 2009.

Total equity increased $517,000 to $8.5 million at December 31, 2009 compared to $8.0 million at December 31, 2008, due to net income of $464,000 and an increase in other comprehensive income of $53,000 for the year ended December 31, 2009.

Management considered the increased deposit growth in conjunction with our interest rate risk policy when determining to repay borrowings of $53,000 from the Federal Home Loan Bank of Dallas during fiscal 2009. The increase in loans receivable, net, at December 31, 2009 compared to December 31, 2008 was primarily funded by the increase in deposits. At December 31, 2009, Bank of Ruston had $907,000 of

securities sold under agreements to repurchase compared to none at December 31, 2008 as a result of the implementation of a commercial checking sweep account product added in 2009.

The increase in total deposits of $6.7 million or 9.6% from December 31, 2008 to December 31, 2009 was due to increases in certificates of deposit, statement savings accounts, checking and money market accounts. Certificate of deposit accounts and money market accounts increased $6.7 million, or 18.0%, and $1.2 million, or 42.3%, respectively, at December 31, 2009 compared to December 31, 2008. Savings accounts and checking accounts decreased by $980,000 and $280,000, respectively, at December 31, 2009 compared to December 31, 2008. Management attributes the increases in certificates of deposit and money market accounts during fiscal 2009 to the preference of customers for higher yielding deposit accounts.

Comparison of Operating Results for the Three Months Ended March 31, 2010 and 2009

General.  For the three months ended March 31, 2010, Bank of Ruston had net income of $140,000 compared to net income of $115,000 for the first three months of 2009. Our results in the 2010 period reflect in part an increase in the average balance of interest-earning assets which has offset, in whole or in part, the decrease in our net interest margin for the three months ended March 31, 2010. In addition, our non-interest expenses increased $102,000 for the three months ended March 31, 2010. Our net interest margin decreased by 26 basis points to 4.31% for the three months ended March 31, 2010 compared to 4.57% for the three months ended March 31, 2009 while our average interest rate spread increased to 4.14% for the three months ended March 31, 2010 compared to 4.05% for the three months ended March 31, 2009. During the first three months of 2010, the average rate paid on certificates of deposit decreased 96 basis points from 3.04% for the three months ended March 31, 2009 to 2.08% for the three months ended March 31, 2010. Lower rates on certificates of deposit during the three months ended March 31, 2010 reflect general interest rate declines during the period.

Net Interest Income.  Net interest income amounted to $853,000 for the three months ended March 31, 2010 compared to $742,000 for the three months ended March 31, 2009. The $111,000 or 15.0% increase was primarily due to a $73,000 decrease in interest expense combined with a $38,000 increase in interest income.

The average interest rate spread increased from 4.05% for the three months ended March 31, 2009 to 4.14% for the three months ended March 31, 2010 and average interest-earning assets increased from $72.0 million to $79.2 million during the same periods. Average interest-earning assets to average interest-bearing liabilities increased from 103.6% for the three months ended March 31, 2009 to 112.9% for the three months ended March 31, 2010. The decrease in the average interest rate spread reflects the decrease in average yield earned on interest-earning assets from 6.46% for the three months ended March 31, 2009 to 5.66% for the three months ended March 31, 2010, primarily as a result of the decrease in average yield on loans receivable and investment securities. Net interest margin decreased 26 basis points from 4.57% to 4.31% for the three months ended March 31, 2009 and 2010, respectively, primarily due to a decrease of 80 basis points in the average yield on interest earning assets for the periods.

Interest income increased by $38,000, or 3.5%, to $1.1 million for the three months ended March 31, 2010 compared to the three months ended March 31, 2009. Such increase was primarily due to an increase in the average balance of loans receivable from $63.3 million for the three months ended March 31, 2009 to $68.2 million for the three months ended March 31, 2010 partially offset by a decrease in the average yield on such loans receivable.

Interest expense decreased by $73,000, or 21.5%, to $267,000 for the three months ended March 31, 2010 compared to the six months ended March 31, 2009 primarily as a result of a decrease in the average rate paid on certificates of deposit which offset the increase in the average balance of certificates of deposit. Such decrease in average rate was due to general declining interest rates during the period.

We made no provision for loan losses in the three months ended March 31, 2010 or 2009. We had no charge-offs during the three month periods ended March 31, 2010 compared to charge-offs of $10,000 for the three months ended March 31, 2009. At March 31, 2010, we had $245,000 of non-performing assets and our allowance for loan losses amounted to $179,000. To the best of management’s knowledge, the allowance is maintained at a level believed to cover all known and inherent losses in the loan portfolio, both probable and reasonable to estimate.

Non-Interest Income.  Non-interest income, which includes fees and service charges, realized gains and losses on investments amounted to $176,000 for the three months ended March 31, 2010, an increase of $15,000, or 9.3%, compared to non-interest income of $161,000 for the three months ended March 31, 2009. For the three months ended March 31, 2010, non-interest income included a $53,000 gain on sale of fixed assets as a result of the sale of excess land at the site of our new branch office.

Non-Interest Expense.  Non-interest expense increased by $102,000, or 14.0%, to $828,000 for the three months ended March 31, 2010, compared to $726,000 for the three months ended March 31, 2009. The increase was primarily the result of a $48,000 increase in salaries and benefits expense, a $27,000 increase in occupancy expense, a $17,000 increase in Federal Deposit Insurance Corporation assessments and an $11,000 increase in other expense the first three months of 2010 compared to 2009. During the first three months of 2010, Bank of Ruston incurred additional salaries and benefits expense as a result of the increase in customer service contact personnel.

Income Tax Expense.  The income tax expense amounted to $61,000 and $60,000 for the three months ended March 31, 2010 and 2009, respectively.

Comparison of Operating Results for the Years Ended December 31, 2009 and 2008

General.  Bank of Ruston’s net income amounted to $464,000 for the year ended December 31, 2009, an increase of $9,000 or 2.0% compared to net income of $455,000 for the year ended December 31, 2008. This increase was primarily due to a decrease in interest expense of $429,000, which offset a decrease in interest income of $42,000. Interest expense decreased in fiscal 2009 primarily as a result of a decrease in interest expense on certificates of deposit.

Net Interest Income.  Net interest income amounted to $3.1 million for the year ended December 31, 2009 compared to $2.7 million for the year ended December 31, 2008. The $387,000 or 14.2% increase was primarily due to a $420,000 decrease in interest expense on certificates of deposit.

The average interest rate spread increased from 3.49% for the year ended December 31, 2008 to 3.91% for the year ended December 31, 2009 while average interest-earning assets increased from $70.5 million to $75.0 million during the same periods. Average interest-earning assets to average interest-bearing liabilities decreased from 114.96% for the year ended December 31, 2008 to 114.20% for the year ended December 31, 2009. The increase in the average interest rate spread reflects the decrease in average rate paid on interest-bearing liabilities from 2.82% in fiscal 2008 to 1.97% in fiscal 2009 compared to a decrease in the average yield on interest earning assets from 6.31% in 2008 to 5.88% in 2009. Net interest margin increased 29 basis points from 3.86% to 4.15% at December 31, 2008 and 2009, respectively, primarily due to a decrease of 85 basis points in the average rate paid on interest-bearing liabilities compared to a decrease of 43 basis points in the average yield on interest-earning assets for the periods.

Interest income decreased by $42,000, or 1.0%, to $4.4 million for the year ended December 31, 2009 compared to the year ended December 31, 2008. Such decrease was primarily due to a decrease in the average yield on loans receivable which was offset by the increase in the average balance of such loans receivable from $59.5 million for the year ended December 31, 2008 to $64.9 million for the year ended December 31, 2009. The decrease in the average yield on loans from 6.94% in fiscal 2008 to 6.27% in fiscal 2009 reflects changes in the market rates of interest during fiscal 2009.

Interest expense decreased by $429,000, or 24.8%, to $1.3 million for the year ended December 31, 2009 compared to $1.7 million for the year ended December 31, 2008 primarily as a result of a decrease in the average rate paid on certificate of deposit accounts which offset the increase in average balance of such accounts. Such decrease in average rate is due to a decline in cost of certificates of deposit as higher cost certificates of deposit repriced at a lower rate during the fiscal year.

Non-Interest Income.  Non-interest income, which includes fees and service charges, realized gains and losses on investments and other operating income, amounted to $773,000 for the year ended December 31, 2009, an increase of $168,000 or 27.8% compared to non-interest income of $605,000 for the year ended December 31, 2008. Other operating income increased $96,000 for the year ended December 31, 2009, primarily as a result of a bank-owned life insurance death benefit received by Bank of Ruston.

Non-Interest Expense.  Non-interest expense increased by $579,000, or 21.9% to $3.2 million for the year ended December 31, 2009, compared to $2.6 million for the year ended December 31, 2008. The increase was primarily the result of a $165,000 increase in salaries and employee benefits expense, $129,000 increase in deposit insurance assessments, $106,000 increase in occupancy expense and $174,000 increase in other expense. The $174,000 increase in other operating expense was primarily due to expenses related to the opening of our new branch office in February 2009, which included advertising and other administrative expenses.

Income Tax Expense.  The income tax expense amounted to $182,000 and $199,000 for the fiscal years ended December 31, 2009 and 2008, respectively.

Average Balances, Net Interest Income, and Yields Earned and Rates Paid.  The following tables show for the periods indicated the total dollar amount of interest from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Tax-exempt income and yields have not been adjusted to a tax-equivalent basis. All average balances are based on monthly balances. Management does not believe that the monthly averages differ significantly from what the daily averages would be. The table also reflects the yields on Bank of Ruston’s interest-earning assets and costs of interest-bearing liabilities at March 31, 2010.

		Three Months Ended March 31,
	Yield/	2010			2009
	Rate			Average			Average
	at March 31,	Average		Yield/	Average		Yield/
	2010	Balance	Interest	Rate(1)	Balance	Interest	Rate
				(Dollars in thousands)

Interest-earning assets:
Loans receivable(1)	6.06%	$68,160	$1,068	6.27%	$63,270	$1,016	6.94%
Investment securities	2.95	7,123	51	2.88	6,611	66	3.99
Other interest-earning assets	0.10	3,872	1	0.07	2,100	—	—

Total interest-earning assets	5.50%	79,222	1,120	5.66%	71,981	1,082	6.01%

Non-interest-earning assets		7,652			6,355

Total assets		$86,874			$78,336

Interest-bearing liabilities:
Savings, NOW and money market accounts	0.46%	25,205	31	0.49%	31,930	55	0.69%
Certificates of deposit	2.16%	44,971	234	2.08	37,496	285	3.04

Total deposits	1.51%	70,176	265	1.52	69,426	340	1.96
Other borrowings	0.84%	712	2	1.12	—	—	—

Total interest-bearing liabilities	1.50%	70,888	267	1.52%	69,426	340	1.96%

Non-interest-bearing liabilities		7,986			2,938

Total liabilities		78,874			72,364
Retained earnings		7,199			6,732

Total liabilities and retained earnings		$86,073			$79,096

Net interest-earning assets		$8,334			$2,555

Net interest income; average interest rate spread			$853	4.14%		$742	4.05%

Net interest margin(2)				4.31%			4.12%

Average interest-earning assets to average interest-bearing liabilities				112.89%			103.60%

(1)	Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.

(2)	Equals net interest income divided by average interest-earning assets.

	Year Ended December 31,
	2009			2008
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate(1)	Balance	Interest	Rate
	(Dollars in thousands)

Interest-earning assets:
Loans receivable(1)	$64,911	$4,188	6.45%	$59,468	$4,066	6.84%
Investment securities	7,088	217	3.07	6,139	296	4.82
Other interest-earning assets	2,969	1	0.04	4,913	86	1.75

Total interest-earning assets	74,968	4,406	5.88%	70,520	4,448	6.31%

Non-interest-earning assets	6,976			5,269

Total assets	$81,944			$75,789

Interest-bearing liabilities:
Savings, NOW and money market accounts	25,370	197	0.78%	22,882	208	0.91%

Certificates of deposit	40,255	1,096	2.72	38,410	1,516	3.95

Total deposits	65,625	1,293	1.97	61,292	1,724	2.81
FHLB advances and other borrowings	1,070	5	—	53	3	5.66

Total interest-bearing liabilities	66,695	1,298	1.97%	61,345	1,727	2.82%

Non-interest-bearing liabilities	7,981			7,337

Total liabilities	74,676			68,682
Retained earnings	6,732			6,277

Total liabilities and retained earnings	$81,408			$74,959

Net interest-earning assets	$8,273			$9,175

Net interest income; average interest rate spread		$3,108	3.91%		$2,721	3.49%

Net interest margin(2)			4.15%			3.86%

Average interest-earning assets to average interest-bearing liabilities			114.20%			114.96%

(1)	Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.

(2)	Equals net interest income divided by average interest-earning assets.

Rate/Volume Analysis.  The following table shows the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities affected our interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate, which is the change in rate multiplied by prior year volume, and (2) changes in volume, which is the change in volume multiplied by prior year rate. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	Three Months Ended March 31,			Year Ended December 31,
	2010 Compared to 2009			2009 Compared to 2008
	Increase (Decrease) Due to			Increase (Decrease) Due to
			Total			Total
			Increase			Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
			(In thousands)

Interest income:
Loans receivable	$(107)	$78	$(29)	$(192)	$312	$120
Investment securities	(20)	5	(15)	(103)	25	(78)
Other interest-earning assets	—	—	—	(52)	(33)	(85)

Total interest income	(127)	83	(44)	(347)	304	(43)

Interest expense:
Savings, NOW and money market accounts	(21)	(1)	(22)	(31)	23	(8)
Certificates of deposit	(80)	30	(50)	(491)	74	(421)

Total deposits	(101)	29	(72)	(522)	97	(429)
FHLB advances and other borrowings	—	(1)	(1)	—	(4)	(4)

Total interest expense	(101)	28	(73)	(522)	93	(429)

Increase (decrease) in net Interest income	$(26)	$55	$29	$175	$211	$386

Provision for Loan Losses.  The allowance for loan losses is established through a provision for loan losses charged to earnings as losses are estimated to have occurred in our loan portfolio. The allowance for loan losses is maintained at a level to provide for probable credit losses related to specifically identified loans and for losses inherent in the loan portfolio that have been incurred as of the balance sheet date. The allowance for loan losses is comprised of specific allowances and a general allowance.

Specific provisions are assessed for each loan that is reviewed for impairment or for which a probable loss has been identified. The allowance related to loans that are identified as impaired is based on discounted expected future cash flows using the loan’s initial effective interest rate, the observable market value of the loan, or the estimated fair value of the collateral for certain collateral dependent loans. Factors contributing to the determination of specific provisions include the financial condition of the borrower, changes in the value of pledged collateral and general economic conditions. General allowances are established based on historical charge-offs considering factors that include risk rating, concentrations and loan type. For the general allowance, management also considers trends in delinquencies and non-accrual loans, concentrations, volatility of risk ratings and the evolving mix in terms of collateral, relative loan size and the degree of seasoning within the various loan products.

Changes in underwriting standards, credit administration and collection policies, regulation and other factors which affect the credit quality and collectability of the loan portfolio also impact the allowance levels. The allowance for loan losses is based on management’s estimate of probable credit losses inherent in the loan portfolio; actual credit losses may vary from the current estimate. The allowance for loan losses is reviewed periodically, taking into consideration the risk characteristics of the loan portfolio, past charge-off experience, general economic conditions and other factors that warrant current recognition. As adjustments to the allowance for loan losses become necessary, they are reflected as a provision for loan losses in current-period earnings. Actual loan charge-offs are deducted from and subsequent recoveries of previously charged-off loans are added to the allowance.

No provision was made to the allowance during the three months ended March 31, 2010. During fiscal 2009 we made a provision of $16,000, compared to a provision of $32,000 in fiscal 2008. To the best of management’s knowledge, the allowance is maintained at a level believed to cover all known and inherent losses in the loan portfolio, both probable and reasonable to estimate.

Exposure to Changes in Interest Rates

Bank of Ruston’s ability to maintain net interest income depends upon its ability to earn a higher yield on assets than the rates it pays on deposits and borrowings. Bank of Ruston’s interest-earning assets consist primarily of residential mortgage loans which have short-term fixed rates of interest for three to five years which amortize up to 30 years and commercial loans which have fixed or, in some limited circumstances, adjustable rates of interest and terms up to five years. Bank of Ruston’s interest-bearing liabilities primarily consist of higher rate certificates of deposit rather than other types of deposit products. Consequently, Bank of Ruston’s ability to maintain a positive spread between the interest earned on assets and the interest paid on deposits and borrowings can be adversely affected when market rates of interest rise. At March 31, 2010, certificates of deposit amounted to $43.3 million or 49.8% of total assets at such date.

Net Portfolio Value Analysis.  Our interest rate sensitivity is monitored by management through the use of models which generate estimates of the change in net portfolio value (“NPV”) over a range of interest rate scenarios. NPV represents the market value of portfolio equity, which is different from book value, and is equal to the market value of assets minus the market value of liabilities with adjustments made for off-balance sheet items. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The following table sets forth our NPV as of March 31, 2010 and reflects the changes to NPV as a result of immediate and sustained changes in interest rates as indicated.

Change in Interest Rates in	Net Portfolio Value			NPV as % of Portfolio Value of Assets
Basis Points (Rate Shock)	Amount	$ Change	% Change	NPV Ratio	Change
	(Dollars in thousands)

300bp	$13,306	$(733)	(5)%	14.31%	(50	)bp
200	13,700	(338)	(2)	14.62	(20	)bp
100	13,960	(78)	(1)	14.80	(1	)bp
Static	14,038	—	—	14.81	—	bp
(50)	14,061	23	—	14.81	—	bp
(100)	14,082	44	—	14.81	—	bp

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV requires the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the models presented assume that the composition of our interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV simulation model above provides an indication of interest rate risk exposure at a particular point in time, such model is not intended to and do not provide a precise forecast of the effect of changes in market interest rates on net interest income and will differ from actual results.

Liquidity and Capital Resources

Bank of Ruston maintains levels of liquid assets deemed adequate by management. Bank of Ruston adjusts its liquidity levels to fund deposit outflows, repay its borrowings and to fund loan commitments. Bank of Ruston also adjusts liquidity as appropriate to meet asset and liability management objectives.

Bank of Ruston’s primary sources of funds are deposits, amortization and prepayment of loans and to a lesser extent, funds provided from operations. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Bank of Ruston sets the interest rates on its deposits to maintain a desired level of total deposits. In addition, Bank of Ruston invests excess funds in short-term interest-earning accounts and other assets, which provide liquidity to meet lending requirements. Bank of Ruston’s cash and cash equivalents amounted to $2.9 million at March 31, 2010.

A significant portion of Bank of Ruston’s liquidity consists of non-interest earning deposits. Bank of Ruston’s primary sources of cash are principal repayments on loans and increases in deposit accounts. If Bank of Ruston requires funds beyond its ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Dallas, which provide an additional source of funds. At March 31, 2010, Bank of Ruston did not have any advances from the Federal Home Loan Bank of Dallas and had $32.9 million in borrowing capacity. Additionally, at March 31, 2010, Bank of Ruston was a party to a Master Purchase Agreement with First National Bankers Bank whereby Bank of Ruston may purchase Federal Funds from First National Bankers Bank in an amount not to exceed $2.5 million. There were no amounts purchased under this agreement as of March 31, 2010.

At March 31, 2010, Bank of Ruston had outstanding loan commitments of $1.3 million to originate loans. At March 31, 2010, certificates of deposit scheduled to mature in less than one year totaled $35.5 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In addition, in a rising interest rate environment, the cost of such deposits could be significantly higher upon renewal. Bank of Ruston intends to utilize its liquidity to fund its lending activities.

Bank of Ruston is required to maintain regulatory capital sufficient to meet tier 1 leverage, tier 1 risk-based and total risk-based capital ratios of at least 4.0%, 4.0% and 8.0%, respectively. At March 31, 2010, Bank of Ruston exceeded each of its capital requirements with ratios of 9.6%, 13.4% and 13.6%, respectively.

Off-Balance Sheet Arrangements

In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate, and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. Our exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance sheet instruments. In general, we require collateral or other security to support financial instruments with off — balance sheet credit risk.

Commitments.  The following tables summarize our outstanding commitments to originate loans and to advance additional amounts pursuant to outstanding letters of credit, lines of credit and undisbursed construction loans in process at March 31, 2010 and December 31, 2009.

	Total
	Amounts	Amount of Commitment Expiration
	Committed at	— Per Period
	March 31,	To	1-3	4-5	After
	2010	1 Year	Years	Years	5 Years
	(In thousands)

Letters of credit	$800	$800	$—	$—	$—
Lines of credit	36	36	—	—	—
Unused lines of credit	1,815	1,815	—	—	—
Undisbursed portion of loans in process	145	145	—	—	—
Commitments to originate loans	1,319	1,319	—	—	—

Total commitments	$4,115	$4,115	$—	$—	$—

	Total
	Amounts	Amount of Commitment Expiration
	Committed at	— Per Period
	December 31,	To	1-3	4-5	After
	2009	1 Year	Years	Years	5 Years
	(In thousands)

Letters of credit	$1,000	$1,000	$—	$—	$—
Lines of credit	36	36	—	—	—
Unused lines of credit	1,101	1,101	—	—	—
Undisbursed portion of loans in process	712	712	—	—	—
Commitments to originate loans	180	180	—	—	—

Total commitments	$3,029	$3,029	$—	$—	$—

Contractual Cash Obligations.  The following tables summarize our contractual cash obligations, consisting of certificates of deposit, at March 31, 2010 and December 31, 2009.

	Total at	Payments Due by Period
	March 31,	To	1-3	4-5	After
	2010	1 Year	Years	Years	5 Years
	(In thousands)

Certificates of deposit	$38,950	$35,466	$3,484	$—	$—

Total contractual obligations	$38,950	$35,466	$3,484	$—	$—

	Total at	Payments Due by Period
	December 31,	To	1-3	4-5	After
	2009	1 Year	Years	Years	5 Years
	(In thousands)

Certificates of deposit	$40,035	$35,990	$4,045	$—	$—

Total contractual obligations	$40,035	$35,990	$4,045	$—	$—

Impact of Inflation and Changing Prices

The financial statements and related financial data presented herein regarding Bank of Ruston have been prepared in accordance with accounting principles generally accepted in the United States of America which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of Bank of Ruston’s assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on Bank of Ruston’s performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

BUSINESS OF CENTURY NEXT FINANCIAL

Century Next Financial is a newly-formed Louisiana corporation that will own 100% of Bank of Ruston’s common stock following completion of the conversion. Century Next Financial has not engaged in any business to date. Century Next Financial intends to contribute 60% of the net proceeds as equity capital to Bank of Ruston in exchange for the purchase of all of Bank of Ruston’s capital stock with the remaining 40% of the proceeds retained by Century Next Financial. We will use our initial capital in the manner discussed in “How We Intend to Use the Proceeds From the Offering.” Our cash flow will depend upon earnings from the investment of the portion of net proceeds we retain and any dividends we receive from Bank of Ruston.

Immediately after the conversion and offering, it is expected that our only business activities will be to hold all of the outstanding common stock of Bank of Ruston. We will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the issuance of additional shares of common stock to raise capital and borrowing funds for reinvestment in Bank of Ruston. There are no plans for any additional capital issuance, merger or acquisition or other diversification of the activities of Century Next Financial at the present time.

Initially, Century Next Financial will neither own nor lease any property, but will instead use the premises, equipment and furniture of Bank of Ruston. At the present time, we intend to utilize only persons who are officers of Bank of Ruston to serve as officers of Century Next Financial. We also may use the support staff of Bank of Ruston from time to time. These persons will not be separately compensated by Century Next Financial. We will hire additional employees, as appropriate, to the extent we expand our business in the future.

Pursuant to the regulations under Sections 23A and 23B of the Federal Reserve Act, Bank of Ruston and Century Next Financial expect to enter into an expense sharing agreement following the conversion. Under this agreement, Century Next Financial will reimburse Bank of Ruston for the time that employees of Bank of Ruston devote to activities of Century Next Financial, the portion of the expense of the annual independent audit attributable to Century Next Financial and all expenses attributable to Century Next Financial’s public filing obligations under the Securities Exchange Act of 1934. If Century Next Financial commences any significant activities other than holding all of the outstanding common stock of Bank of Ruston, Century Next Financial and Bank of Ruston will amend the expense sharing agreement to provide for the equitable sharing of all expenses of such other activities that may be attributable to Century Next Financial.

BUSINESS OF BANK OF RUSTON

Bank of Ruston is a federally-chartered savings bank located in Ruston, Louisiana, which is in Lincoln Parish. Bank of Ruston’s business consists primarily of attracting deposits from the general public and using those funds to originate residential and commercial loans in Lincoln Parish and, to a lesser extent, its contiguous parishes of Claiborne, Bienville, Ouachita, Union and Jackson Parishes. We generate fee income from the sale of most of our long-term fixed rate owner-occupied one- to four-family residential loans we originate, while retaining short-term fixed rate loans for portfolio. In recent periods we have begun to emphasize commercial lending and cross-selling products to our customers.

Market Area and Competition

Bank of Ruston’s two banking offices are located in Lincoln Parish in central northern Louisiana and our market area includes the contiguous parishes of Claiborne, Bienville, Ouachita, Union and Jackson Parishes. The local economy benefits from two colleges, Louisiana Tech and Grambling State. The expanding timber, poultry and cattle industries and regional oil and gas industry also support the local economy. The unemployment rate for Lincoln Parish as of March 2010 was 6.4% compared to 6.9% for the state of Louisiana. The population of Lincoln Parish was approximately 42,745 in 2009 and is predicted to remain relatively flat over the next five years.

We face significant competition in originating loans and attracting deposits. This competition stems primarily from commercial banks and mortgage-banking companies. Within our market area, eleven other banks, and credit unions are operating. Many of the financial service providers operating in our market area are significantly larger, and have greater financial resources, than us. We face additional competition for deposits from short-term money market funds and other corporate and government securities funds, mutual funds and from other non-depository financial institutions such as brokerage firms and insurance companies.

Bank of Ruston’s Lending Activities

General.  At March 31, 2010, the net loan portfolio of Bank of Ruston amounted to $70.4 million, representing approximately 80.9% of its total assets at that date. The principal lending activity of Bank of Ruston is the origination of one- to four-family residential loans and, to a lesser extent, commercial real estate and multi-family loans. At March 31, 2010, one- to four-family residential loans amounted to $39.2 million, or 55.5% of its total loan portfolio. At March 31, 2010, commercial real estate and multi-family residential loans totaled $19.9 million, or 28.2% of the total loan portfolio. Commercial business loans at March 31, 2010, totaled $4.7 million, or 6.7% of the total loan portfolio. Consumer non-real estate loans totaled $3.7 million, or 5.2% of the total loan portfolio at March 31, 2010. Residential construction and home equity lines of credit totaled $1.6 million and $1.5 million, or 2.3% and 2.2%, respectively, of the total loan portfolio at March 31, 2010.

The types of loans that Bank of Ruston may originate are subject to federal and state laws and regulations. Interest rates charged on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and the rates offered by our competitors. These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative and tax policies, and governmental budgetary matters.

As a federally-chartered savings bank, Bank of Ruston is subject to a regulatory loan to one borrower limit. As of March 31, 2010, Bank of Ruston’s loans to one borrower limit was $1.3 million. At March 31, 2010, Bank of Ruston’s five largest loans or groups of loans-to-one borrower, including related entities, aggregated $1.1 million, $1.0 million, $988,000, $980,000 and $958,000. Each of Bank of Ruston’s five largest loans or groups of loans was performing in accordance with its terms at March 31, 2010.

Loan Portfolio Composition.  The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

			December 31,
	March 31, 2010		2009		2008
	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)

Real estate loans:
One- to four-family residential	$39,195	55.50%	$36,099	53.74%	$33,067	53.85%
Commercial real estate and lines of credit	12,435	17.61	12,670	18.86	10,196	16.61
Multi-family	2,211	3.13	2,247	3.35	456	0.74
Land	5,283	7.48	4,292	6.39	4,159	6.77
Residential construction	1,609	2.28	1,365	2.03	1,867	3.04

Total real estate loans	60,733	86.00	56,673	84.37	49,745	81.01

Other loans:
Home equity line of credit	1,527	2.16	1,697	2.53	1,029	1.68
Consumer non-real estate loans	3,663	5.19	4,368	6.50	6,920	11.27
Commercial business loans	4,696	6.65	4,436	6.60	3,709	6.04

Total other loans	9,886	14.00	10,501	15.63	11,658	18.99

Total loans	$70,619	100.00%	$67,174	100.00%	$61,403	100.00%

Less:
Allowance for loan losses	179		176		183

Net loans	$70,440		$66,998		$61,220

Origination of Loans.  The lending activities of Bank of Ruston are subject to the written underwriting standards and loan origination procedures established by the board of directors and management. Loan originations are obtained through a variety of sources, primarily existing customers as well as new customers obtained from referrals and local advertising and promotional efforts. In addition, our business development officer actively solicits new loans throughout our local market area. Written loan applications are taken by one of Bank of Ruston’s loan officers or through submission to the Bank of Ruston website and reviewed by a loan officer. The loan officer also supervises the procurement of credit reports, appraisals and other documentation involved with a loan. In accordance with its lending policy and loan underwriting standards, Bank of Ruston obtains independent outside appraisals on its loans or broker valuations for small loans, under

$250,000, or loans with low loan-to-value ratios. Borrowers must also obtain flood insurance policies when the property is in a flood hazard area. We have entered into correspondent loan sales agreements with several mortgage companies to purchase most of our long-term fixed rate owner-occupied residential mortgage loan originations.

Bank of Ruston’s loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan and the value of the property that will secure the loan. Loans up to our lending limit, which as of March 31, 2010 was $1.3 million, are approved by a management loan committee currently consisting of Messrs. Benjamin Denny and James Hall. All loans in excess of $5,000 are reviewed weekly by a loan committee of the Board of Directors, currently consisting of Messrs. Denny, Ewing, Reneau and Rogers. The senior loan officer is an ex officio non-voting member of the board loan committee and serves as chairman. Exceptions for loan limits will be approved by management. Appraisals are obtained by a board approved appraiser.

The following table shows our total loans originated, purchased, sold and repaid during the periods indicated. The loans sold, reflected in the table, all consist of one- to four-family residential loans.

	Three Months Ended		Year Ended
	March 31,		December 31,
	2010	2009	2009	2008
	(In thousands)

Loan originations:
One- to four-family residential	$7,598	$11,962	$44,126	$34,562
Commercial real estate and lines of credit	1,185	2,060	4,213	4,738
Multi-family	25	—	5,040	1,170
Land	554	620	4,491	7,153
Residential construction	861	2,057	6,307	11,962
Home equity lines of credit	140	586	824	485
Consumer non-real estate loans	1,957	1,761	7,780	8,166
Commercial business loans	1,360	573	2,984	3,430

Total loan originations	13,680	19,619	75,765	71,666

Loans purchased	—	—	—	—

Loans sold	2,416	6,687	31,631	17,984
Loan principal repayments	7,880	10,159	38,392	49,605

Total loans sold and principal repayments	10,296	16,846	70,023	67,589

Increase (decrease) due to other items, net(1)	61	61	29	(63)

Net increase (decrease) in total loans	$3,445	$2,834	$5,771	$4,014

(1)	Other items consist of loans in process, deferred fees and the allowance for loan losses.

Although federal laws and regulations permit savings banks to originate and purchase loans secured by real estate located throughout the United States, Bank of Ruston concentrates its portfolio lending activity to its primary market area in Lincoln Parish, Louisiana and the surrounding area.

Contractual Terms to Final Maturities.  The following tables show the scheduled contractual maturities of our loans as of March 31, 2010 and December 31, 2009, before giving effect to the allowance for loan losses. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The amounts shown below do not take into account loan prepayments.

		Commercial
	One- to	Real Estate				Home	Consumer	Commercial
	Four-Family	and Lines of	Multi-		Residential	Equity Lines	Non-Real	Business
	Residential	Credit	Family	Land	Construction	of Credit	Estate Loans	Loans	Total
	(In thousands)

Amounts due after March 31, 2010 in:
One year or less	$7,447	$4,245	$25	$3,123	$1,609	$74	$1,164	$3,137	$20,824
After one year through two years	5,363	3,229	56	442	—	1,032	532	335	10,989
After two years through three years	9,499	1,578	823	493	—	421	562	490	13,866
After three years through five years	4,380	2,777	1,307	1,016	—	—	1,218	734	11,432
After five years through ten years	2,285	606	—	123	—	—	187	—	3,201
After ten years through 15 years	1,399	—	—	86	—	—	—	—	1,485
After 15 years	8,822	—	—	—	—	—	—	—	8,822

Total	$39,195	$12,435	$2,211	$5,283	$1,609	$1,527	$3,663	$4,696	$70,619

		Commercial
	One- to	Real Estate				Home	Consumer	Commercial
	Four-Family	and Lines of	Multi-		Residential	Equity Lines	Non-Real	Business
	Residential	Credit	Family	Land	Construction	of Credit	Estate Loans	Loans	Total
	(In thousands)

Amounts due after December 31, 2009 in:
One year or less	$6,203	$5,310	$—	$2,211	$1,365	$—	$1,222	$2,795	$19,106
After one year through two years	5,166	1,988	58	267	—	640	599	370	9,088
After two years through three years	9,080	2,667	839	533	—	1,057	760	544	15,480
After three years through five years	5,072	1,844	1,350	1,078	—	—	1,489	694	11,527
After five years through ten years	2,412	861	—	124	—	—	298	33	3,728
After ten years through 15 years	935	—	—	79	—	—	—	—	1,014
After 15 years	7,231	—	—	—	—	—	—	—	7,231

Total	$36,099	$12,670	$2,247	$4,292	$1,365	$1,697	$4,368	$4,436	$67,174

The following tables show the dollar amount of our loans at March 31, 2010 and December 31, 2009, due after March 31, 2011 and December 31, 2010, respectively, as shown in the preceding tables, which have fixed interest rates or which have floating or adjustable interest rates.

			Total at
		Floating or	March 31,
	Fixed-Rate	Adjustable-Rate	2010
	(In thousands)

One- to four-family residential	$39,195	$—	$39,195
Commercial real estate and lines of credit	11,870	565	12,435
Multi-family	2,211	—	2,211
Land	5,283	—	5,283
Residential construction	1,609	—	1,609
Home equity lines of credit	1,527	—	1,527
Consumer non-real estate loans	3,663	—	3,663
Commercial business loans	4,696	—	4,696

Total	$70,054	$565	$70,619

			Total at
		Floating or	December 31,
	Fixed-Rate	Adjustable-Rate	2009
	(In thousands)

One- to four-family residential	$36,099	$—	$36,099
Commercial real estate and lines of credit	11,657	1,013	12,670
Multi-family	2,247	—	2,247
Land	4,292	—	4,292
Residential construction	1,365	—	1,365
Home equity lines of credit	1,697	—	1,697
Consumer non-real estate loans	4,368	—	4,368
Commercial business loans	4,436	—	4,436

Total	$66,161	$1,013	$67,174

Scheduled contractual maturities of loans do not necessarily reflect the actual expected term of the loan portfolio. The average life of mortgage loans is substantially less than their average contractual terms because of prepayments. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on current mortgage loans are lower than existing mortgage loan rates (due to refinancing of fixed-rate loans at lower rates). Under the latter circumstance, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates.

One- to Four-Family Residential Real Estate Loans.  Our principal lending activity is the origination of loans secured by single-family residences. At March 31, 2010, $39.2 million, or 55.5%, of our total loan portfolio, before net items, consisted of one- to four-family residential loans including both owner occupied and non-owner occupied properties.

It is the policy of Bank of Ruston to originate loans as a first lien position on owner occupied residences up to the Bank’s legal lending limit, which at March 31, 2010, was $1.3 million. We originate fixed rate loans with terms of 15 or 30 years, the majority of which we sell into the secondary market. The loans we originate for portfolio primarily consist of short-term fixed rate loans with terms of three to five years and principal due at stated maturity. Such loans are amortizing over 10-20 years and we generally expect that many such borrowers will refinance with Bank of Ruston at the end of the term as we provide a streamlined refinancing process for the loan. Our residential loan portfolio includes both owner occupied and non-owner occupied properties. All of our non-owner occupied properties are financed with short-term 3 to 5 year loans and have loan-to-value ratios of 75%. Mortgages without private mortgage insurance are generally limited to 80%, or less, of the appraised value, or purchase price, of the secured real estate property. Exceptions to this policy may be approved by the management loan committee.

Bank of Ruston’s guidelines for credit quality generally parallel the Federal National Mortgage Corporation, commonly called Fannie Mae, and the Federal Home Loan Mortgage Corporation, commonly called Freddie Mac, secondary market guidelines including income ratios and credit scores.

Commercial Real Estate and Lines of Credit.  As of March 31, 2010, loans secured by commercial real estate and commercial lines of credit, also secured by real estate, were $12.4 million, or 17.6% of total loans. Although commercial real estate and lines of credit are generally considered to have greater credit risk than certain other types of loans, management attempts to mitigate such risk by originating such loans in its local market area to known borrowers. Our commercial real estate loans primarily consist of owner occupied business and retail properties.

It is the current policy of Bank of Ruston to lend in a first lien position on real property occupied as a commercial business property or mixed use properties. Bank of Ruston’s commercial loans are, as of March 31, 2010, limited to our legal lending limit of $1.3 million to individual borrowers and related parties. Commercial real estate loans are limited to a maximum of 75% of the lesser of appraised value or purchase price and primarily have fixed-rates and terms up to five years. We originate few adjustable rate commercial real estate loans. If the collateral consists of special purpose fixed assets, the maximum loan-to-value ratio is adjusted down based on the estimated cost to convert the property to general use. Extended amortization schedules up to 20 years may be offered if justified by the borrower’s financial strength and/or low loan-to-value ratio. Rate commitments are limited to 5 years with adjustments thereafter based on a negotiated rate or spread relative to a market index. Commercial real estate loans are presented to the applicable loan committee for review and approval, including analysis of the creditworthiness of the borrower.

Land Loans.  As of March 31, 2010, land loans were $5.3 million, or 7.5% of the total loan portfolio. Land loans include land which has been acquired for the purpose of development, unimproved land and land acquired for agriculture or timber. Our loan policy provides for loan-to-value ratios of 75% on improved land or land acquired for development and 65% for unimproved land loans. Land loans are originated with fixed rates and terms up to five years. Although land loans generally are considered to have greater credit risk than certain other types of loans, we expect to mitigate such risk by identifying secondary source of repayment for the land loan other than the sale of the collateral. It is our practice to only originate a limited amount of loans for speculative development to borrowers with whom we have a prior relationship. Our policy requires land loans in excess of $250,000 to be reviewed on an annual basis with updated documentation.

Multi-family Residential Loans.  We originate multi-family residential loans in our local market area primarily consisting of apartment rental properties. At March 31, 2010, our multi-family residential loans totaled $2.2 million, or 3.1% of total loans. Multi-family residential loans have loan-to-value ratios of 75% and terms up to five years. We require rental and cash flow data sufficient to cover the loan repayment as well as identify a secondary source of repayment, other than the sale of the collateral. Our policy requires multi-family residential loans in excess of $250,000 to be reviewed on an annual basis with updated documentation.

Commercial Business Loans.  Bank of Ruston originates commercial business loans secured by inventory and accounts receivable with terms up to five years. Our commercial business loans are to various types of business, including manufacturing, retail and service industries. Loan-to-value ratios for inventory range from 50% to 75% depending on the type and expected life. Accounts receivable have loan-to-value ratios between 50% to 75% depending on the type of credit. At March 31, 2010, $4.7 million, or 6.7% of our total loan portfolio consisted of commercial business loans.

Residential Construction Loans.  Bank of Ruston originates residential construction loans with loan-to-value ratios of 75% to 90%, or up to 95% with exceptions, with a firm commitment or takeout letter from a mortgage lender which is sufficient to pay off the loan. A significant amount of our residential construction loans are to the primary owners of the property, although to a lesser extent, we also lend to builders in our local market area. Loans for the substantial renovation of an existing home are underwritten and administered as construction loans. At March 31, 2010, $1.6 million, or 2.3% of our total loan portfolio consisted of residential construction loans.

Home Equity Loans and Lines of Credit.  Bank of Ruston originates second mortgage residential loans and home equity lines of credit to finance minor renovations and repairs as well as for other consumer or investment purposes. Second mortgage loans and home equity lines of credit are primarily extended when Bank of Ruston holds the first mortgage on the collateral and are generally limited to loan-to-value ratios of 80% or less. At March 31, 2010, $1.5 million, or 2.2% of our total loans consisted of home equity loans and lines of credit.

Consumer Non-real estate Loans.  Bank of Ruston originates consumer non-real estate loans that have terms up to five years and generally higher interest rates than residential mortgage loans. The consumer loans offered by Bank of Ruston consist of loans secured by deposit accounts with Bank of Ruston, automobile loans and other chattels such as boats, motor homes, trailers and consumer rubber tire tractors. Bank of Ruston will make unsecured consumer loans to customers with an established history of performance and capacity for repayment. At March 31, 2010, our consumer loans totaled $3.7 million, or 5.2% of our total loan portfolio.

Loan Origination and Other Fees.  In addition to interest earned on loans, Bank of Ruston may also receive loan origination fees or “points” for originating loans. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan.

Asset Quality

General.  Bank of Ruston’s collection procedures provide that when a loan is 30 and 60 days past due, a notice is sent to the borrower. Borrowers who are 61-89 days delinquent will be sent a letter advising that payments must be received by the last day of the month. For those who are 90 days delinquent, a demand letter is sent by Bank of Ruston giving them 10 days within which the loan must be brought current. Customers who have not responded to the 90-day demand letter will receive an attorney’s letter advising them to bring the loan current. Late charges will be assessed based on the number of days specified in the note beyond the due date. The board of directors is notified of all delinquencies ninety days past due. In most cases, deficiencies are cured promptly. While Bank of Ruston generally prefers to work with borrowers to resolve such problems, Bank of Ruston will institute foreclosure or other collection proceedings when necessary to minimize any potential loss.

Loans are placed on non-accrual status when management believes the probability of collection of interest is doubtful. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. Bank of Ruston discontinues the accrual of interest income when the loan becomes 90 days past due as to principal or interest.

Real estate and other assets acquired by Bank of Ruston as a result of foreclosure or by deed-in-lieu of foreclosure are classified as real estate owned until sold. Bank of Ruston did not have any real estate owned at March 31, 2010, December 31, 2009 or 2008.

Delinquent Loans.  The following table shows the delinquencies in our loan portfolio as of the dates indicated.

	March 31, 2010
	30-89		90 or More
	Days Overdue		Days Overdue
	Number	Principal	Number	Principal
	of Loans	Balance	of Loans	Balance
	(Dollars in thousands)

One- to four-family residential	8	$394	2	$204
Commercial real estate and lines of credit, multi-family and land	1	95	1	4
Residential construction	—	—	—	—
Home equity lines of credit	—	—	—	—
Consumer non-real estate loans	13	62	1	9
Commercial business loans	1	32	1	28

Total delinquent loans	23	$583	5	$245

Delinquent loans to total net loans		0.82%		0.35%

Delinquent loans to total loans		0.82%		0.34%

	December 31, 2009				December 31, 2008
	30-89		90 or More		30-89		90 or More
	Days Overdue		Days Overdue		Days Overdue		Days Overdue
	Number	Principal	Number	Principal	Number	Principal	Number	Principal
	of Loans	Balance	of Loans	Balance	of Loans	Balance	of Loans	Balance
	(Dollars in thousands)

One- to four-family residential	6	$304	2	$205	8	$358	2	$299
Commercial real estate and lines of credit, multi-family and land	1	95	1	4	1	15	—	—
Residential construction	—	—	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—	—	—
Consumer non-real estate loans	14	99	2	11	9	86	2	4
Commercial business loans	1	5	1	28	—	—	—	—

Total delinquent loans	22	$503	6	$248	18	$459	4	$303

Delinquent loans to total net loans		0.75%		0.37%		0.75%		0.49%

Delinquent loans to total loans		0.75%		0.37%		0.75%		0.49%

Non-performing Assets.  The following table shows the amounts of our non-performing assets, which include non-accruing loans and other repossessed assets at the dates indicated. We did not have accruing loans 90 days or more past due, real estate owned or troubled debt restructurings at any of the dates indicated.

		December 31,
	March 31, 2010	2009	2008
	(Dollars in thousands)

Non-accruing loans:
One- to four-family residential	$204	$204	$299
Commercial real estate and lines of credit, multi-family and land	4	4	—
Residential construction	—	—	—
Home equity lines of credit	—	—	—
Consumer non-real estate loans	9	12	4
Commercial business loans	28	28	—

Total non-accruing loans	$245	$248	$303

Accruing loans 90 days or more past due	$—	$—	$—
Total non-performing loans	245	248	303

Other repossessed assets(1)	—	2	14

Total non-performing assets	$245	$250	$317

Total non-performing loans as a percentage of loans, net	0.35%	0.37%	0.49%
Total non-performing loans as a percentage of total assets	0.28%	0.29%	0.39%
Total non-performing assets as a percentage of total assets	0.28%	0.29%	0.41%

(1)	Other repossessed assets consist solely of small motor vehicles.

During the three months ended March 31, 2010, gross interest income of $4,000 would have been recorded on non-accruing loans under their original terms, if the loans had been current throughout the period. No interest income was recorded on non-accruing loans during the three months ended March 31, 2010.

Classified Assets.  Federal regulations require that each insured savings institution classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful” and “loss.” Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a higher possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated “special mention” also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified as loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge-off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution’s regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. Federal examiners may disagree with an insured institution’s classifications and amounts reserved.

At March 31, 2010, Bank of Ruston had $342,000 of assets classified substandard and $30,000 of assets classified loss. Non-performing loans at March 31, 2010, included $155,000 of classified assets, the related allowance for loan loss for which was $5,000. Bank of Ruston had an additional $359,000 of assets designated as special mention at March 31, 2010.

Allowance for Loan Losses.  At March 31, 2010, Bank of Ruston’s allowance for loan losses amounted to $179,000. The allowance for loan losses is maintained at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date. The level of allowance for loan losses is based on management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing conditions. Bank of Ruston is primarily engaged in originating single-family residential loans secured by owner occupied and non-owner occupied properties and commercial loans to known borrowers in Bank of Ruston’s market area. The management of Bank of Ruston considers the deficiencies of all classified loans in determining the amount of allowance for loan losses required at each reporting date. Management analyzes the probability of the correction of the classified loans’ weaknesses and the extent of any known or inherent losses that Bank of Ruston might sustain on them.

While management believes that it determines the size of the allowance based on the best information available at the time, the allowance will need to be adjusted as circumstances change and assumptions are updated. Future adjustments to the allowance could significantly affect net income.

The following table shows changes in our allowance for loan losses during the periods presented.

	At or for the Three Months		At or for the Year Ended
	Ended March 31,		December 31,
	2010	2009	2009	2008
	(Dollars in thousands)

Total loans outstanding at end of period	$70,619	$64,237	$67,173	$61,403
Average loans outstanding	67,764	63,183	64,231	59,569
Allowance for loan losses, beginning of period	176	183	183	157
Provision for loan losses	—	2	16	32
Charge-offs:	—	—	—	—
One- to four-family residential	—	(10)	(11)	—

Commercial real estate and lines of credit	—	—	—	—
Multi-family	—	—	—	—
Land	—	—	—	—
Residential construction	—	—	—	—
Home equity lines of credit	—	—	—	—
Consumer non-real estate loans	—	—	(13)	(4)

Other	—	—	—	(4)

Total charge-offs	—	(10)	(24)	(8)

Recoveries on loans previously charged off	3	—	1	2

Allowance for loan losses, end of period	$179	$175	$176	$183

Allowance for loan losses as a percent of non-performing loans	72.66%	70.57%	70.97%	60.39%
Ratio of net charge-offs during the period to average loans outstanding during the period	—%	0.02%	0.04%	0.01%

The following table shows how our allowance for loan losses is allocated by type of loan at each of the dates indicated.

			December 31,
	March 31, 2010		2009		2008
		Loan		Loan		Loan
		Category		Category		Category
	Amount of	as a % of	Amount of	as a % of	Amount of	as a % of
	Allowance	Total Loans	Allowance	Total Loans	Allowance	Total Loans
	(Dollars in thousands)

One- to four-family residential	$54	57.66%	$—	56.27%	$—	55.53%
Commercial real estate and lines of credit	34	28.22	—	28.60	—	24.12
Multi-family	8	—	—	—	—	—
Land	20	—	—	—	—	—
Residential construction	6	2.28	—	2.03	—	3.04
Home equity line of credit	1	—	—	—	—	—
Consumer non-real estate	24	5.19	23	6.50	32	11.27
Commercial business loans	23	6.65	—	6.60	—	6.04
Unallocated	9	—	153	—	151	—

Total	$179	100.00%	$176	100.00%	$183	100%

Effective for the quarter ended March 31, 2010, Bank of Ruston changed its methodology for allocating its allowance for loan losses to more closely follow the guidance of Accounting Standards Codification (ASC) Topic 450, Contingencies and ASC Topic 310, Receivables. The result of our change in methodology is reflected in the above table at March 31, 2010. Prior to this period, substantially all of our allowance was unallocated. We do not expect that the change in methodology for allocating the allowance will impact the amount of our provisions for loan losses in future periods.

We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in an amount management believes to be appropriate to absorb probable losses on existing loans. The allowance for loan losses consists primarily of two components: (1) specific allowances established for impaired loans and (2) general allowances established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. A loan is deemed impaired when, based on current information, it is probable that we will be unable to collect all amounts due under the loan contract. If impairment is determined, Bank of Ruston will measure that impairment and create a specific valuation allowance for each such loan. General allowances are established for the remainder of the loan portfolio which is separated by category and, with respect to non homogenous loans, further broken down into one of three risk classifications we have assigned to the loan. Appropriate provisions for each category are calculated taking total loans by type and/or risk class and applying the historical four-year charge off percentage for that category plus a current economic adjustment percentage. The economic adjustment used at each quarterly review period is analyzed to ensure that it is appropriate and reasonable based on current trends and economic conditions. Following the quarterly allowance for loan loss analysis, we will make additional loan loss provisions, if warranted, or assign unallocated provisions to the allowance account. Following the quarter ended March 31, 2010, we further revised our methodology for allocating the allowance for loan losses such that there generally will no longer be an unallocated component to the allowance.

Investment Activities

General.  Our investment policy is designed primarily to manage the interest rate sensitivity of our assets and liabilities, to generate a favorable return without incurring undue interest rate and credit risk, to complement our lending activities and to provide and maintain liquidity.

At March 31, 2010, our investment securities portfolio amounted to $6.9 million, or 7.9% of total assets at such date. The largest component of our securities portfolio in recent periods has been mortgage-backed securities, which amounted to $5.5 million or 80.1% of the securities portfolio at March 31, 2010. In addition, we invest in U.S. government and agency obligations, municipal securities, and FHLB stock. Our agency debt securities often have call provisions which provide the agency with the ability to call the securities at specified dates. At March 31, 2010, Bank of Ruston did not hold any Fannie Mae or Freddie Mac common or preferred stock.

At March 31, 2010, we had an aggregate of $131,000 in gross unrealized gains on our investment securities portfolio. Such unrealized gains reflect an increase in market value of securities as a result of changes in market rates of interest.

Management classifies securities as available for sale, held to maturity, or trading, at the time of acquisition. Securities classified as held to maturity must be purchased with the intent and ability to hold that security until its final maturity, and can be sold prior to maturity only under rare circumstances. Held to maturity securities are accounted for based upon the historical cost of the security. Available for sale securities can be sold at any time based upon needs or market conditions. Available for sale securities are accounted for at fair value, with unrealized gains and losses on these securities, net of income tax provisions, reflected in retained earnings as accumulated other comprehensive income. At March 31, 2010, we had $6.7 million of securities classified as available for sale, $158,000 of securities classified as held to maturity and none classified as trading account.

We do not purchase mortgage-backed derivative instruments that would be characterized “high-risk” under Federal banking regulations at the time of purchase, nor do we purchase corporate obligations which are not rated investment grade or better.

Our mortgage-backed securities consist primarily of mortgage pass-through certificates issued by the Government National Mortgage Association (“GNMA” or “Ginnie Mae”), Fannie Mae or Freddie Mac. At March 31, 2010, all of our mortgage-backed securities were issued by the GNMA, Fannie Mae or Freddie Mac and we held no mortgage-backed securities from private issuers.

Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

Ginnie Mae is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. Ginnie Mae securities are backed by loans insured by the Federal Housing Administration, or guaranteed by the Veterans Administration. The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government. Freddie Mac is a private corporation chartered by the U.S. Government. Freddie Mac issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities. Freddie Mac and Fannie Mae securities are not backed by the full faith and credit of the U.S. Government, but because Freddie Mac and Fannie Mae are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks. In September 2008, the Federal Housing Finance Agency was appointed as conservator of Fannie Mae and Freddie Mac. The U.S. Department of the Treasury agreed to provide capital as needed to ensure that Fannie Mae and Freddie Mac continue to provide liquidity to the housing and mortgage markets.

Investment and Mortgage-backed Securities Portfolios.  The following table sets forth certain information relating to our investment and mortgage-backed securities portfolios and our investment in FHLB stock at the dates indicated.

			December 31,
	March 31, 2010		2009		2008
	Amortized	Market	Amortized	Market	Amortized	Market
	Cost	Value	Cost	Value	Cost	Value
	(In thousands)

Securities available-for-sale:
Mortgage-backed securities	$5,248	$5,370	$5,607	$5,703	$5,418	$5,438
U.S. Government and agency obligations	1,023	1,029	1,029	1,035	998	1,003
Municipal obligations	345	348	345	348	—	—
Equity Securities	2	2	1	1	2	2
Total securities available-for-Sale	6,618	6,749	6,982	7,087	6,418	6,443
Securities held to maturity:
Mortgage-backed securities	160	158	171	171	274	269
Total securities held to maturity	160	158	171	171	274	269

FHLB stock	280	280	280	280	279	279

Total investment and mortgage-backed securities and FHLB stock	$7,058	$7,187	$7,433	$7,538	$6,971	$6,991

The following tables set forth the amount of investment securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at March 31, 2010 and December 31, 2009, respectively. As Bank or Ruston held no tax-exempt securities during the periods presented, no yield adjustments were made.

	Amounts at March 31, 2010, which Mature In
		After One
	One Year	to Five	After Five	Over
	or Less	Years	to 10 Years	10 Years	Total
	(Dollars in thousands)

Available-for-sale:
Mortgage-backed securities	$—	$—	$264	$4,983	$5,247
U.S. government and agency obligations	1,023	—	—	—	1,023
Municipal obligations	—	—	345	—	345

Total	1,023	—	609	4,983	6,615

Weighted average yield	1.34%	—%	2.91%	0.35%	2.61%
Held to maturity:
Mortgage-backed securities	$13	$—	$146	$—	$159

Total	13	—	146	—	159

Weighted average yield	7.39%	—%	(0.02)%	—%	1.46%
Total mortgage-backed and investment securities:
Mortgage-backed securities	$13	$—	$410	$4,983	$5,406
U.S. government and agency obligations	1,023	—	—	—	1,023
Municipal obligations	—	—	345	—	345

Total	1,036	—	755	4,983	6,774

Weighted average yield	1.41%	—%	2.34%	0.35%	2.58%

	Amounts at December 31, 2009, which Mature In
		After One
	One Year	to Five	After Five	Over
	or Less	Years	to 10 Years	10 Years	Total
	(Dollars in thousands)

Available-for-sale:
Mortgage-backed securities	$—	$—	$318	$5,289	$5,607
U.S. government and agency obligations	—	1,029	—	—	1,029
Municipal obligations	—	—	345	—	345

Total	—	1,029	663	5,289	6,981

Weighted average yield	—%	1.34%	1.29%	1.80%	1.71%
Held to maturity:
Mortgage-backed securities	$—	$19	$151	$—	$170

Total	—	19	151	—	170

Weighted average yield	—%	0.04%	n/m*	—%	0.01%
Total mortgage-backed and investment securities:
Mortgage-backed securities	$—	$19	$469	$5,289	$5,777
U.S. government and agency obligations	—	1,029	—	—	1,029
Municipal obligations	—	—	345	—	345

Total	—	1,048	814	5,289	7,151

Weighted average yield	—%	1.31%	1.05%	1.80%	1.67%

*	Not meaningful.

The following table sets forth the composition of our mortgage-backed securities portfolio at each of the dates indicated.

		December 31,
	March 31, 2010	2009	2008
	(In thousands)

Fixed-rate:
Available-for-sale	$1,810	$2,007	$2,956
Held to maturity	13	19	40

Total fixed-rate	1,823	2,026	2,996

Adjustable-rate:
Available-for-sale	3,559	3,696	2,514
Held to maturity	146	151	232

Total adjustable-rate	3,705	3,847	2,746

Total mortgage-backed securities	$5,528	$5,873	$5,742

Sources of Funds

General.  Deposits are the primary source of Bank of Ruston’s funds for lending and other investment purposes. In addition to deposits, principal and interest payments on loans are a source of funds. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may also be used on a short-term basis to compensate for reductions in the availability of funds from other sources and on a longer-term basis for general business purposes.

Deposits.  Deposits are attracted by Bank of Ruston principally from the Lincoln Parish, Louisiana. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

Bank of Ruston has not solicited deposits from outside Louisiana or paid fees to brokers to solicit funds for deposit.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Management determines the rates and terms based on rates paid by competitors, the need for funds or liquidity, growth goals and federal regulations. Bank of Ruston attempts to control the flow of deposits by pricing its accounts to remain generally competitive with other financial institutions in its market area.

The following table shows the distribution of, and certain other information relating to, our deposits by type of deposit, as of the dates indicated.

			December 31,
	March 31, 2010		2009		2008
	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)

Certificate accounts:
0.00% - 0.99%	$796	1.04%	$—	—%	$—	—%
1.00% - 1.99%	16,946	22.06	14,958	19.70	338	0.49
2.00% - 2.99%	14,690	19.12	17,294	22.77	10,633	15.35
3.00% - 3.99%	10,722	13.96	11,557	15.22	21,054	30.39
4.00% - 4.99%	170	0.22	475	0.63	4,489	6.48
5.00% - or more	—	—	—	—	1,028	1.48

Total certificate accounts	$43,324	56.40%	44,284	58.31%	37,542	54.19%

Transaction accounts:
Savings	6,809	8.86%	6,716	8.84%	7,696	11.11%
Checking:
Interest bearing	15,275	19.88	13,919	18.33	14,924	21.54
Non-interest bearing	6,599	8.59	7,065	9.30	6,339	9.15
Money market	4,844	6.30	3,959	5.21	2,782	4.02

Total transaction accounts	33,527	43.63	31,659	41.69	31,741	45.81

Total deposits	$76,851	100.00%	$75,943	100.00%	$69,283	100.00%

The following table shows the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.

	Three Months Ended			Year Ended December 31,
	March 31, 2010			2009			2008
			Average			Average			Average
	Average	Interest	Rate	Average	Interest	Rate	Average	Interest	Rate
	Balance	Expense	Paid	Balance	Expense	Paid	Balance	Expense	Paid
	(Dollars in thousands)

Savings accounts	$6,694	$7	0.42%	$7,213	$52	0.72%	$6,992	$70	1.00%
Checking — Interest Bearing	14,011	14	0.40	14,629	97	0.66	13,519	103	0.76
Money market	4,500	11	0.98	3,528	48	1.36	2,371	35	1.48
Certificates of Deposit	44,971	234	2.08	40,255	1,010	2.52	38,410	1,516	4.00

Total interest-bearing deposits	$70,176	$266	1.52	$65,625	$1,293	1.97	$61,292	$1,724	2.81

Total deposits	$76,615	$266	1.39%	$72,345	$1,293	1.79%	$68,148	$1,724	2.53%

The following table shows our deposit flows during the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(In thousands)

Total deposits	$72,319	$64,473	$280,943	$388,239
Total withdrawals	(71,678)	(63,513)	(275,574)	(383,224)
Interest credited	267	340	1,292	1,724

Total increase in deposits	$908	$1,300	$6,661	$6,739

The following tables present, by various interest rate categories and maturities, the amount of certificates of deposit, excluding time deposits in individual retirement accounts, at March 31, 2010 and December 31, 2009.

	Balance at March 31, 2010
	Maturing in the 12 Months Ending March 31,
Certificates of Deposit	2011	2012	2013	Thereafter	Total
	(In thousands)

Less than 2.00%	$17,014	$728	$—	$—	$17,742
2.00% - 2.99%	12,100	2,590	—	—	14,690
3.00% - 3.99%	6,183	166	—	—	6,349
4.00% - 4.99%	170	—	—	—	170
5.00% - or more	—	—	—	—	—

Total certificate accounts	$35,467	$3,484	$—	$—	$38,951

	Balance at December 31, 2009
	Maturing in the 12 Months Ending December 31,
Certificates of Deposit	2010	2011	2012	Thereafter	Total
	(In thousands)

Less than 2.00%	$14,720	$237	$—	$—	$14,957
2.00% - 2.99%	14,512	2,782	—	—	17,294
3.00% - 3.99%	6,282	1,026	—	—	7,308
4.00% - 4.99%	476	—	—	—	476
5.00% - or more	—	—	—	—	—

Total certificate accounts	$35,990	$4,045	$—	$—	$40,035

The following tables show the maturities of our certificates of deposit of $100,000 or more at March 31, 2010 and December 31, 2009, respectively, by time remaining to maturity.

	At March 31, 2010
		Weighted
Quarter Ending:	Amount	Average Rate
	(Dollars in thousands)

June 30, 2010	$4,729	2.06%
September 30, 2010	5,799	2.08
December 31, 2010	4,220	2.43
March 31, 2011	1,820	2.02
After March 31, 2011	1,091	2.29

Total certificates of deposit with balances of $100,000 or more	$17,659	2.16%

	At December 31, 2009
		Weighted
Quarter Ending:	Amount	Average Rate
	(Dollars in thousands)

March 31, 2010	$6,867	2.13%
June 30, 2010	3,028	2.06
September 30, 2010	3,920	2.43
December 31, 2010	4,095	2.45
After December 31, 2010	1,075	2.06

Total certificates of deposit with balances of $100,000 or more	$18,985	2.27%

Borrowings.  Bank of Ruston may obtain advances from the Federal Home Loan Bank of Dallas upon the security of the common stock it owns in that bank and certain of its residential mortgage loans and mortgage-backed and other investment securities, provided certain standards related to creditworthiness have been met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.

As of March 31, 2010, Bank of Ruston was permitted to borrow up to an aggregate total of $32.9 million from the Federal Home Loan Bank of Dallas. Bank of Ruston did not have any Federal Home Loan Bank advances outstanding at March 31, 2010. Additionally, at March 31, 2010, Bank of Ruston was a party to a Master Purchase Agreement with First National Bankers Bank whereby Bank of Ruston may purchase Federal Funds from First National Bankers Bank in an amount not to exceed $2.5 million. There were no amounts purchased under this agreement as of March 31, 2010.

In addition to FHLB advances, our borrowings include securities sold under agreements to repurchase. Repurchase agreements are contracts for the sale of securities owned or borrowed by Bank of Ruston, with an agreement to repurchase those securities at an agreed upon price and date. We use repurchase agreements as an investment vehicle for our commercial sweep checking product. We enter into securities repurchase agreements with our commercial checking account customers under a sweep account arrangement. Account balances are swept on a daily basis into mortgage-backed securities purchases from us, which we agree to repurchase as the checking account is drawn upon by the customer. At March 31, 2010, our securities repurchase agreements amounted to $958,000 and all of such borrowings were short-term, having maturities of one year or less. The average balance of our securities sold under repurchase agreements for the three months ended March 31, 2010 was $712,000.

The following table shows certain information regarding our borrowings at or for the dates indicated:

	At or For the		At or For the
	Three Months		Year Ended
	Ended March 31,		December 31,
	2010	2009	2009	2008
	(Dollars in thousands)

FHLB advances and other borrowings:
Average balance outstanding	$712	$53	$1,070	$58
Maximum amount outstanding at any month-end during the period	1,137	53	960	61
Balance outstanding at end of period	958	—	907	53
Average interest rate during the period	1.00%	4.24%	2.62%	4.24%
Weighted average interest rate at end of period	1.00%	4.24%	1.03%	4.24%

We had no FHLB advances outstanding at March 31, 2010 or December 31, 2009.

Subsidiaries

At March 31, 2010, Bank of Ruston did not have any subsidiary companies.

Total Employees

Bank of Ruston had 30 full-time and two part-time employees at March 31, 2010. None of these employees are represented by a collective bargaining agreement, and Bank of Ruston believes that it enjoys good relations with its personnel.

Legal Proceedings

We are not presently involved in any legal proceedings of a material nature. From time to time, we are a party to legal proceedings incidental to our business to enforce our security interest in collateral pledged to secure loans made by Bank of Ruston.

Properties

We currently conduct business from our main office and one full-service banking office. The following table sets forth the net book value of the land, building and leasehold improvements and certain other information with respect to the our offices at March 31, 2010.

		Date of Lease	Net Book Value	Amount of
Description/Address	Leased/Owned	Expiration	of Property	Deposits
			(In thousands)

Main Office:
505 North Vienna Ruston, Louisiana 71270	Owned	N/A	$2,005	$75,229
Branch Office:
2109 Farmerville Highway Ruston, Louisiana 71270	Owned	N/A	1,730	1,622

Total			$3,735	$76,851

REGULATION

Set forth below is a brief description of certain laws relating to the regulation of Century Next Financial and Bank of Ruston after the proposed conversion. This description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

General

Bank of Ruston, as a federally chartered savings bank, is subject to federal regulation and oversight by the Office of Thrift Supervision extending to all aspects of its operations. Bank of Ruston also is subject to regulation and examination by the Federal Deposit Insurance Corporation, which insures the deposits of Bank of Ruston to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting shareholders.

Federal law provides the federal banking regulators, including the Office of Thrift Supervision and Federal Deposit Insurance Corporation, with substantial enforcement powers. The Office of Thrift Supervision’s enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Any change in such regulations, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision or Congress, could have a material adverse impact on Century Next Financial and Bank of Ruston and their operations.

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, the powers of the Office of Thrift Supervision regarding Bank of Ruston and Century Next Financial will transfer to other federal financial institution regulatory agencies on July 21, 2011, unless extended up to an additional six months. See “— Recently Enacted Regulatory Reform.” As of the transfer date, all of the regulatory functions related to Bank of Ruston that are currently under the jurisdiction of the Office of Thrift Supervision will transfer to the Office of the Comptroller of the Currency. In addition, as of that same date, all of the regulatory functions related to Century Next Financial, as a savings and loan holding company that are currently under the jurisdiction of the Office of Thrift Supervision, will transfer to the Federal Reserve.

Recently Enacted Regulatory Reform

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act. The financial reform and consumer protection act imposes new restrictions and an expanded framework of regulatory oversight for financial institutions, including depository institutions. In addition, the new law changes the jurisdictions of existing bank regulatory agencies and in particular transfers the regulation of federal savings associations from the Office of Thrift Supervision to the Office of Comptroller of the Currency, effective one year from the effective date of the legislation, with a potential extension up to six months. Savings and loan holding companies will be regulated by the Board of Governors of the Federal Reserve System. The new law also establishes an independent federal consumer protection bureau within the Federal Reserve. The following discussion summarizes significant aspects of the new law that may affect Bank of Ruston and Century Next Financial. Regulations implementing these changes have not been promulgated, so we cannot determine the full impact on our business and operations at this time.

The following aspects of the financial reform and consumer protection act are related to the operations of Bank of Ruston:

•	The Office of Thrift Supervision will be merged into the Office of the Comptroller of the Currency and the authority of the other two bank regulatory agencies restructured. The federal thrift charter will be preserved with the Federal Reserve given authority over savings and loan holding companies.

•	A new independent consumer financial protection bureau will be established within the Federal Reserve, empowered to exercise broad regulatory, supervisory and enforcement authority with respect to both new and existing consumer financial protection laws. Smaller financial institutions, like Bank of Ruston, will be subject to the supervision and enforcement of their primary federal banking regulator with respect to the federal consumer financial protection laws.

•	The Federal Deposit Insurance Act was amended to direct federal regulators to require depository institution holding companies to serve as a source of strength for their depository institution subsidiaries.

•	Tier 1 capital treatment for “hybrid” capital items like trust preferred securities is eliminated subject to various grandfathering and transition rules.

•	The current prohibition on payment of interest on demand deposits was repealed, effective July 21, 2011.

•	State law is preempted only if it would have a discriminatory effect on a federal savings association or is preempted by any other federal law. The Office of the Comptroller of the Currency must make a preemption determination on a case-by-case basis with respect to a particular state law or other state law with substantively equivalent terms.

•	Deposit insurance is permanently increased to $250,000 and unlimited deposit insurance for noninterest-bearing transaction accounts extended through January 1, 2013.

•	Deposit insurance assessment base calculation will equal the depository institution’s total assets minus the sum of its average tangible equity during the assessment period.

•	The minimum reserve ratio of the Deposit Insurance Fund increased to 1.35 percent of estimated annual insured deposits or assessment base; however, the Federal Deposit Insurance Corporation is directed to “offset the effect” of the increased reserve ratio for insured depository institutions with total consolidated assets of less than $10 billion.

The following aspects of the financial reform and consumer protection act are related to the operations of Century Next Financial:

•	Leverage capital requirements and risk based capital requirements applicable to depository institutions will be extended to thrift holding companies.

•	The Securities and Exchange Commission is authorized to adopt rules requiring public companies to make their proxy materials available to shareholders for nomination of their own candidates for election to the board of directors.

•	Public companies will be required to provide their shareholders with a non-binding vote: (i) at least once every three years on the compensation paid to executive officers, and (ii) at least once every six years on whether they should have a “say on pay” vote every one, two or three years.

•	A separate, non-binding shareholder vote will be required regarding golden parachutes for named executive officers when a shareholder vote takes place on mergers, acquisitions, dispositions or other transactions that would trigger the parachute payments.

•	Securities exchanges will be required to prohibit brokers from using their own discretion to vote shares not beneficially owned by them for certain “significant” matters, which include votes on the election of directors, executive compensation matters, and any other matter determined to be significant.

•	Stock exchanges, which does not include the OTC Bulletin Board, will be prohibited from listing the securities of any issuer that does not have a policy providing for (i) disclosure of its policy on incentive compensation payable on the basis of financial information reportable under the securities laws, and (ii) the recovery from current or former executive officers, following an accounting restatement triggered by material noncompliance with securities law reporting requirements, of any incentive compensation paid erroneously during the three-year period preceding the date on which the restatement was required that exceeds the amount that would have been paid on the basis of the restated financial information.

•	Disclosure in annual proxy materials will be required concerning the relationship between the executive compensation paid and the financial performance of the issuer.

•	Item 402 of Regulation S-K will be amended to require companies to disclose the ratio of the Chief Executive Officer’s annual total compensation to the median annual total compensation of all other employees.

•	Smaller reporting companies are exempt from complying with the internal control auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

Regulation of Century Next Financial Corporation

Holding Company Acquisitions.  Upon completion of the conversion, Century Next Financial will become a savings and loan holding company under the Home Owners’ Loan Act, as amended, and will be required to register with the Office of Thrift Supervision. Federal law generally prohibits a savings and loan holding company, without prior Office of Thrift Supervision approval, from acquiring the ownership or control of any other savings institution or savings and loan holding company, or all, or substantially all, of the assets or more than 5% of the voting shares of the savings institution or savings and loan holding company. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings institution not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the Office of Thrift Supervision.

The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Holding Company Activities.  Century Next Financial will operate as a unitary savings and loan holding company and will be permitted to engage only in the activities permitted for financial holding companies under Federal Reserve Board regulations or for multiple savings and loan holding companies. Multiple savings and loan holding companies are permitted to engage in the following activities: (i) activities permitted for a bank holding company under section 4(c) of the Bank Holding Company Act (unless the Director of the Office of Thrift Supervision prohibits or limits such 4(c) activities); (ii) furnishing or performing management services for a subsidiary savings association; (iii) conducting any insurance agency or escrow business; (iv) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings association; (v) holding or managing properties used or occupied by a subsidiary savings association; (vi) acting as trustee under deeds of trust; or (vii) activities authorized by regulation as of March 5, 1987, to be engaged in by multiple savings and loan holding companies. Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions, as described below. Bank of Ruston will be required to notify the Office of Thrift Supervision 30 days before declaring any dividend. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Securities Laws.  We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of our common stock to be issued pursuant to the conversion. In connection with the conversion, we intend to register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. We will then be subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Securities Exchange Act of 1934. Pursuant to Office of Thrift Supervision regulations and the plan of conversion, we have agreed to maintain such registration for a minimum of three years following Bank of Ruston’s mutual-to-stock conversion.

The Sarbanes-Oxley Act of 2002.  As a public company, Century Next Financial will be subject to the Sarbanes-Oxley Act of 2002, which implements a broad range of corporate governance and accounting measures for public companies designed to promote honesty and transparency in corporate America and better protect investors from corporate wrongdoing. The Sarbanes-Oxley Act’s principal legislation and the derivative regulation and rule-making promulgated by the SEC include:

•	the creation of an independent accounting oversight board;

•	auditor independence provisions that restrict non-audit services that accountants may provide to their audit clients;

•	additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer certify financial statements;

•	a requirement that companies establish and maintain a system of internal control over financial reporting and that a company’s management provide an annual report regarding its assessment of the effectiveness of such internal control over financial reporting to the company’s independent accountants and that such accountants provide an attestation report with respect to management’s assessment of the effectiveness of the company’s internal control over financial reporting;

•	the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement;

•	an increase in the oversight of, and enhancement of certain requirements relating to audit committees of public companies and how they interact with the company’s independent auditors;

•	the requirement that audit committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer;

•	the requirement that companies disclose whether at least one member of the audit committee is a “financial expert” (as such term is defined by the SEC) and if not, why not;

•	expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods;

•	a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions;

•	disclosure of a code of ethics and the requirement of filing of a Form 8-K for a change or waiver of such code;

•	mandatory disclosure by analysts of potential conflicts of interest; and

•	a range of enhanced penalties for fraud and other violations.

Regulation of Bank of Ruston

General.  As part of the conversion, Bank of Ruston will convert from a federally-chartered mutual savings bank to a federally chartered stock savings bank. The Office of Thrift Supervision will continue to be its primary federal regulator and has extensive authority over the operations of federally-chartered savings institutions. As part of this authority, Bank of Ruston is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The investment and lending authorities of savings institutions are prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision is primarily intended for the protection of depositors and the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation.

The Office of Thrift Supervision’s enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision.

Insurance of Accounts.  The deposits of the Bank are insured to the maximum extent permitted by the DIF and are backed by the full faith and credit of the U.S. Government. As insurer, the Federal Deposit Insurance Corporation is authorized to conduct examinations of, and to require reporting by, insured institutions. It also may prohibit any insured institution from engaging in any activity determined by regulation or order to pose a serious threat to the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action.

The Federal Deposit Insurance Corporation increased deposit insurance on most accounts from $100,000 to $250,000. In addition, pursuant to Section 13(c)(4)(G) of the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation has implemented two temporary programs to provide deposit insurance for the full amount of most noninterest bearing transaction deposit accounts through the end of 2013 and to guarantee certain unsecured debt of financial institutions and their holding companies through December 2012. For noninterest bearing transaction deposit accounts, including accounts swept from a noninterest bearing transaction account into a noninterest bearing savings deposit account, a 10 basis point annual rate surcharge is applied to deposit amounts in excess of $250,000. Bank of Ruston did not participate in the temporary liquidity guarantee program.

The Federal Deposit Insurance Corporation adopted a new risk-based premium system that provides for quarterly assessments based on an insured institution’s ranking in one of four risk categories based upon supervisory and capital evaluations. Well-capitalized institutions (generally those with CAMELS composite ratings of 1 or 2) are grouped in Risk Category I and assessed for deposit insurance at an annual rate of between five and seven basis points. The assessment rate for an individual institution is determined according to a formula based on a weighted average of the institution’s individual CAMELS component ratings plus either five financial ratios or, in the case of an institution with assets of $10.0 billion or more, the average ratings of its long-term debt. Institutions in Risk Categories II, III and IV are assessed at annual rates of 22, 32 and 45 basis points, respectively.

In addition, all institutions with deposits insured by the Federal Deposit Insurance Corporation are required to pay assessments to fund interest payments on bonds issued by the Financing Corporation, a mixed-ownership government corporation established to recapitalize the predecessor to the Deposit Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2019.

The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including Bank of Ruston, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Management is aware of no existing circumstances which would result in termination of Bank of Ruston’s deposit insurance.

On May 22, 2009, the Federal Deposit Insurance Corporation announced a five basis point special assessment on each insured depository institution’s assets minus its Tier 1 capital as of June 30, 2009. The Federal Deposit Insurance Corporation collected the special assessment on September 30, 2009. Based on our assets and Tier 1 capital at June 30, 2009, the impact of the special assessment was $36,000, which was expensed in the second quarter of fiscal 2009.

On November 12, 2009, the Federal Deposit Insurance Corporation approved a requirement for insured deposit institutions to prepay 13 quarters of estimated insurance assessments. Prepayment of the assessment was included with the December 30, 2009 invoice and totaled approximately $375,000. Unlike a special assessment, this prepayment will not immediately affect bank earnings. Banks will book the prepaid assessment as a non-earning asset and record the actual risk-based premium payments at the end of each quarter.

Regulatory Capital Requirements.  Federally insured savings institutions are required to maintain minimum levels of regulatory capital. The Office of Thrift Supervision has established capital standards consisting of a “tangible capital requirement,” a “leverage capital requirement” and “a risk-based capital requirement.” The Office of Thrift Supervision also is authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

Current Office of Thrift Supervision capital standards require savings institutions to satisfy the following capital requirements:

•	tangible capital requirement — “tangible” capital equal to at least 1.5% of adjusted total assets;

•	leverage capital requirement — “core” capital equal to at least 4.0% of adjusted total assets; and

•	risk-based capital requirement — “total” capital (a combination of core and “supplementary” capital) equal to at least 8.0% of “risk-weighted” assets.

Core capital generally consists of common stockholders’ equity (including retained earnings). Tangible capital generally equals core capital minus intangible assets, with only a limited exception for purchased mortgage servicing rights. The Bank had no intangible assets at March 31, 2010. Both core and tangible capital are further reduced by an amount equal to a savings institution’s debt and equity investments in subsidiaries engaged in activities not permissible to national banks (other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies). These adjustments do not affect Bank of Ruston’s regulatory capital.

In determining compliance with the risk-based capital requirement, a savings institution is allowed to include both core capital and supplementary capital in its total capital, provided that the amount of supplementary capital included does not exceed the savings institution’s core capital. Supplementary capital generally consists of general allowances for loan losses up to a maximum of 1.25% of risk-weighted assets, together with certain other items. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights range from 0% for cash and securities issued by the U.S. Government or unconditionally backed by the full faith and credit of the U.S. Government to 100% for loans (other than qualifying residential loans weighted at 80%) and repossessed assets.

Savings institutions must value securities available for sale at amortized cost for regulatory capital purposes. This means that in computing regulatory capital, savings institutions should add back any unrealized losses and deduct any unrealized gains, net of income taxes, on debt securities reported as a separate component of capital, as defined by generally accepted accounting principles.

At March 31, 2010, Bank of Ruston exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 9.6%, 9.6% and 13.6%, respectively.

Any savings institution that fails any of the capital requirements is subject to possible enforcement actions by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on the institution’s operations, termination of federal deposit insurance and the appointment of a conservator or receiver. The Office of Thrift Supervision’s capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.

Prompt Corrective Action.  The following table shows the amount of capital associated with the different capital categories set forth in the prompt corrective action regulations.

	Total Risk-Based	Tier 1 Risk-Based	Tier 1 Leverage
Capital Category	Capital	Capital	Capital

Well capitalized	10% or more	6% or more	5% or more
Adequately capitalized	8% or more	4% or more	4% or more
Undercapitalized	Less than 8%	Less than 4%	Less than 4%
Significantly undercapitalized	Less than 6%	Less than 3%	Less than 3%

In addition, an institution is “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Under specified circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized).

An institution generally must file a written capital restoration plan which meets specified requirements within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. A federal banking agency must provide the institution with written notice of approval or disapproval within 60 days after receiving a capital restoration plan, subject to extensions by the agency. An institution which is required to submit a capital restoration plan must concurrently submit a performance guaranty by each company that controls the institution. In addition, undercapitalized institutions are subject to various regulatory restrictions, and the appropriate federal banking agency also may take any number of discretionary supervisory actions.

At March 31, 2010, Bank of Ruston was deemed a well capitalized institution for purposes of the prompt corrective regulations and as such is not subject to the above mentioned restrictions.

The table below sets forth Bank of Ruston’s capital position relative to its regulatory capital requirements at March 31, 2010.

					To be Well Capitalized
			Required for Capital		Under Prompt Corrective		Excess Over
	Actual		Adequacy Purposes		Action Provisions		Well-Capitalized Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

Tier 1 risk-based capital	$8,547	13.35%	$2,562	4.0%	$3,842	6.0%	4,705	7.35%
Total risk-based capital	8,695	13.58	5,123	8.0	6,404	10.0	2,291	3.58
Tier 1 leverage capital	8,547	9.61	3,556	4.0	4,445	5.0	4,102	4.61
Tangible capital	8,547	9.61	1,333	1.5	N/A	N/A	N/A	N/A

Capital Distributions.  Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. A savings institution must file an application for Office of Thrift Supervision approval of the capital distribution if either (1) the total capital distributions for the applicable calendar year exceed the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years, (2) the institution would not be at least adequately capitalized following the distribution, (3) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a savings and loan holding company (as well as certain other institutions) must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

Qualified Thrift Lender Test.  All savings institutions are required to meet a qualified thrift lender, or QTL, test to avoid certain restrictions on their operations. A savings institution can comply with the QTL test by either qualifying as a domestic building and loan association as defined in the Internal Revenue Code or meeting the Office of Thrift Supervision QTL test.

Currently, the Office of Thrift Supervision QTL test requires that 65% of an institution’s “portfolio assets” (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. To be a qualified thrift lender under the IRS test, the savings institution must meet a “business operations test” and a “60 percent assets test,” each defined in the Internal Revenue Code.

If the savings institution fails to maintain its QTL status, the holding company’s activities are restricted. In addition, it must discontinue any non-permissible business, although the Office of Thrift Supervision may grant a grace period up to two years for good cause. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the savings institution is also prohibited from paying dividends and is subject to an enforcement action for violation of the Home Owners’ Loan Act, as amended. Nonetheless, any company that controls a savings institution that is not a qualified thrift lender must register as a bank holding company within one year of the savings institution’s failure to meet the QTL test.

Statutory penalty provisions require an institution that fails to remain a QTL to either become a national bank or be prohibited from the following:

•	Making any new investments or engaging in any new activity not allowed for both a national bank and a savings association;

•	Establishing any new branch office unless allowable for a national bank; and

•	Paying dividends unless allowable for a national bank.

Three years from the date a savings association should have become or ceases to be a QTL, by failing to meet either QTL test, the institution must dispose of any investment or not engage in any activity unless the investment or activity is allowed for both a national bank and a savings association.

At March 31, 2010, Bank of Ruston met the requirements to be deemed a QTL.

Community Reinvestment Act.  All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could result in restrictions on its activities. Bank of Ruston received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Limitations on Transactions with Affiliates.  Transactions between savings associations and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act as made applicable to savings associations by Section 11 of the Home Owners’ Loan Act. An affiliate of a savings association is any company or entity which controls, is controlled by or is under common control with the savings association. In a holding company context, the holding company of a savings association (such as Century Next Financial) and any companies which are controlled by such holding company are affiliates of the savings association. Generally, Section 23A limits the extent to which the savings association or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such association’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. Section 23B applies to “covered transactions” as well as certain other transactions and requires that all transactions be on terms substantially the same, or at least as favorable, to the savings association as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from and issuance of a guarantee to an affiliate and similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a savings association to an affiliate. In addition to the restrictions imposed by Sections 23A and 23B, a savings association is prohibited from (i) making a loan or other extension of credit to an affiliate, except for any affiliate which engages only in certain activities which are permissible for bank holding companies, or (ii) purchasing or investing in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.

In addition, Sections 22(g) and (h) of the Federal Reserve Act as made applicable to savings associations by Section 11 of the Home Owners’ Loan Act place restrictions on loans to executive officers, directors and principal shareholders of the savings association and its affiliates. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% shareholder of a savings association, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings association’s loans to one borrower limit (generally equal to 15% of the association’s unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal shareholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the association and (ii) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings association. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings association to all insiders cannot exceed the association’s unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. Bank of

Ruston currently is subject to Section 22(g) and (h) of the Federal Reserve Act and at March 31, 2010, was in compliance with the above restrictions.

Anti-Money Laundering.  All financial institutions, including savings and loan associations, are subject to federal laws that are designed to prevent the use of the U.S. financial system to fund terrorist activities. Financial institutions operating in the United States must develop anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such compliance programs are intended to supplement compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations. Bank of Ruston has established policies and procedures to ensure compliance with these provisions.

Federal Home Loan Bank System.  Bank of Ruston is a member of the Federal Home Loan Bank of Dallas, which is one of 12 regional Federal Home Loan Banks that administers the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the Federal Home Loan Bank. At March 31, 2010, Bank of Ruston did not have any Federal Home Loan Bank advances and $32.9 million available on its credit line with the Federal Home Loan Bank.

As a member, Bank of Ruston is required to purchase and maintain stock in the Federal Home Loan Bank of Dallas in an amount equal to at least 1.0% of its aggregate unpaid residential mortgage loans or similar obligations at the beginning of each year. At March 31, 2010, Bank of Ruston had $280,000 in Federal Home Loan Bank stock, which was in compliance with this requirement.

The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid in the past and could do so in the future. These contributions also could have an adverse effect on the value of Federal Home Loan Bank stock in the future.

Federal Reserve System.  The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. The required reserves must be maintained in the form of vault cash or an account at a Federal Reserve Bank. At March 31, 2010, Bank of Ruston had met its reserve requirement.

TAXATION

Federal Taxation

General.  Century Next Financial and Bank of Ruston will be subject to federal income taxation in the same general manner as other corporations with some exceptions listed below. The following discussion of federal, state and local income taxation is only intended to summarize certain pertinent income tax matters and is not a comprehensive description of the applicable tax rules. Bank of Ruston’s federal and state income tax returns for taxable years through December 31, 2005 have been closed for purposes of examination by the Internal Revenue Service.

Upon completion of the conversion, Century Next Financial will file a consolidated federal income tax return with Bank of Ruston. Accordingly, it is anticipated that any cash distributions made by Century Next Financial to its shareholders would be treated as cash dividends and not as a non-taxable return of capital to shareholders for federal and state tax purposes.

Method of Accounting.  For federal income tax purposes, Bank of Ruston reports income and expenses on the accrual method of accounting and uses a December 31 tax year for filing its federal income tax return.

Bad Debt Reserves.  The Small Business Job Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to that time, Bank of Ruston was permitted to establish a reserve for bad debts and to make additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. As a result of the Small Business Job Protection Act of 1996, savings associations must use the specific charge-off method in computing their bad debt deduction beginning with their 1996 federal tax return. In addition, federal legislation required the recapture over a six year period of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987.

Taxable Distributions and Recapture.  Prior to the Small Business Job Protection Act of 1996, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if Bank of Ruston failed to meet certain thrift asset and definitional tests. New federal legislation eliminated these savings association related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should Bank of Ruston make certain non-dividend distributions or cease to maintain a bank charter.

At March 31, 2010, the total federal pre-1988 reserve was approximately $1.2 million. The reserve reflects the cumulative effects of federal tax deductions by Bank of Ruston for which no federal income tax provisions have been made.

Alternative Minimum Tax.  The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences. The alternative minimum tax is payable to the extent such alternative minimum tax income is in excess of the regular income tax. Net operating losses, of which Bank of Ruston has none, can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Bank of Ruston has not been subject to the alternative minimum tax or any such amounts available as credits for carryover.

Net Operating Loss Carryovers.  For net operating losses in years beginning after August 5, 1997, net operating losses can be carried back to the two years preceding the loss year and forward to the 20 years following the loss year. At March 31, 2010, Bank of Ruston had no net operating loss carry forwards for federal income tax purposes.

Corporate Dividends-Received Deduction.  Century Next Financial may exclude from its income 100% of dividends received from Bank of Ruston as a member of the same affiliated group of corporations. The corporate dividends received deduction is 80% in the case of dividends received from corporations which a corporate recipient owns less than 80%, but at least 20% of the distribution corporation. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received.

State and Local Taxation

Century Next Financial will be subject to the Louisiana Corporation Income Tax based on our Louisiana taxable income. The Corporation Income Tax applies at graduated rates from 4% upon the first $25,000 of Louisiana taxable income to 8% on all Louisiana taxable income in excess of $200,000. For these purposes, “Louisiana taxable income” means net income which is earned by us within or derived from sources within the State of Louisiana, after adjustments permitted under Louisiana law, including a federal income tax deduction. In addition, Bank of Ruston will be subject to the Louisiana Shares Tax which is imposed on the assessed value of Bank of Ruston’s capital. The formula for deriving the assessed value is to apply the applicable rate to the sum of:

(a) 20% of our capitalized earnings, plus

(b) 80% of our taxable stockholders’ equity, minus

(c) 50% of our real and personal property assessment.

Various items may also be subtracted in calculating a company’s capitalized earnings. We believe that the Louisiana Shares Tax will result in a significant additional tax liability following the conversion on an annual basis. See “Pro Forma Data.”

MANAGEMENT

Management of Century Next Financial and Bank of Ruston

Century Next Financial’s board of directors is divided into three classes, each of which contains approximately one-third of the board. Our directors will be elected by shareholders for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Denny and Thurmon, will have a term of office expiring at the first annual meeting of shareholders after the conversion, a second class, consisting of Messrs. Rogers, Reneau and Thompson, will have a term of office expiring at the second annual meeting of shareholders and a third class, consisting of Messrs. Hogan, Walpole and Ewing will have a term of office expiring at the third annual meeting of shareholders. None of our directors are related to any of Century Next Financial’s other directors or executive officers by first cousin or closer. We have determined that directors Ewing, Reneau, Thompson, Thurmon and Walpole are independent directors as defined in the rules of the Nasdaq Stock Market. The following table sets forth certain information regarding our directors, all of whom also serve as directors of Bank of Ruston. Ages are reflected as of March 31, 2010.

		Director of
	Age and Position with Bank of Ruston and	Bank of Ruston
Name	Principal Occupation During the Past Five Years	Since

Benjamin L. Denny	Director. President and Chief Executive Officer since March 1992. Age 61.	1992
	As President and Chief Executive Officer, Mr. Denny brings to the Board significant knowledge of Bank of Ruston’s operations. Mr. Denny also has gained valuable banking and institutional knowledge from his 41 years of service in the financial institutions industry and his long-standing ties to the local business and legal community in the Ruston area.
J. Brandon Ewing	Director. Owner of Ewing Timber L.L.C. located in Jonesboro, Louisiana. Age 41.	2006
	Mr. Ewing brings significant business, management and financial expertise to the Board as the owner of a family operated business.
William D. Hogan	Director. Executive Vice President, Business Development of Bank of Ruston since 2008. Previously, Owner and Senior Vice President of Sales at Hogan Hardwoods, Ruston, Louisiana from 2001 to 2008. Age 47.	1996
	Mr. Hogan brings financial and business expertise to the Board as our Executive Vice President, Business Development. Mr. Hogan has gained financial expertise though his service on our Board since 1996 and his prior term as an officer of a hardwoods and architectural building products supplier. Mr. Hogan owned and managed Builders Supply of Ruston from 1991 to 2001.
Dr. Daniel D. Reneau	Director. President of Louisiana Tech University, located in Ruston, Louisiana, since July 1987. Age 69.	1982
	Mr. Reneau brings significant leadership and management expertise to the Board as the President of a Louisiana research university.
Thomas W. Rogers, Esq.	Chairman of the Board since February 2005. Partner with Napper, Madden & Rogers, located in Ruston, Louisiana since January 1979. Age 57.	1996
	As a partner in a local law firm, Mr. Rogers brings significant knowledge of the local legal community and operations of Bank of Ruston having served as legal counsel.

		Director of
	Age and Position with Bank of Ruston and	Bank of Ruston
Name	Principal Occupation During the Past Five Years	Since

Scott R. Thompson	Director. Owner of STC, LLC. Located in Ruston, Louisiana. Age 52.	2005
	Mr. Thompson brings to the Board significant business and management expertise as well as knowledge of the local real estate market as the owner of a local construction company.
Dewey C. Thurmon	Director. Retired Owner of Thurmon Oil Company, located in Ruston, Louisiana. Age 92.	1977
	Mr. Thurmon brings valuable insight and knowledge to the Board through his tenure as the longest serving member of the Board since 1977. Mr. Thurmon also has long-standing ties to the local business community in the Ruston area.
Neal Walpole	Director. President of Walpole Tire Service, located in Ruston, Louisiana for over 30 years. Age 57.	2003
	Mr. Walpole brings significant business and management expertise and knowledge of the local business community from his years of service as President of a local service company.

Executive Officers Who are Not Also Directors

G. Randall Allison, age 60 years, has served as Vice President, Chief Financial Officer, Secretary and Treasurer of Bank of Ruston since May 2008. Mr. Allison previously served as an Accounting Manager at Davison Transport, Inc., Ruston, Louisiana from 2003 to May 2008. Mr. Allison previously served in various operational and accounting positions with Ruston State Bank from 1971 to 2003.

Barbara L. Ford, age 44 years, has served as Senior Vice President and Information Technology Officer of Bank of Ruston since July 2005.

James H. Hall, age 67 years, has served as Senior Vice President and Chief Credit Officer of Bank of Ruston since March 2000. For the 29 year period prior thereto, Mr. Hall served as a commercial lender in the local banking industry.

Lorie R. Hamlin, age 29 years, has served as Vice President and Operations Manager of Bank of Ruston since January 2010 and January 2009, respectively. Previously, Ms. Hamlin served as Assistant Operations Manager from 2006 to January 2009 and prior thereto, in other positions with Bank of Ruston since 2000.

Warren L. Post, age 58 years, has served as Vice President and Mortgage Lender of Bank of Ruston since August 1994. Previously, Mr. Post served as a mortgage lender with Ruston State Bank from 1983 to 1994.

Our executive officers are elected annually and hold office until their successors have been elected and qualified or until death, resignation or removal by the board of directors.

Committees of the Board of Directors of Century Next Financial and Bank of Ruston.

Regular meetings of the board of directors of Century Next Financial are held monthly and special meetings may be held from time-to-time as needed. The board of directors of Bank of Ruston has established a Compensation Committee and Nominating Committee. The current members of the Compensation Committee are Messrs. Thompson, Walpole and Rogers, who is chairman. Members of the Nominating Committee are Messrs. Thompson, Walpole and Hogan, who is chairman. We expect the Compensation Committee and Nominating Committee of Century Next Financial to be similar to those of Bank of Ruston.

In connection with the conversion, Century Next Financial will establish an audit committee which will operate in accordance with a written charter. We expect that all of the members of the audit committee would be considered independent directors as defined by the regulations of the Securities and Exchange Commission. Members of the compensation and nominating committees would not be required to be independent as a result of our listing on the OTC Bulletin Board. To the extent we establish such committees we expect that they will operate in accordance with written charters.

Director Compensation

Initially, our directors will not be compensated by Century Next Financial but will serve on the Board of, and be compensated by, Bank of Ruston. Following the conversion, board and committee fees will be paid by Century Next Financial. Each director of Bank of Ruston currently receives $400 per month for board meetings, regardless of attendance and $125 per week for committee meetings, regardless of the number of committees on which he serves. Mr. Rogers also receives compensation from Bank of Ruston for legal services provided as counsel to the bank, which did not exceed $120,000 for fiscal 2009. We expect our fee structure will change following the conversion such that directors will receive an annual retainer of $7,500, paid monthly, and board and committee fees of $100 and $50, respectively, paid if attended.

Board Leadership Structure

Mr. Benjamin Denny serves as our President and Chief Executive Officer and Mr. Thomas Rogers serves as our Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and President enhances Board independence and oversight. Further, the separation of the Chairman of the Board permits the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of Bank of Ruston, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the Board of Directors in its fundamental role of providing independent oversight and advice to management.

Board’s Role in Risk Oversight

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks Bank of Ruston faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. In this regard, the Chairman of the Board meets regularly with management to discuss strategy and risks facing Bank of Ruston.

Bank of Ruston has established a compliance committee that reviews and assesses our systems of internal control and meets and reviews the report of our compliance officer on a monthly basis. The members of the compliance committee are the senior officers of each of our business departments. Bank of Ruston also has established an information technology committee which meets on an as needed basis and also consists of members of senior management. Reports of the compliance and information technology committees are reviewed by the full Board.

Director Compensation Table.  The following table sets forth total compensation paid to each director of Bank of Ruston during fiscal 2009, other than Messrs. Denny and Hogan whose compensation is set forth below under “— Executive Compensation.” There was no above-market or preferential earnings on deferred compensation of directors under our deferred compensation plan.

	Board/Committee
	Fees Earned or Paid		All Other
Name	in Cash		Compensation(1)	Total

Benjamin L. Denny	$11,300		$—	$11,300
J. Brandon Ewing	11,300	(2)	—	11,300
William D. Hogan	11,300	(2)	—	11,300
Dr. Daniel D. Reneau	11,300		—	11,300
Thomas W. Rogers, Esq.	11,300	(2)	—	11,300
Scott R. Thompson	11,300	(2)	—	11,300
Dewey C. Thurmon	11,300		557	11,857
Neal Walpole	11,300	(2)	—	11,300

(1)	Includes for Mr. Thurmon, annual retirement benefits paid pursuant to the Indexed Deferred Compensation Benefit Plan.

(2)	Includes amounts deferred at the election of the director pursuant to the Directors’ Deferral Income Plan.

Directors’ Indexed Deferred Compensation Plan

In August 1996, Bank of Ruston established the Ruston Building & Loan Association Indexed Deferred Compensation Benefit Agreement for William Hogan, Daniel Reneau and Thomas Rogers. Similar agreements were entered into with Johnson Walpole in October 2003 and Scott Thompson in November 2005. The agreements were each amended and restated effective as of January 1, 2007 as the Bank of Ruston Directors’ Indexed Deferred Compensation Plan in order to conform to changes in the tax laws under Section 409A of the Internal Revenue Code and the regulations thereunder and to make certain changes to the benefit formula under the plan. Jefferson Ewing became a new participant in the plan effective as of January 1, 2007.

The prior agreements provided eligible participants with an indexed retirement benefit based on the growth of a hypothetical universal life insurance contract. Pre-retirement death benefits were also provided under the prior agreements for designated beneficiaries of participants who do not survive until retirement. At the time the agreements were restructured, the benefit formula was changed to make it easier to calculate the amount of the retirement benefit. The new retirement benefit formula is measured on the cash value increase on a certain group of life insurance contracts designated by Bank of Ruston. Participants who had accumulated benefits under the prior agreements will continue to be eligible to receive such accumulated benefit upon retirement, in addition to any amounts accrued for their benefit under the restructured agreements.

Retirement benefits are payable annually on the first day of each year following the participant’s retirement date for a total of twenty years. If a participant terminates service for any reason other than death or for cause prior to reaching his retirement age, he shall receive the vested portion of his accrued benefit determined as of the last day of the prior plan year payable in twenty annual installments commencing on the first day of the year coincident with or following his retirement date. All benefits are forfeited if the participant is terminated for cause. Pre-retirement death benefits are provided to the participant’s designated beneficiaries in an amount equal to the lump sum value of the participant’s accrued benefit under the plan. In addition, the participant’s designated beneficiary shall receive a specified pre-retirement death benefit payable annually for ten years commencing on the first day of the month following the participant’s date of death. If the participant dies after commencement of retirement benefits under the plan, or after becoming entitled to receive the retirement benefits under the plan but prior to their commencement, the payments or the remainder thereof shall be paid to the participant’s beneficiary at the same time and in the same manner as such payments would have been made to the participant.

Directors’ Deferral Income Plan

In October 2003, Bank of Ruston established the Directors’ Deferral Income Plan for William Hogan, Thomas Rogers and Johnson Walpole. A similar agreement was entered into with Scott Thompson in December 2005. The 2003 and 2005 agreements were amended and restated effective as of January 1, 2008 in order to conform to changes in the tax laws under Section 409A of the Internal Revenue Code and the regulations thereunder. Jefferson Ewing became a new participant in the plan effective as of January 1, 2009. Under the plan, participants may elect to defer up to 100% of their directors fees and/or bonus earned during a calendar year. Participants’ accounts also will be credited with interest annually based on the hypothetical performance of a group of selected asset funds until the date distributions begin, and thereafter a rate equal to 5% per annum. All amounts deferred by a director are fully vested at all times.

Upon termination of a director’s service with Bank of Ruston, we will pay the amounts credited to the director’s deferred fee account. The amounts will be paid in substantially equal annual installments for a term of one hundred twenty months, or in a lump sum in the event a participant is terminated for cause. In the event of a participant’s death while in the service of Bank of Ruston, his designated beneficiary will receive the balance of the participant’s deferred fee account commencing on the first day of the month following the participant’s date of death payable for a term of one hundred twenty months. The plan also provides for limited hardship withdrawals in the event a participant incurs an unforeseeable emergency. In the event of a change in control followed by the participant’s termination of employment other than due to death or disability, the participant will receive the value of his deferred fee account in a single lump sum payment.

Executive Compensation

The following table shows the compensation paid by Bank of Ruston to its President and Chief Executive Officer and Executive Vice President, Business Development for the year ended December 31, 2009. No other executive officer of Bank of Ruston received total compensation in excess of $100,000 during fiscal 2009.

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Total

Benjamin L. Denny President and Chief Executive Officer	2009	$132,200	$1,322	$18,419	$151,941
William D. Hogan Executive Vice President, Business Development	2009	119,465	1,195	17,384	138,044

(1)	All other compensation does not include amounts attributable to other miscellaneous benefits. The costs to Bank of Ruston of providing such benefits during fiscal 2009 did not exceed $10,000. Includes for Messrs. Denny and Hogan, directors and committee fees of $11,300, matching contributions under Bank of Ruston’s 401(k) retirement plan and excess life insurance premiums.

The board of directors approved Mr. Denny’s base salary of $132,200 for fiscal 2009, which was an increase of 5.0% from fiscal 2008. The dollar amount of total salary was based on the board’s perception of the local market for chief executive officer compensation and was intended to ensure that Bank of Ruston remained competitive in attracting and retaining a qualified chief executive officer.

Death Benefit Only Income Continuation Plan

In November 2005, Bank of Ruston established the Death Benefit Only Income Continuation Plan in order to provide a minimum level of income continuation benefits to the beneficiaries of certain of our key employees in the event of such individual’s death while in the service of Bank of Ruston. The only current participant in the plan is James Hall, our chief credit officer. In the event of Mr. Hall’s death prior to reaching the later of age 70 or his actual date of retirement, we will pay Mr. Hall’s beneficiary three thousand dollars ($3,000) monthly for a total of two hundred forty months commencing upon the first day of the month following his date of death. Upon termination of employment or retirement from Bank of Ruston, all benefits are forfeited under the plan.

Officers’ Deferred Compensation Plan

In October 1993, Bank of Ruston established the Ruston Building & Loan Association Salary Continuation Agreement for Benjamin Denny. A similar agreement was entered into with Warren Post in November 1999. The 1993 and 1999 agreements were amended and restated effective as of January 1, 2008 as the Officers’ Deferred Compensation Plan in order to conform to changes in the tax laws under Section 409A of the Internal Revenue Code and the regulations thereunder. James Hall became a new participant in the plan as of January 1, 2008.

The plan provides eligible employees with a specified amount of retirement benefits in addition to those provided by our tax-qualified retirement plans, which are limited due to certain restrictions and limitations of the Internal Revenue Code. Pre-retirement death benefits are also provided for designated beneficiaries of participants (other than Mr. Hall) who do not survive until retirement. Retirement benefits commence on the later of the first day of the year coincident with or following the participant’s actual retirement or the date specified in the officer’s individual participation agreement, and are payable in equal monthly installments for the greater of one hundred twenty months or the participant’s lifetime. A participant who terminates employment for reasons other than death or cause prior to his retirement date shall receive the amount of his accrued benefit payable in one hundred twenty monthly installments commencing on the first day of the year coincident with or next following the participant’s retirement date. All benefits are forfeited if the participant is terminated for cause.

If the participant dies while in the service of Bank of Ruston and prior to commencement of payments under the plan, the retirement benefit under the plan shall be forfeited and the participant’s designated beneficiaries (other than Mr. Hall’s) shall instead be entitled to receive the pre-retirement death benefit commencing on the first day of the month coincident with or following the participant’s date of death payable for two hundred forty months. If the participant dies after commencement of retirement benefits under the plan, or after becoming entitled to receive the retirement benefits under the plan but prior to their commencement, the monthly payments or the remainder thereof shall be paid to the participant’s beneficiary at the same time and in the same manner as such payments would have been made to the participant. Benefits under the plan are reduced dollar for dollar if a participant becomes disabled and is receiving payments under one of our disability policies.

Defined Benefit Pension Plan

Bank of Ruston participates in a multiple-employer, noncontributory defined benefit retirement plan sponsored by the Pentegra Defined Benefit Plan for Financial Institutions. Effective March 1, 2007, Bank of Ruston elected to freeze benefit accruals provided under the plan to existing participants, to cease future benefit accruals, and to cease new eligibility for plan entry for employees hired on and after March 1, 2007. Those participants who had met the eligibility requirements as of March 1, 2007 will receive a benefit equal to the benefit accrued under the plan as of that date.

Bank of Ruston is contingently liable for contributing ongoing administrative fees, including payment of Pension Benefit Guaranty Corporation premiums assessed on an annual plan year valuation basis. Bank of Ruston is also contingently liable for contributions to the Plan to the extent a prescribed funding shortfall is determined through the annual valuation reporting for the July 1 through June 30 plan year.

Prior to March 2007, the plan covered substantially all Bank of Ruston’s employees, provided employees completed 12 consecutive months of service during which one thousand (1,000) hours of service were completed. Benefits were based upon each participant’s benefit service and average annual compensation, with each participant becoming fully vested upon completion of 5 years of qualifying service. A participant who terminates employment prior to age 65 and is vested in a benefit is entitled to an annual early retirement benefit. Payment of an early retirement benefit may commence as early as age 45, in which case the accrued benefit will be reduced by applying actuarial equivalence factors for each year that precedes age 65. Normal and early retirement benefits are generally payable over the lifetime of the participant and designated beneficiary and include a death benefit feature upon the participant’s death. Optional forms of distribution under the plan include various forms of annuity payment, including a higher lifetime benefit with no contingent death benefit or a 50% or 100% joint and survivor annuity.

401(k) Plan

Bank of Ruston sponsors the Bank of Ruston 401(k) Plan which is a qualified, tax-exempt defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. An employee of Bank of Ruston is eligible to become a participant in the plan after completing one month of employment in which the employee completed at least 83.33 hours of service. Eligible employees are entitled to enter the 401(k) plan on a monthly basis.

Under the 401(k) plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 50% of compensation, or (ii) $16,500 (for 2010, as indexed annually). Participants who are age 50 or older are permitted to make “catch up” contributions to the plan up to $5,500 (for 2010, as indexed annually). Bank of Ruston currently contributes a matching contribution amount equal to 75% of the first 6% of the employee’s contribution.

The 401(k) plan permits employees to direct the investment of his or her own accounts into various investment options including an employer stock fund. Participants are entitled to direct the trustee as to how to vote his or her allocable shares of common stock in the employer stock fund.

Plan benefits generally will be paid to each participant in the form of a single cash payment at normal retirement age unless an earlier payment is selected, or in installments over a period not in excess of his remaining life expectancy. If a participant dies prior to receipt of the entire value of his or her 401(k) plan account, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant’s death. If the beneficiary is not the participant’s spouse, payment will be made within one year of the date of death.

If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. Normal retirement age under the 401(k) plan is age 65.

New Stock Benefit Plans

Employee Stock Ownership Plan.  Century Next Financial has established an employee stock ownership plan for our employees to become effective upon completion of the conversion. Employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in Century Next Financial’s employee stock ownership plan.

As part of the conversion, in order to fund the purchase of up to 8.0% of the common stock issued in the conversion, or 54,400 shares and 73,600 shares based on the minimum and maximum of the offering range, respectively, we anticipate that the employee stock ownership plan will borrow funds from Century Next Financial. We anticipate that such loan will equal 100% of the aggregate purchase price of the common stock acquired by our employee stock ownership plan. We have agreed to loan the employee stock ownership plan the funds necessary to purchase shares. If the employee stock ownership plan’s order is not completely filled in the offering we expect that the employee stock ownership plan will purchase shares in the open market after the conversion is completed at a price which may be more or less than $10.00 per share. The loan to the employee stock ownership plan, which will have a term of 20 years, will be repaid principally from Bank of Ruston’s contributions to the employee stock ownership plan and the collateral for the loan will be the common stock purchased by the employee stock ownership plan. The interest rate for the employee stock ownership plan loan will be fixed and is expected to be at the prime rate on the date the employee stock ownership plan enters into the loan. We may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by Century Next Financial or upon the sale of treasury shares by Century Next Financial. Such purchases, if made, would be funded through additional borrowings by the employee stock ownership plan or additional contributions from Century Next Financial or from Bank of Ruston. The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by our employee stock ownership plan with the loan proceeds will be held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made. Shares released from the employee stock ownership plan will be allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s compensation, consisting of salary and bonus, to the total of such compensation of all eligible employee stock ownership plan participants. Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees. Account balances of participants in the employee stock ownership plan will be 100% vested after three years of service. Credit is given for years of service with Bank of Ruston prior to adoption of the employee stock ownership plan. In the case of a “change in control,” as defined in the employee stock ownership plan, however, participants will become immediately fully vested in their account balances. Participants will also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.

Generally accepted accounting principles require that any third party borrowing by our employee stock ownership plan be reflected as a liability on our statement of financial condition. Since the employee stock ownership plan is borrowing from us, the loan will not be treated as a liability but instead will be excluded from shareholders’ equity. If the employee stock ownership plan purchases newly issued shares from Century Next Financial, total shareholders’ equity would neither increase nor decrease, but per share shareholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

Our employee stock ownership plan will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.

Stock Option Plan.  Following completion of the conversion, we intend to adopt a stock option plan, which will be designed to attract and retain qualified personnel, provide directors, officers and employees with a proprietary interest in Century Next Financial as an incentive to contribute to our success and reward employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code and non-incentive or compensatory stock options. Options may be granted to our directors, officers and employees. The stock option plan will be administered and interpreted by a committee of the board of directors composed of independent directors. Unless terminated earlier, the stock option plan shall continue in effect for a period of 10 years from the date the stock option plan is adopted by the board of directors.

Under the stock option plan, a committee will determine which directors, officers and employees will be granted options, whether options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each option, whether options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of an incentive stock option will be at least equal the fair market value of a share of common stock on the date the option is granted, or 110% of fair market value in the case of incentive stock options granted to employees who are 10% shareholders.

At a meeting of our shareholders at least six months after the conversion, we intend to present the stock option plan to shareholders for their approval and to reserve an amount equal to 10.0% of the shares of common stock issued in the conversion, which would be 68,000 shares or 92,000 shares based on the minimum and maximum of the offering range, respectively, for issuance under the stock option plan. Century Next Financial will be subject to applicable regulations of the Office of Thrift Supervision which provide that if the stock option plan is adopted within twelve months after the conversion, it must be approved by a majority of the total votes eligible to be cast by shareholders. If the stock option plan is implemented more than one year after the conversion, the plan must be approved by a majority of the shares of Century Next Financial present and voting at the meeting of shareholders. In addition, Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, no individual officer or employee may receive more than 25% of the options granted under the stock option plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the stock option plan. Office of Thrift Supervision regulations also provide that the exercise price of any options granted under any such plan must be at least equal to the fair market value of the common stock as of the date of grant. Further, options under such plan generally are required to vest no more rapidly than over a five year period at 20% per year. Century Next Financial intends that the stock option plan will comply with all applicable regulations of the Office of Thrift Supervision. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to five years following the death, disability or other termination of the optionee’s employment or service as a director. However, failure to exercise incentive stock options within ninety days after the date on which the optionee’s employment terminates may result in the loss of incentive stock option treatment for federal income tax purposes.

At the time an option is granted pursuant to the stock option plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of common stock. The shares reserved for issuance under the stock option plan may be authorized but previously unissued shares, treasury shares, or shares purchased by Century Next Financial on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the stock option plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding.

Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. A holder of incentive stock options who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to us at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and we will be entitled to a deduction in the amount of income so recognized by the optionee.

Recognition and Retention Plan.  After completion of the conversion, we also intend to adopt a recognition and retention plan for our directors, officers and employees. The objective of the recognition and retention plan will be to enable us to provide directors, officers and employees with a proprietary interest in Century Next Financial as an incentive to contribute to our success. We intend to present the recognition and retention plan to our shareholders for their approval at a meeting of shareholders. Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, shares granted under the plan generally are required to vest no more rapidly than over a five year period at 20% per year. In addition, regulations of the Office of Thrift Supervision require that if the recognition and retention is adopted within twelve months after the conversion, it must be approved by a majority of the total votes eligible to be cast by shareholders. If the recognition and retention plan is implemented more than one year after the conversion, the plan must be approved by a majority of the shares of Century Next Financial present and voting at the meeting of shareholders. Century Next Financial intends that the recognition and retention plan will comply with all then applicable regulation of the Office of Thrift Supervision.

The recognition and retention plan will be administered by a committee of Century Next Financial’s board of directors, which will have the responsibility to invest all funds contributed to the trust created for the recognition and retention plan. We will contribute sufficient funds to the trust so that it can purchase, following the receipt of shareholder approval, a number of shares equal to an aggregate of 4.0% of the common stock issued in the conversion, which would be 27,200 shares or 36,800 shares based on the minimum and maximum of the offering range, respectively. Shares of common stock granted pursuant to the recognition and retention plan generally will be in the form of restricted stock vesting as described above. For accounting purposes, compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares are earned. A recipient will be entitled to all voting and other shareholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the trust. Under the terms of the recognition and retention plan, recipients of awards will be entitled to instruct the trustees of the recognition and retention plan as to how the underlying shares should be voted, and the trustees will be entitled to vote all unallocated shares in their discretion. If a recipient’s employment is terminated as a result of death or disability, or in connection with a change in control, all restrictions will expire and all allocated shares will become unrestricted. We will be able to terminate the recognition and retention plan at any time, and if we do so, any shares not allocated will revert to Century Next Financial. Recipients of grants under the recognition and retention plan will not be required to make any payment at the time of grant or when the underlying shares of common stock become vested, other than for certain recipients, payment of withholding taxes.

Transactions With Related Persons

Bank of Ruston offers extensions of credit to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and other proposes. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Bank of Ruston and none of such loans involve more than the normal risk of collectability or present other unfavorable features.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as Bank of Ruston, to its executive officers, directors and, to the extent otherwise permitted, principal shareholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

PROPOSED PURCHASES OF COMMON STOCK BY MANAGEMENT

The following table sets forth, for each of our directors, who are currently directors of Bank of Ruston, and executive officers (and their associates) and for all of our directors and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through Individual Retirement Accounts and the Bank of Ruston 401(k) Plan. Any purchases made by our directors or executive officers in the offering are being made for investment purposes only and not with a view toward resale. The percentages are based on the minimum and maximum of the offering range.

	Number of		Percent	Percent
Name	Shares	Amount ($)	at Minimum	at Maximum

Directors:
Benjamin L. Denny	22,000	$220,000	3.2%	2.4%
J. Brandon Ewing	20,000	200,000	2.9	2.2
William D. Hogan	20,000	200,000	2.9	2.2
Dr. Daniel D. Reneau	10,000	100,000	1.5	1.1
Thomas W. Rogers, Esq.	35,000	350,000	5.1	3.8
Scott R. Thompson	20,000	200,000	2.9	2.2
Dewey C. Thurmon	25,000	250,000	3.7	2.7
Neal Walpole	15,000	150,000	2.2	1.6
Executive Officers:
G. Randall Allison	10,000	100,000	1.5	1.1
Barbara L. Ford	6,000	60,000	*	*
James H. Hall	12,500	125,000	1.8	1.4
Lorie R. Hamlin	—	—	*	*
Warren L. Post	3,000	30,000	*	*

All Directors and Executive Officers as a Group (13 persons)	198,500	$1,985,000	29.2%	21.6%

*	Represents less than 1% of outstanding common stock.

THE CONVERSION AND OFFERING

Bank of Ruston’s board of directors has approved the plan of conversion, as has the Office of Thrift Supervision, subject to approval by the members of Bank of Ruston entitled to vote on the matter and the satisfaction of certain other conditions. Office of Thrift Supervision approval, however, does not constitute a recommendation or endorsement of the plan of conversion by the Office of Thrift Supervision.

General

On May 18, 2010, the board of directors of Bank of Ruston unanimously approved the plan of conversion pursuant to which we will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank also to be known as “Bank of Ruston.” We will offer and sell the common stock of Century Next Financial which will hold all of the common stock of Bank of Ruston following the conversion. The plan of conversion has been conditionally approved by the Office of Thrift Supervision, subject to, among other things, approval of the plan by the members of Bank of Ruston. A special meeting has been called for this purpose to be held on               , 2010.

In adopting the plan of conversion, our board of directors determined that the conversion was advisable and in the best interests of Bank of Ruston and its members. The board further determined that the interests of certain depositors in the net worth of Bank of Ruston would be equitably provided for and that the conversion would not have any adverse impact on the reserves and net worth of Bank of Ruston.

We have received approval from the Office of Thrift Supervision for Century Next Financial to become a savings and loan holding company and to acquire all of the common stock of Bank of Ruston. Century Next Financial will contribute 60% of the net proceeds from the sale of the common stock of Century Next Financial in the offering to Bank of Ruston with the remaining 40% of the net proceeds being retained by Century Next Financial for our general corporate purposes. Based on the minimum and maximum of the offering range, we intend to use approximately $544,000, and approximately $736,000, at the minimum and maximum of the offering range, respectively, of the net proceeds retained by us to loan funds to our employee stock ownership plan to enable it to purchase up to 8% of the common stock of Century Next Financial. The conversion will not be completed unless we sell shares of common stock equal to our appraised value.

The plan of conversion provides generally that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our employee stock ownership plan, supplemental eligible account holders and other members of Bank of Ruston. In addition, subject to the prior rights of holders of subscription rights, we may elect to offer the shares of common stock not subscribed for in the subscription offering, if any, for sale in a community offering commencing during or upon completion of the subscription offering. See “— Subscription Offering and Subscription Rights” and “— Community Offering” below. We have the right to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the community offering.

The aggregate price of the shares of common stock to be issued in the conversion will be within the offering range, which was determined based upon an independent appraisal of the estimated pro forma market value of the common stock. The offering range is currently $6.8 million to $9.2 million. All shares of Century Next Financial’s common stock to be issued and sold in the conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated before we complete the conversion. The appraisal has been performed by RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions. See “— How We Determined the Price Per Share and the Offering Range” below for more information as to how RP Financial estimated the pro forma market value of the common stock.

The following discussion of the conversion summarizes the material aspects of the plan of conversion. The summary is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at the offices of Bank of Ruston and at the offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Purposes of Conversion

As a mutual savings bank, we do not have shareholders nor do we have authority to issue capital stock. By converting to the capital stock form of organization, we will be structured in the form used by commercial banks, most business entities and most savings institutions. The conversion will result in an increase in our capital base, which will support our operations and allow us to better serve the needs of our community by:

•	expanding future lending and increasing operational growth;

•	diversifying our lending activities, including increasing our commercial real estate and commercial business loans;

•	enhancing existing products and services, including expanding home equity lines of credit and commercial deposit products, and supporting the development of new products and services, and

•	continuing to upgrade our technology infrastructure, marketing, training programs and staff recruitment.

The conversion will permit our customers and possibly other members of the local community and of the general public to become equity owners and to share in our future. The conversion also will provide additional funds for lending and investment activities and facilitate future access to the capital markets. The holding company form of organization will provide additional flexibility to diversify our business activities through subsidiaries, or through acquisition of or mergers with other financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the conversion, subject to regulatory limitations and our financial position, to take advantage of any such opportunities that may arise.

Effects of Conversion

General.  Before the conversion, each of our depositors has both a deposit account and a pro rata ownership interest in the net worth of Bank of Ruston, which interest may only be realized in the event of a liquidation of Bank of Ruston. However, this ownership interest is tied to the depositor’s account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives nothing for his ownership interest in the net worth of Bank of Ruston, which is lost to the extent that the balance in the account is reduced.

Consequently, our depositors normally cannot realize the value of their ownership interest, which has realizable value only in the unlikely event that we were liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Bank of Ruston after other claims, including claims of depositors to the amount of their deposits, are paid.

When we convert to stock form, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of Bank of Ruston, and Bank of Ruston will become a wholly owned subsidiary of Century Next Financial. Century Next Financial’s common stock will be separate and apart from deposit accounts of Bank of Ruston and such stock cannot be and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates will be issued to evidence ownership of Century Next Financial common stock. These stock certificates will be transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in Bank of Ruston.

Continuity.  While the conversion is being accomplished, our normal banking business of accepting deposits and making loans will continue without interruption. We will continue to be subject to regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the conversion, we will continue to provide services for depositors and borrowers under current policies by our present management and staff.

Our current directors and officers will continue to serve as directors and officers of Bank of Ruston after the conversion. The directors and officers of Century Next Financial consist of individuals currently serving as directors and officers of Bank of Ruston, and they will retain their positions in Bank of Ruston after the conversion.

Effect on Deposit Accounts.  Under the plan of conversion, each depositor in Bank of Ruston at the time of the conversion will automatically continue as a depositor after the conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase the common stock with respect to those depositors who authorize such a withdrawal and except with respect to voting and liquidation rights. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans.  No loan outstanding from Bank of Ruston will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

Effect on Voting Rights of Members.  At present, all depositors of Bank of Ruston are members of, and have voting rights in, Bank of Ruston as to all matters requiring membership action. When we complete the conversion, depositors will cease to be members and will no longer be entitled to vote at meetings of Bank of Ruston. After the conversion, Century Next Financial will be the sole shareholder of Bank of Ruston and will have all of the voting rights in Bank of Ruston. Exclusive voting rights with respect to Century Next Financial will be vested in the holders of our common stock. Our depositors will not have voting rights in

Bank of Ruston after the conversion, except, to the extent that they become Century Next Financial shareholders by buying our common stock, they will have voting rights in Century Next Financial.

Tax Effects.  To complete the conversion, we must receive rulings or opinions with regard to federal and Louisiana income taxation which indicate that the conversion will not be taxable for federal or Louisiana income tax purposes to us or the Eligible Account Holders or Supplemental Eligible Account Holders, except as discussed below. We have received favorable opinions regarding the federal and Louisiana income tax consequences of the conversion. See “— Material Federal and Louisiana Income Tax Consequences of the Conversion.”

Effect on Liquidation Rights.  Before the conversion, if Bank of Ruston were to liquidate, all claims of our creditors (including those of depositors, to the extent of their deposit balances) would be paid first. Thereafter, if there were any assets remaining, members of Bank of Ruston would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Bank of Ruston immediately prior to liquidation. In the unlikely event that we were to liquidate after the conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the “liquidation account” to certain depositors (see “— Liquidation Rights of Certain Depositors”), with any assets remaining thereafter distributed to Century Next Financial as the sole shareholder of Bank of Ruston. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

How We Determined the Price Per Share and the Offering Range

The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We have retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial’s fees and out-of-pocket expenses are estimated to be $33,500. We have agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal and the business plan against any and all loss, damage, claim, liability or expense of any kind (including claims under federal securities laws) arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by us to RP Financial, unless a court determines RP Financial was negligent or otherwise at fault.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

In connection with its appraisal, RP Financial reviewed the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions of our primary market area;

•	pertinent historical financial and other information relating to Bank of Ruston;

•	a comparative evaluation of our operating and financial statistics with those of other savings institutions;

•	the proposed price per share;

•	the aggregate size of the offering of common stock;

•	our proposed dividend policy;

•	the impact of the offering on our capital position and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

RP Financial relied primarily on a comparative market value methodology in determining the pro forma market value of our common stock. In applying this methodology, RP Financial analyzed financial and operational comparisons of Bank of Ruston with a selected peer group of publicly traded savings institutions. The pro forma market value of our common stock was determined by RP Financial based on the market pricing ratios of the peer group, subject to certain valuation adjustments based on fundamental differences between Bank of Ruston and the institutions comprising the peer group. Specifically, RP Financial took into account that, on a pro forma basis compared solely to the peer group, we had a relatively higher capital level, lower concentration of investment in securities, and a higher concentration of loans and that, based on the twelve-month period preceding their appraisal, we had similar profitability compared to the peer group. Additionally, RP Financial took into account the economic conditions and outlook for the market area in which Bank of Ruston operates and the after market pricing characteristics of recently converted savings institutions. RP Financial utilized the results of this overall analysis to establish pricing ratios that resulted in the determination of our pro forma market value.

Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial’s analysis utilized three selected valuation procedures, the price/book method, the price/earnings method, and the price/assets method, all of which are described in its report. RP Financial’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.” RP Financial placed the greatest emphasis on the price/earnings and price/book methods in estimating pro forma market value. RP Financial compared the pro forma price/book and price/earnings ratios for Century Next Financial to the same ratios for a peer group of comparable companies. The peer group consists of 10 thrift holding companies with assets between $199.0 million and $494.0 million. The following are various averages for peer group companies which averages were not used as selection criteria for the peer group companies:

•	average assets of $373.0 million;

•	average non-performing assets of 2.11% of total assets;

•	average loans of 70.8% of total assets;

•	average equity of 11.9% of total assets; and

•	average net income of 0.41% of average assets.

On the basis of the analysis in its report, RP Financial has advised us that, in its opinion, as of May 28, 2010, the pro forma market value of the common stock of Century Next Financial to be sold in the offering was within the valuation range of $6.8 million and $9.2 million with a midpoint of $8.0 million.

The following table presents a summary of selected pricing ratios for Century Next Financial, for the peer group and for all fully converted publicly traded savings banks. The figures for Century Next Financial are from RP Financial’s appraisal report and they thus do not correspond exactly to the ratios presented in the Pro Forma Data section of this prospectus. Compared to the average pricing ratios of the peer group, Century Next Financial’s pro forma pricing ratios at the maximum of the offering range indicate a premium of 21.2% on a price-to-earnings basis, discount of 19.2% on a price-to-book value basis and discount of 22.2% on a price-to-tangible book basis.

	Price to		Price to
	Earnings		Book Value	Price to Tangible
	Multiple(1)		Ratio(2)	Book Value Ratio(2)

Century Next Financial (pro forma):
Midpoint	20.32	x	53.62%	53.22%
Maximum	23.63		57.57	57.57
Maximum, as adjusted	27.56		61.54	61.54
Peer Group:
Average	19.50	x	71.27%	73.97%
Median	16.44		67.77	71.12
All fully-converted, publicly-traded savings banks:
Average	18.56	x	76.73%	85.20%
Median	16.40		76.18	80.30

(1)	Ratios are based on earnings for twelve months ended March 31, 2010, and share prices as of May 28, 2010.

(2)	Ratios are based on book value as of March 31, 2010, and share prices as of May 28, 2010.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the valuation range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the offering, the estimated number of shares would be between 680,000 at the minimum of the valuation range and 920,000 at the maximum of the valuation range, with a midpoint of 800,000. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 1,058,000 shares without any further notice to you.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range, notify all subscribers and give them the opportunity to place a new order for shares of Century Next Financial common stock; or take such other actions as may be permitted by the Office of Thrift Supervision. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us nor independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

The appraisal report of RP Financial has been filed as an exhibit to our registration statement and our application for conversion, both of which this prospectus is a part, and is available for inspection in the manner set forth under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for the purchase of Company common stock have been granted under the plan of conversion to the following persons in the following order of descending priority:

(1) “Eligible Account Holders,” that is, depositors at Bank of Ruston with account balances of $50.00 or more as of December 31, 2008;

(2) Our employee stock ownership plan;

(3) “Supplemental Eligible Account Holders,” that is, persons who are not Eligible Account Holders but who are depositors at Bank of Ruston with account balances of $50.00 or more as of June 30, 2010; and

(4) “Other Members,” that is, persons who are not Eligible Account Holders or Supplemental Eligible Account Holders but who are depositors at Bank of Ruston as of [DATE4], 2010.

Classification as an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member will be based upon the name(s) and legal status of the person(s) and/or entities who are the depositors, as reflected on Bank of Ruston’s records, for the underlying account as of the Eligibility Record Date, Supplemental Eligibility Record Date or Voting Record Date. For example, if John Doe and Jane Doe have a joint account as of the eligibility record date, they are considered one eligible account holder with a joint subscription right to purchase $200,000 of common stock. This joint account would not provide John or Jane with an individual, independent subscription right. If, however, John Doe also had a separate, individual deposit account as of the eligibility record date, he would have an additional, independent subscription right for another $200,000 of common stock. However, the amount of common stock that may be purchased in the offering by any person together with their associates, such as a spouse or other relative living in their house, and persons acting in concert, is limited to the maximum overall limit of $350,000. See “-Limitations on Common Stock Purchases” below. All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering.

Priority 1:  Eligible Account Holders.  Each Eligible Account Holder will receive, without payment, first priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of:

(1) $200,000 (20,000 shares) of common stock offered, or

(2) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the Eligible Account Holder’s qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on December 31, 2008 (the “Eligibility Record Date”), subject to the overall purchase limitations. See “— Limitations on Common Stock Purchases” below.

If there are not sufficient shares available to satisfy all subscriptions by Eligible Account Holders, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders will be subordinated to the priority rights of our employee stock ownership plan to purchase shares in excess of the maximum of the offering range.

To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also our directors or officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2008.

Priority 2:  Employee Stock Ownership Plan.  Our employee stock ownership plan will receive, without payment, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 8% of the common stock to be issued in the conversion, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the offering range. Our employee stock ownership plan intends to purchase 8% of the shares of common stock, or 54,400 shares and 73,600 shares based on the minimum and maximum of the offering range, respectively. Subscriptions by our employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of our directors, officers, employees or associates thereof. In the event that the total number of shares offered in the conversion is increased to an amount greater than the number of shares representing the maximum of the offering range, 920,000 shares, our employee stock ownership plan will have a priority right to purchase any such shares exceeding the maximum shares up to an aggregate of 8% of the common stock. See “— Limitations on Common Stock Purchases” below Our employee stock ownership plan may purchase some or all of our shares that it intends to acquire in the open market after the offering is completed, subject to approval of the Office of Thrift Supervision.

Priority 3:  Supplemental Eligible Account Holders.  To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our employee stock ownership plan, each Supplemental Eligible Account Holder will receive, without payment, third priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of:

(1) $200,000 (20,000 shares) of common stock offered, or

(2) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder’s qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on June 30, 2010 (the “Supplemental Eligibility Record Date”), subject to the overall purchase limitations. See “— Limitations on Common Stock Purchases” below.

In the event the Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and our employee stock ownership plan, is in excess of the total number of shares of common stock offered in the conversion, shares first will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

Priority 4:  Other Members.  To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority, nontransferable subscription rights to purchase up to $200,000 (20,000 shares) of common stock offered, subject to the overall purchase limitations. See “— Limitations on Common Stock Purchases” below.

In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the conversion, shares first will be allocated so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among such subscribing Other Members on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that no fractional shares shall be issued.

Expiration Date for the Subscription Offering.  The subscription offering will expire at 5:00 p.m., Central time, on [DATE1], 2010 (the “expiration date”), unless extended for up to 45 days or for such additional periods by us as may be approved by the Office of Thrift Supervision. The subscription offering may not be extended beyond [DATE3], 2012. Subscription rights which have not been exercised prior to the expiration date (unless extended) will become void.

We will not execute orders until at least the minimum number of shares of common stock (680,000 shares) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the expiration date, unless such period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Bank of Ruston pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted (which is, [DATE2], 2010), we will notify subscribers of the extension of time and subscribers will have the right to modify or rescind their subscriptions. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be cancelled.

Community Offering.  To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the employee stock ownership plan, Supplemental Eligible Account Holders and Other Members, we may elect to offer shares pursuant to the plan of conversion to certain members of the general public, with preference given to natural persons residing in Lincoln Parish, Louisiana, (such natural persons referred to as “Preferred Subscribers”). If we conduct a community offering it may commence concurrently with or subsequent to the subscription offering and will expire not later than 45 days subsequent to the subscription offering. In the event we conduct a community offering, subscribers may purchase up to $200,000 of common stock (20,000 shares) subject to the maximum purchase limitations. See “— Limitations on Common Stock Purchases” below. This amount may be increased at our sole discretion. The opportunity to subscribe for shares of common stock in the community offering category will be subject to our right in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date.

If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the subscription offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by us, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, any remaining shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied on an equal number of shares basis per order until all the remaining shares have been allocated, provided that no fractional shares shall be issued and subject to the overall purchase limitations. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the community offering applying the same allocation described above for Preferred Subscribers.

Syndicated Community or Underwritten Public Offering.  We are not conducting a syndicated community or underwritten public offering and have not engaged Sandler O’Neill & Partners, L.P., to act as our agent in any syndicated community or underwritten public offering.

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may include purchases by directors, officers and their associates in excess of the proposed management purchases discussed earlier, although no such increased purchases are currently anticipated. If other purchase arrangements cannot be made, we may terminate the offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Persons Who Cannot Exercise Subscription Rights

We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

•	the number of persons otherwise eligible to subscribe for shares under the plan of conversion who reside in such jurisdiction is small;

•	the granting of subscription rights or the offer or sale of shares of common stock to such persons would require us, or our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

•	such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register us, or our officers, directors or employees as brokers, dealers or salesmen.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased in the conversion:

(1) No fewer than 25 shares of common stock may be purchased, to the extent such shares are available;

(2) Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of (a) $200,000 (20,000 shares) of common stock or (b) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on the Eligibility Record Date, with clause (a) above subject to the overall limitation in clause (6) below;

(3) Our employee stock ownership plan may purchase up to 8% of the aggregate number of shares of common stock to be issued in the offering and any additional shares issued in the event of an increase in the offering range;

(4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (a) $200,000 (20,000 shares) of common stock and (b) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on the Supplemental Eligibility Record Date, with clause (a) above subject to the overall limitation in clause (6) below;

(5) Each Other Member or any person purchasing shares of common stock in the community offering may subscribe for and purchase up to $200,000 (20,000 shares) of common stock offered in the subscription offering or community offering, subject to the overall limitation in clause (6) below;

(6) Except for our employee stock ownership plan and certain Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of common stock subscribed for or purchased in all categories of the conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $350,000 of the common stock offered in the offering (35,000 shares); and

(7) No more than 34% of the total number of shares offered for sale in the conversion may be purchased by our directors and officers and their associates in the aggregate, excluding purchases by our employee stock ownership plan.

Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of Bank of Ruston, the individual amount permitted to be subscribed for and the overall purchase limitations may be increased or decreased. If either of such amounts is increased, subscribers for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. If either of such amounts is decreased, subscribers for the maximum amount will be decreased by the minimum amount necessary so that the subscriber will be in compliance with the new maximum limitation.

In the event of an increase in the total number of shares of common stock offered in the conversion due to an increase in the offering range of up to 15%, the additional shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1) to fill our employee stock ownership plan’s subscription of 8% of the adjusted maximum number of shares;

(2) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders, inclusive of the adjusted maximum;

(3) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, inclusive of the adjusted maximum;

(4) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members, inclusive of the adjusted maximum; and

(5) to fill unfulfilled subscriptions in the community offering to the extent possible, inclusive of the adjusted maximum.

The term “associate” of a person is defined to include the following:

(1) any corporation or other organization (other than Century Next Financial, Bank of Ruston or a majority-owned subsidiary of Bank of Ruston) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of us or any of our subsidiaries.

The term “acting in concert” is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, common addresses on our records or the fact that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

Plan of Distribution and Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through the conversion center and Sandler O’Neill & Partners, L.P. All prospective purchasers are to send payment directly to Bank of Ruston, where such funds will be held in a separate account earning interest and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill & Partners, L.P., a broker-dealer registered with FINRA, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows:

•	consulting as to the securities marketing implications of any aspect of the plan of conversion;

•	reviewing with our board of directors the financial impact of the offering on us based upon the independent appraiser’s appraisal of the common stock;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	as necessary, assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

•	providing such other general advice and assistance we may request to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $150,000. We have made an advance payment of $25,000 to Sandler O’Neill & Partners, L.P. We will also reimburse Sandler O’Neill & Partners, L.P. for its reasonable out-of-pocket expenses, up to a maximum of $25,000, and for its legal fees and expenses associated with this marketing effort, up to a maximum of $50,000. If the plan of conversion is terminated or if Sandler O’Neill & Partners, L.P. terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill & Partners, L.P. will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses

(including legal fees) incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

We have also engaged Sandler O’Neill & Partners, L.P. to act as records management agent in connection with the offering. In its role as records management agent, Sandler O’Neill & Partners, L.P. will assist us in the offering as follows: (i) consolidation of accounts and vote calculation; (ii) preparation of order forms; (iii) organization and supervision of the conversion center; (iv) proxy solicitation and special meeting services; and (v) subscription services. For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $10,000 and reimbursement for its reasonable out-of-pocket expenses, up to a maximum of $5,000. We have made an advance payment of $5,000 to Sandler O’Neill & Partners, L.P. for its role as records management agent.

Sandler O’Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold. Sandler O’Neill expresses no opinion as to the prices at which common stock to be issued may trade.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Questions of prospective purchasers regarding the offering process will be directed to registered representatives of Sandler O’Neill & Partners, L.P. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, so as to permit officers, directors, and employees to participate in the sale of the common stock. No officer, director, or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

To purchase shares in the Subscription Offering, an executed stock order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Bank of Ruston (which may be given by completing the appropriate blanks in the order form), must be received by Bank of Ruston by 5:00 p.m., Central time, on [DATE1], 2010, unless extended. We will not accept stock order forms which are not received by such time or are executed defectively or are received without full payment, or appropriate withdrawal instructions. Copies of order forms, payments from other private third parties and wire transfers also will not be accepted. We will not accept incomplete or improperly executed forms. Once received, an executed order form may not be modified, amended or rescinded without our consent, unless the conversion has not been completed within 45 days after the end of the subscription offering, [DATE2], 2010, unless such period has been extended.

In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (December 31, 2008), the Supplemental Eligibility Record Date (June 30, 2010) and depositors as of the close of business on [DATE4], 2010, must list all accounts on the stock order form giving all names in each account and the account numbers. Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts had been disclosed. To preserve your subscription rights, you must register shares only in the name or names of Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, as appropriate, as of the Eligibility Record Date, Supplemental Eligibility Record Date or Other Member voting record date. You may not add names of others who did not have subscription rights to purchase shares of our common stock.

Payment for subscriptions may be made (1) by check or money order payable to, Century Next Financial Corporation, or (2) by authorization of withdrawal from deposit accounts maintained with Bank of Ruston. Interest will be paid on payments made by check or money order at Bank of Ruston’s statement savings account rate of interest from the date payment is received until the offering is completed or terminated. Funds received before completion of the offering will be maintained in a segregated deposit account at Bank of Ruston. We will pay interest on all funds received at a rate equal to Bank of Ruston’s statement savings account rate, which is currently 0.4% per annum. The offering will be conducted in compliance with all applicable provisions of Rule 15c2-4 of the Securities Exchange Act of 1934. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the offering.

If a subscriber authorizes Bank of Ruston to withdraw the amount of the purchase price from his deposit account, Bank of Ruston will do so as of the effective date of the offering. Bank of Ruston will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the statement savings account rate.

Our employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes. Instead, our employee stock ownership plan may pay for such shares upon completion of the offering provided that there is a valid loan commitment in force from the time of its subscription until completion. The loan commitment may be from Century Next Financial or an unrelated financial institution.

Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the subscription and community offerings, provided that such IRAs are not maintained at Bank of Ruston. Persons with IRAs maintained at Bank of Ruston must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the subscription and community offerings. In addition, applicable regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the subscription and community offerings make such purchases for the exclusive benefit of the IRAs. Any interested parties wishing to use IRA funds for stock purchases are advised to contact the conversion center for additional information and allow sufficient time for the account to be transferred as required.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

Restrictions on Transfer of Subscription Rights and Shares

You may not transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. You may exercise your subscription rights only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion. With the exception of purchases through individual retirement accounts, Keogh accounts and 401(k) plan accounts, shares purchased in the subscription offering must be registered in the names of all depositors on the qualifying account(s). Deleting names of depositors or adding non-depositors or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Liquidation Rights of Certain Depositors

In the unlikely event of a complete liquidation of Bank of Ruston in its present mutual form, each of our depositors would receive his pro rata share of any of our assets remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor’s pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts at the time of liquidation. After the conversion, each depositor, in the event of a complete liquidation of Bank of Ruston, would have a claim as a creditor of the same general priority as the claims of all other general creditors of Bank of Ruston. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. The depositor would not have an interest in the value or assets of Bank of Ruston above that amount.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our net worth as of the date of its latest statement of financial condition contained in the final prospectus utilized in the conversion. As of March 31, 2010, the initial balance of the liquidation account would be approximately $8.6 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at Bank of Ruston, would be entitled, upon a complete liquidation of Bank of Ruston after the conversion, to an interest in the liquidation account prior to any payment to Century Next Financial as the sole shareholder of Bank of Ruston. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including statement savings accounts, interest-bearing checking accounts, money market deposit accounts, and certificates of deposit, held in Bank of Ruston at the close of business on December 31, 2008 or June 30, 2010, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the December 31, 2008, eligibility record date (or the June 30, 2010 supplemental eligibility record date, as the case may be) bore to the balance of all deposit accounts in Bank of Ruston on such dates. For deposit accounts in existence at both the eligibility record date and the supplemental eligibility record date, separate initial sub account balances will be determined for such accounts on each of the respective dates. The liquidation account will be an off balance sheet memorandum account. The balance of the liquidation account will not be reflected in our published financial statements.

If, however, on any December 31 annual closing date, commencing December 31, 2010, the amount in any deposit account is less than the amount in such deposit account on December 31, 2008 or June 30, 2010, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the claims of general creditors (including the claims of all depositors to the withdrawal value of their accounts) and the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Century Next Financial as the sole shareholder of Bank of Ruston.

Material Federal and Louisiana Income Tax Consequences of the Conversion

Completion of the conversion is expressly conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Louisiana tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to us or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued.

Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., has issued an opinion to us that, for federal income tax purposes:

(1) Our change in form from mutual to stock ownership will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and we will not recognize any gain or loss as a result of the conversion;

(2) no gain or loss will be recognized by us upon the purchase of Bank of Ruston’s capital stock by Century Next Financial;

(3) no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in Bank of Ruston in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the mutual bank;

(4) the tax basis of the depositors’ deposit accounts in Bank of Ruston immediately after the conversion will be the same as the basis of their deposit accounts immediately prior to the conversion;

(5) the tax basis of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interest in the liquidation account will be zero;

(6) the tax basis to the shareholders of the common stock purchased in the conversion will be the amount paid therefor;

(7) the holding period for shares of common stock will begin on the date of the exercise of the subscription right and on the day after the date of purchase if purchased in the community offering; and

(8) it is more likely than not that the Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain upon the issuance to them of withdrawable savings accounts in Bank of Ruston following the conversion, interests in the liquidation account and nontransferable subscription rights to purchase Century Next Financial common stock in exchange for their savings accounts and proprietary interests in Bank of Ruston.

In reaching their conclusions in opinions (4), (5) and (8) above, Elias, Matz, Tiernan & Herrick L.L.P. has noted that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Elias, Matz, Tiernan & Herrick L.L.P. has also noted that RP Financial has issued a letter dated          , 2010, as described below, stating that the subscription rights will have no ascertainable market value. In addition, no cash or property will be given to recipients of the subscription rights in lieu of such rights or to those recipients who fail to exercise such rights. In addition, the IRS was requested in 1993 in a private letter ruling to address the federal tax treatment of the receipt and exercise of nontransferable subscription rights in another conversion and declined to express any opinion. Elias, Matz, Tiernan & Herrick L.L.P. believes because of the factors noted above in this paragraph that it is more likely than not that the nontransferable subscription rights to purchase common stock will have no ascertainable value at the time the rights are granted.

Heard McElroy & Vestal, LLP, has also advised us that the tax effects of the conversion under Louisiana law are substantially the same as they are under federal law.

In the opinion of RP Financial, the subscription rights will have no ascertainable value at the time of distribution or exercise, based on the fact that such rights will be acquired by the recipients without cost, will be nontransferable and of short duration, and will afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

The issue of whether or not the subscription rights have value is dependent upon all of the facts and circumstances that occur. If the nontransferable subscription rights to purchase common stock are subsequently found to have an ascertainable market value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we may be taxed on the distribution of the nontransferable subscription rights under Section 311 of the Internal

Revenue Code. In this event, the nontransferable subscription rights may be taxed partially or entirely at ordinary income tax rates.

Unlike private rulings, an opinion is not binding on the IRS, and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding. Eligible subscribers are encouraged to consult with their own tax advisor as to their own tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

Delivery of Certificates

Certificates representing Century Next Financial common stock issued in the conversion will be mailed by our transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the conversion. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, such subscribers may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

Required Approvals

Various approvals of the Office of Thrift Supervision are required to complete the conversion. The Office of Thrift Supervision approved the plan of conversion, subject to approval by Bank of Ruston’s members and other standard conditions. The Office of Thrift Supervision has also approved our holding company application, subject to the following standard conditions:

(1) The acquisition of Bank of Ruston by Century Next Financial must be completed within 120 days of approval of the application;

(2) We must file legal and accounting and other standard certifications with the Office of Thrift Supervision; and

(3) We must not take any action that would prevent Century Next Financial common stock from being listed on an exchange or the Nasdaq system.

We are required to make filings with certain state securities regulatory authorities in connection with the issuance of common stock in the conversion.

Certain Restrictions on Purchase or Transfer of Shares After the Conversion

All shares of common stock purchased in connection with the conversion by any of our directors or officers will be subject to a restriction that the shares not be sold for a period of one year following the conversion, except in the event of the death of such director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. Our directors and executive officers will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934 as long as the common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.

Purchases of our common stock by our directors, officers and their associates during the three-year period following completion of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan, such as our employee stock ownership plan, or by any non-tax-qualified employee stock benefit plan, such as the recognition plan.

Any repurchases of common stock by us in the future will be subject to the receipt of any necessary approvals from the Office of Thrift Supervision during the first year after the conversion.

RESTRICTIONS ON ACQUISITION OF CENTURY NEXT FINANCIAL AND BANK OF RUSTON
AND RELATED ANTI-TAKEOVER PROVISIONS

Restrictions in Our Articles of Incorporation and Bylaws and Louisiana Law

Certain provisions of our articles of incorporation and bylaws and Louisiana law which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. Provisions in our articles of incorporation and bylaws provide, among other things,

•	that our board of directors is divided into classes with only one-third of our directors standing for reelection each year;

•	that no person shall directly or indirectly acquire or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of voting securities of Century Next Financial;

•	that special meetings of shareholders may be called by shareholders who beneficially own at least 50% of the outstanding voting shares of Century Next Financial;

•	that shareholders generally must provide us advance notice of shareholder proposals and director nominations and provide certain specified related information; and

•	the authority to issue shares of authorized but unissued common stock and preferred stock and to establish the terms of any one or more series of preferred stock, including voting rights, without additional shareholder approval.

Provisions of the Louisiana Business Corporation Law applicable to us as well as our articles of incorporation contain certain provisions which may be deemed to have an anti-takeover effect, including:

•	rights of shareholders to receive the fair value for their shares following a control transaction from a controlling person or group; and

•	a supermajority voting requirement for a business combination with an “interested shareholder” (defined generally as the beneficial owner of 10% or more of the corporation’s outstanding shares) unless certain minimum price and procedural safeguards are satisfied.

The provisions noted above as well as others discussed below may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may also render the removal of our board of directors or management more difficult. Furthermore, such provisions could render us being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

A more detailed discussion of these and other provisions of our articles of incorporation and bylaws and the Louisiana Business Corporation Law is set forth below.

Board of Directors.  Our articles of incorporation and bylaws provide that our board of directors be divided into three classes of directors each and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Holders of our common stock will not have cumulative voting in the election of directors.

Under our articles of incorporation, subject to the rights of the holders of any class or series of stock having preference over our common stock, any vacancy occurring in our board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present. Any director so chosen to fill a vacancy will hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Our articles of incorporation also provide that, subject to the rights of the holder of any class or series of stock having preference over our common stock, any director may be removed by shareholders without cause by the affirmative vote of at least 75% of all outstanding shares entitled to vote in the election of directors, and may be removed with cause only upon the vote of at least a majority of the total votes eligible to be cast by shareholders. Cause for removal will be deemed to exist only if the director in question is:

•	convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction; or

•	deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of duties to Century Next Financial.

Limitation on Voting Rights.  Article 10.A of our articles of incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of Century Next Financial, or (ii) any securities convertible into, or exercisable for, any equity securities of Century Next Financial if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of Century Next Financial. The term “person” is broadly defined to prevent circumvention of this restriction.

The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to Century Next Financial by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by us and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of our entire board of directors. In the event that shares are acquired in violation of Article 10.A, all shares beneficially owned by any person in excess of 10% shall be considered “Excess Shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and the board of directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale.

Indemnification and Limitation of Liability.  Article 8.A of our articles of incorporation provides that a director or officer of Century Next Financial will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of our directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to Century Next Financial or our shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

Our articles of incorporation also provide that Century Next Financial shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of Century Next Financial, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit us to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by our Board of Directors, provided that the indemnified person undertakes to repay us if it is ultimately determined that such person was not entitled to indemnification.

The rights of indemnification provided in our articles of incorporation are not exclusive of any other rights which may be available under our bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the articles of incorporation authorize us to maintain insurance on behalf of any person who is or was our director, officer, employee or agent, whether or not we would have the power to provide indemnification to such person. By action of the board of directors, we may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with our officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the articles of incorporation and bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable us to attract and retain the best personnel available.

Authorized Shares.  Article 4 of our articles of incorporation authorizes the issuance of 10,000,000 shares of stock, of which 1,000,000 shares shall be shares of serial preferred stock, and 9,000,000 shall be common stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of Century Next Financial. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

Special Meetings of Shareholders and Shareholder Nominations and Proposals.  Article 9.B of the articles of incorporation provides that special meetings of shareholders may only be called by (i) the President, (ii) a majority of the board of directors, and (iii) by persons who beneficially own an aggregate of at least 50% of the outstanding voting shares, except as may otherwise be provided by law. The articles of incorporation also provide that any action permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is given by the holders of all outstanding shares entitled to vote and filed with the secretary of Century Next Financial.

Article 9.D of our articles of incorporation provides that only such business as shall have been properly brought before an annual meeting of shareholders shall be conducted at the annual meeting.

To be properly brought before an annual meeting, business must be specified in the notice of the meeting, or any supplement thereto, given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to Century Next Financial’s secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at Century Next Financial’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by Century Next Financial in connection with the immediately preceding annual meeting of shareholders, or, in the case of the first annual meeting of shareholders following the conversion, by December 15, 2010. Century Next Financial’s articles of incorporation also require that the notice must contain certain information in order to be considered. The board of directors may reject any shareholder proposal not made in accordance with the articles of incorporation. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with our articles of incorporation, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article 6.F. of our articles of incorporation provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the board of directors, other than those made by the board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions in such Article 6.F. Written notice of a shareholder nomination must include certain specified information and must be communicated to the attention of the secretary and either delivered to, or mailed and received at, Century Next Financial’s principal executive offices not later than (a) with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by Century Next Financial in connection with the immediately preceding annual meeting of shareholders, or in the case of the first annual meeting following the conversion by December 15, 2010.

The procedures regarding shareholder proposals and nominations are intended to provide Century Next Financial’s board of directors with the information deemed necessary to evaluate a shareholder proposal or nomination and other relevant information, such as existing shareholder support, as well as the time necessary to consider and evaluate such information in advance of the applicable meeting. The proposed procedures, however, will give incumbent directors advance notice of a business proposal or nomination. This may make it easier for the incumbent directors to defeat a shareholder proposal or nomination, even when certain shareholders view such proposal or nomination as in the best interests of Century Next Financial or its shareholders.

Amendment of Articles of Incorporation and Bylaws.  Article 11 of our articles of incorporation generally provides that any amendment of the articles of incorporation must be first approved by a majority of the board of directors and then by the holders of a majority of the shares of Century Next Financial entitled to vote in an election of directors, except that the approval of 75% of the shares entitled to vote in an election of directors is required for any amendment to Articles 6 (directors), 7 (preemptive rights), 8 (indemnification), 9 (meetings of shareholders and shareholder proposals), 10 (restrictions on acquisitions) and 11 (amendments).

Our bylaws may be amended by a majority of the board of directors or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the affirmative vote of at least 75% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the bylaws.

Louisiana Corporate Law

In addition to the provisions contained in our articles of incorporation, the Louisiana Business Corporation Law includes certain provisions applicable to Louisiana corporations, such as Century Next Financial, which may be deemed to have an anti-takeover effect. Such provisions include (i) rights of shareholders to receive the fair value of their shares of stock following a control transaction from a controlling person or group and (ii) requirements relating to certain business combinations.

The Louisiana Business Corporation Law provides that any person who acquires “control shares” will be able to vote such shares only if the right to vote is approved by the affirmative vote of at least a majority of both (1) all the votes entitled to be cast by shareholders and (2) all the votes entitled to be cast by shareholders excluding “interested shares”. “Control shares” is defined to include shares that would entitle the holder thereof, assuming the shares had full voting rights, to exercise voting power within any of the following ranges: (a) 20% or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting power; or (c) a majority or more of all voting power. Any acquisition that would result in the ownership of control shares in a higher range would require an additional vote of shareholders. “Interested shares” includes control shares and any shares held by an officer or employee director of the corporation. If the control shares are provided full voting rights, all shareholders have dissenters’ rights entitling them to receive the “fair cash value” of their shares, which shall not be less than the highest price paid per share to acquire the control shares.

The Louisiana Business Corporation Law defines a “Business Combination” generally to include (a) any merger, consolidation or share exchange of the corporation with an “Interested Shareholder” or affiliate thereof, (b) any sale, lease, transfer or other disposition, other than in the ordinary course of business, of assets equal to 10% or more of the market value of the corporation’s outstanding stock or of the corporation’s net worth to any Interested Shareholder or affiliate thereof in any 12-month period, (c) the issuance or transfer by the corporation of equity securities of the corporation with an aggregate market value of 5% or more of the total market value of the corporation’s outstanding stock to any Interested Shareholder or affiliate thereof, except in certain circumstances, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an Interested Shareholder or affiliate thereof, or (e) any reclassification of the corporation’s stock or merger which increases by 5% or more the ownership interest of the Interested Shareholder or any affiliate thereof. “Interested Shareholder” includes any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock, or any affiliate thereof who had such beneficial ownership during the preceding two years, excluding in each case the corporation, its subsidiaries and their benefit plans.

Under the Louisiana Business Corporation Law, a business combination must be approved by any vote otherwise required by law or the articles of incorporation, and by the affirmative vote of at least each of the following: (1) 80% of the total outstanding voting stock of the corporation; and (2) two-thirds of the outstanding voting stock held by persons other than the Interested Shareholder. However, the supermajority vote requirement shall not be applicable if the business combination meets certain minimum price requirements and other procedural safeguards, or if the transaction is approved by the Board of Directors prior to the time that the Interested Shareholder first became an Interested Shareholder.

The Louisiana Business Corporation Law authorizes the board of directors of Louisiana business corporations to create and issue (whether or not in connection with the issuance of any of its shares or other securities) rights and options granting to the holders thereof (1) the right to convert shares or obligations into shares of any class, or (2) the right or option to purchase shares of any class, in each case upon such terms and conditions as Century Next Financial may deem expedient.

Anti-Takeover Effects of the Articles of Incorporation and Bylaws and the Louisiana Business Corporation Law

The foregoing provisions of the articles of incorporation and bylaws of Century Next Financial and Louisiana law could have the effect of discouraging an acquisition of Century Next Financial or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of our common stock.

The board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. The board of directors believes that these provisions are in our best interests and those of our shareholders. In the board of director’s judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of shareholders. Accordingly, the board of directors believes that it is in our best interests and those of our shareholders to encourage potential acquirors to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the board of directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of our stock and where the transaction is in the best interests of all shareholders.

Despite the board of directors’ belief as to the benefits to our shareholders of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which shareholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. The board of directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Regulatory Restrictions

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days’ prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a thrift holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings institution where certain enumerated “control factors” are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition if (a) it would result in a monopoly or substantially lessen competition, (b) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (c) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings institution.

During the conversion and for three years following the conversion, Office of Thrift Supervision regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution, such as Bank of Ruston, without the prior written approval of the Office of Thrift Supervision, except for:

•	any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

•	offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;

•	offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans of us or Bank of Ruston; and

•	an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion.

Such prohibition also is applicable to the acquisition of our common stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of shareholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution’s stock under circumstances that give rise to a conclusive or rebuttable determination of control under Office of Thrift Supervision regulations.

In addition to the foregoing, the plan of conversion prohibits any person, prior to the completion of the conversion, from offering, or making an announcement of an intent to make an offer, to purchase subscription rights or common stock. See “The Conversion — Restrictions on Transfer of Subscription Rights and Shares.”

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 10,000,000 shares of capital stock, of which 9,000,000 are shares of common stock, par value $.01 per share and 1,000,000 are shares of preferred stock, par value $.01 per share. We currently expect to issue up to 920,000 shares of common stock and no shares of preferred stock in the conversion. Each share of our common stock issued in the conversion will have the same relative rights as, and will be identical in all respects with, each other share of common stock issued in the conversion. Upon payment of the purchase price of $10.00 per share for the common stock in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable based on the laws and regulations in effect as of the date of consummation of the conversion.

Our common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.

Common Stock

Dividends.  We can pay dividends if, as and when declared by our board of directors, subject to compliance with limitations which are imposed by law. See “Our Policy Regarding Dividends.” The holders of our common stock will be entitled to receive and share equally in such dividends as may be declared by our board of directors out of funds legally available therefor. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights.  Upon completion of the conversion, the holders of our common stock will possess exclusive voting rights in Century Next Financial. They will elect our board of directors and act on such other matters as are required to be presented to them under Louisiana law or our articles of incorporation or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of Century Next Financial and Bank of Ruston and Related Anti-Takeover Provisions,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation.  In the event of any liquidation, dissolution or winding up of Bank of Ruston, Century Next Financial, as the sole holder of Bank of Ruston’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Bank of Ruston (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see “The Conversion and Offering — Liquidation Rights of Certain Depositors”), all assets of Bank of Ruston available for distribution. In the event of any liquidation, dissolution or winding up of Century Next Financial, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of the assets of the company available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of our common stock in the event of liquidation or dissolution.

Preemptive Rights.  Holders of our common stock will not be entitled to preemptive rights with respect to any shares which may be issued in the future. Our common stock is not subject to any required redemption.

Preferred Stock

None of the shares of our authorized preferred stock will be issued in the conversion. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. Our board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock of Century Next Financial will be Registrar and Transfer Company.

EXPERTS

Heard McElroy & Vestal, LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2009 and 2008, and for each of the two years in the period ended December 31, 2009, as set forth in their report. We’ve included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Heard McElroy & Vestal, LLP’s report, given on their authority as experts in accounting and auditing.

RP Financial has consented to the publication herein of the summary of its report to Bank of Ruston and Century Next Financial setting forth its opinion as to the estimated pro forma market value of the common stock to be outstanding upon completion of the conversion and its opinion with respect to subscription rights.

LEGAL AND TAX MATTERS

The legality of the Common Stock and the federal income tax consequences of the conversion will be passed upon for Bank of Ruston and Century Next Financial by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel. The Louisiana income tax consequences of the conversion will be passed upon for Bank of Ruston and Century Next Financial Corporation by Heard McElroy & Vestal, LLP, Shreveport, Louisiana. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Century Next Financial has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of its common stock offered in this document. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the Registration Statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission’s world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete.

Bank of Ruston has filed an application with respect to the conversion with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Western Regional Office of the Office of Thrift Supervision located at 225 East John Carpenter Freeway, Suite 500, Irving, Texas 75062. Century Next Financial also has filed a holding company application with the Office of Thrift Supervision. This prospectus omits certain information contained in that application.

In connection with the conversion, Century Next Financial will register its common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, and, upon such registration, Century Next Financial and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% shareholders, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934. Century Next Financial has undertaken that it will not terminate such registration for a period of at least three years following the conversion.

BANK OF RUSTON

The registrant, Century Next Financial Corporation, a Louisiana corporation, has not yet commenced operations and has engaged in only minimal activities to date. Accordingly, the financial statements of Century Next Financial Corporation have been omitted as they are not required.

All financial statement schedules are not included because they are not applicable or the required information has been disclosed in the financial statements or in the notes thereto.

333 Texas Street, Suite 1525
Shreveport, Louisiana 71101
318-429-1525 Phone • 318-429-2070 Fax

The Board of Directors
Bank of Ruston
Ruston, Louisiana

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of the Bank of Ruston as of December 31, 2009 and 2008, and the related statements of income, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Ruston as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Heard McElroy & Vestal LLP
March 12, 2010
Shreveport, Louisiana

BANK OF RUSTON

BALANCE SHEETS

	March 31,	December 31,
	2010	2009	2008
	(Unaudited)
	(In thousands)

ASSETS
Cash and cash equivalents	$2,853	$4,674	$3,516
Investment securities-Note 2	6,909	7,258	6,717
Federal Home Loan Bank stock-Note 2	280	280	279
Loans (includes loans held for sale of $2,916, $761 and $585), less allowance for loan losses of $179, $176 and $183-Notes 3 and 6	70,440	66,998	61,220
Accrued interest receivable:
Loans	346	308	279
Securities	33	28	3
Premises and equipment-Note 4	3,778	3,885	3,671
Foreclosed real estate-Note 10	—	—	—
Other assets-Note 9	2,380	2,444	2,058

Total assets	$87,019	$85,875	$77,771

LIABILITIES AND RETAINED EARNINGS
Liabilities:
Deposits-Note 8:
Savings and demand	$33,527	$31,659	$31,741
Time	43,324	44,284	37,542

Total deposits	76,851	75,943	69,283
Advances from borrowers for insurance and taxes	32	21	20
FHLB advances-Note 13	—	—	53
Securities sold under agreements to repurchase-Note 13	958	907	—
Accrued interest payable	20	21	39
Other liabilities-Notes 9 and 12	525	506	417

Total liabilities	78,386	77,399	69,812
Commitments and contingencies-Note 7
Retained earnings:
Retained earnings	8,547	8,407	7,942
Accumulated other comprehensive income, net of taxes of $44, $35 and $8	86	69	16

Total Equity	8,633	8,476	7,959

Total liabilities and retained earnings	$87,019	$85,875	$77,771

The accompanying notes are an integral part of the financial statements.

BANK OF RUSTON

STATEMENTS OF INCOME

	Quarters Ended		Years Ended
	March 31,	March 31,	December 31,	December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
	(In thousands)

Interest income:
First mortgage loans	$174	$197	$748	$861
Consumer and other loans	894	819	3,440	3,205
Investment securities	51	66	217	296
Other	1	—	1	86

Total interest income	1,120	1,082	4,406	4,448
Interest expense:
Savings and interest-bearing demand deposits	31	55	197	208
Time deposits	234	285	1,096	1,516
Other borrowings	2	—	5	3

Total interest expense	267	340	1,298	1,727

Net interest income	853	742	3,108	2,721
Provision for loan losses-Note 3	—	2	16	32

Net interest income after provision for loan losses	853	740	3,092	2,689
Noninterest income:
Service charges	39	47	201	201
Loan fees	64	97	408	328
Gain on sale of foreclosed real estate	3	—	—	5
Gain on cash value of life insurance-Note 12	8	5	28	31
Gain on sale of fixed assets	53	—	—	—
Other operating income	9	12	136	40

Total noninterest income	176	161	773	605
Noninterest expense
Salaries and benefits-Note 12	507	459	1,929	1,764
Occupancy expense	101	74	355	249
Expense of foreclosed real estate-Note 10	1	2	8	3
FDIC deposit insurance	26	9	140	11
Other operating expense	193	182	787	613

Total noninterest expense	828	726	3,219	2,640

Income before income taxes	201	175	646	654
Income taxes-Note 9	61	60	182	199

Net income	$140	$115	$464	$455

The accompanying notes are an integral part of the financial statements.

BANK OF RUSTON

STATEMENTS OF CHANGES IN EQUITY

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Income	Equity
	(In thousands)

Balance at December 31, 2007	$7,487	$(15)	$7,472
Net income	455	—	455
Unrealized gain on securities available for sale, net of taxes of $16	—	31	31

Comprehensive income			487

Balance at December 31, 2008	$7,942	$16	$7,959
Net income	464	—	464
Unrealized gain on securities available for sale, net of taxes of $27	—	53	53

Comprehensive income			517

Balance at December 31, 2009	$8,407	$69	$8,476
Net income (unaudited)	140	—	140
Unrealized gain on securities available for sale, net of taxes of $9 (unaudited)	—	17	17

Comprehensive income (unaudited)			157

Balance at March 31, 2010 (unaudited)	$8,547	$86	$8,633

The accompanying notes are an integral part of the financial statements.

BANK OF RUSTON

STATEMENT OF CASH FLOWS

	Quarters Ended		Years Ended
	March 31,	March 31,	December 31,	December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net income	$140	$115	$464	$455
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	—	2	16	32
Depreciation	48	33	184	117
(Gain) loss on sale of foreclosed real estate	(3)	—	—	(5)
Net (increase) decrease in loans held for sale	(1,624)	(555)	(175)	1,029
(Gain) loss on cash value of life insurance	(8)	(5)	(28)	(31)
(Gain) loss on sale of fixed assets	(53)	—	—	—
(Increase) decrease in accrued interest receivable	(44)	(77)	(26)	46
Increase (decrease) in accrued interest payable	(1)	(12)	(18)	20
(Increase) decrease in other assets	69	49	(386)	(4)
Increase (decrease) in other liabilities	19	(2)	89	(33)

Total adjustments	(1,597)	(567)	(344)	1,171

Net cash provided by operating activities	(1,457)	(452)	120	1,626
Cash flows from investing activities:
Proceeds from sales and maturities of investment securities	368	304	2,506	2,125
Purchase of investment securities	—	—	(2,967)	(2,675)
Net redemption (purchase) of Federal Home Loan Bank stock	—	—	—	(8)
Proceeds from sale of foreclosed real estate	4	—	—	47
Purchases of life insurance	—	—	—	(223)
Proceeds from fixed assets	150	—	—	—
Purchase of premises and equipment, net	(38)	(334)	(398)	(1,686)
Net (increase) decrease in loans	(1,818)	(2,302)	(5,619)	(5,091)

Net cash provided (used) by investing activities	(1,334)	(2,332)	(6,478)	(7,511)
Cash flows from financing activities:
Net increase (decrease) in savings and demand	1,868	1,089	(81)	4,722
Net increase (decrease) in time deposits	(960)	211	6,742	2,017
Increase (decrease) in advances from borrowers for insurance and taxes	11	15	1	(14)
Repayments of FHLB advances	—	(2)	(53)	(8)
Net increase in securities sold under agreements to repurchase	51	—	907	—

Net cash provided (used) by financing activities	970	1,313	7,516	6,717

Net increase (decrease) in cash and cash equivalents	(1,821)	(1,471)	1,158	832
Cash and cash equivalents at beginning of year	4,674	3,515	3,516	2,684

Cash and cash equivalents at end of year	$2,853	$2,044	$4,674	$3,516

Supplementary cash flow information:
Cash paid:
Interest	$268	$353	$1,316	$1,707

Income Taxes	$—	$20	$210	$225

The accompanying notes are an integral part of the financial statements.

BANK OF RUSTON

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED) AND DECEMBER 31, 2009 AND 2008

1.	Summary of Significant Accounting Policies

During 2005, Bank of Ruston (formerly, Ruston Building & Loan Association) converted from a state chartered, mutual building and loan association to a federally chartered, mutual savings bank. The change in the entity’s name resulted from this conversion.

a. Inclusion of Unaudited Information

The financial information included herein as of March 31, 2010 and for the interim periods ended March 31, 2010 and 2009 is unaudited. However, in management’s opinion, the information reflects all normal, recurring adjustments that are necessary for a fair presentation. The results shown for the three months ended March 31, 2010 and 2009 are not necessarily indicative of the results to be obtained for a full year.

b. Investments in securities

The Bank’s investments in securities are classified in two categories and accounted for as follows:

•	Securities Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the straight-line method over the period to maturity.

•	Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities held to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. No such write-downs were made in the first quarter of fiscal 2010, or fiscal 2009 and 2008.

Unrealized gains and losses, net of income taxes, on securities available for sale are accounted for in accumulated other comprehensive income as part of retained earnings. Changes in unrealized gains and losses on these securities are separately reported as components of other comprehensive income.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

c. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Most of the Bank’s business activity is with customers located within the Ruston, Louisiana area. The loan categories are detailed in Note 3. The economy of the area is diversified but depends on timber, agriculture, and oil and gas. Although these areas of the economy and the economy in general in the area are doing well, they could decline in the future.

1.	Summary of Significant Accounting Policies (Continued)

While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans may change materially in the near future.

d. Loans and allowance for loan losses

Loans are stated at the amount of unpaid principal, reduced by deferred loan fees and an allowance for loan losses. Deferred loan fees are generally recognized as income under the effective yield method. Interest on loans is calculated by using the simple interest method on daily or monthly balances of the principal amount outstanding. Loans held for sale are reported at the lower of cost or market, with market value determined on the aggregate method.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be appropriate to absorb probable losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers’ ability to pay.

Accrual of interest is discontinued on a loan after it is 90 days or more past due and when management believes, after considering economic and business conditions and collection efforts, that the borrowers’ financial condition is such that collection of interest is unlikely. Past due status is based on contractual terms of the loan. However, loans may be placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans held for sale are disposed of within sixty days of origination; consequently, cost approximates fair value.

e. Premises and equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation of premises and equipment is provided over the estimated useful lives of the respective assets using straight-line and accelerated methods. Expenditures for major renewals and betterments of premises and equipment are capitalized and those for maintenance and repairs are charged to expense as incurred.

f.	Bank Owned Life Insurance

The Bank has purchased insurance policies on the lives of certain directors and executive officers of the Bank. The Bank purchased the policies to insure the lives of certain key executives and provide additional benefits for their beneficiaries. The cash surrender value of the insurance policies, up to the total amount of premiums paid, is recorded as an asset in the balance sheets and included in other assets. At March 31, 2010 and December 31, 2009 and 2008, the cash surrender value amounted to $1.9 million, $1.9 million and $1.8 million, respectively. The Bank may not invest more than 25 percent of its total capital in bank-owned life insurance without first notifying and obtaining authorization from the Bank’s OTS Regional Office. The bank-owned life insurance provides an attractive tax-exempt return to the Bank.

1.	Summary of Significant Accounting Policies (Continued)

g. Income taxes

Deferred income taxes are recognized for the tax consequences of differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Such differences arise primarily from differences in computing the provision for possible loan losses, and differences in recognizing interest expense.

h. Cash and cash equivalents

For purposes of the statement of cash flows, the Bank considers all cash on hand and demand deposits with other banks to be cash equivalents. The Bank is required to maintain balances on hand or with the Federal Reserve Bank. At December 31, 2009 and 2008, these reserve (in thousands) requirements amounted to $553 and $643, respectively, and $461 at March 31, 2010.

i. Advertising costs

Advertising costs are expensed as incurred. Such costs (in thousands) amounted to approximately $25 and $24 at March 31, 2010 and 2009, and $119 and $108 for December 31, 2009 and 2008, and are included in other operating expense.

j. Comprehensive income (loss)

Generally accepted accounting principles (“GAAP”) generally require that recognized revenues, expenses, gains, and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheets, such items, along with net earnings, are components of comprehensive income. The Bank presents comprehensive income in its statements of retained earnings.

k. Reclassifications

Certain reclassifications have been made to prior period balances to conform to the current period presentation.

l. Recent accounting pronouncements

In June 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-01, Topic 105 — Generally Accepted Accounting Principles amendments based on Statement of Financial Accounting Standards No. 168 — The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ASU 2009-01 amends the ASC for the issuance of FASB Statement (“SFAS”) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ASU 2009-1 includes SFAS 168 in its entirety, including the accounting standards update instructions contained in Appendix B of the Statement. The ASC became the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities Exchange Committee (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. As of the effective date of this Statement, September 15, 2009, the ASC supersedes all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the ASC is no longer authoritative. This Statement became effective for the Bank’s financial statements beginning in the interim period ended September 30, 2009.

In April 2009, the FASB issued guidance under ASC Topic 825. The guidance requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This guidance was adopted for interim reporting periods ending after June 15, 2009.

The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it now issues Accounting Standards Updates. The FASB does not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions

1.	Summary of Significant Accounting Policies (Continued)

on the change(s) in the ASC. FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, which became effective on November 13, 2008, identified the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS 162 arranged these sources of GAAP in a hierarchy for users to apply accordingly. Upon becoming effective, all of the content of the ASC carries the same level of authority, effectively superseding SFAS 162. In other words, the GAAP hierarchy has been modified to include only two levels of GAAP: authoritative and non-authoritative. As a result, this Statement replaces SFAS 162 to indicate this change to the GAAP hierarchy. The adoption of the ASC and ASU 2009-01 did not have any effect on the Bank’s results of operations or financial position. All references to accounting literature included in the notes to the financial statements have been changed to reference the appropriate sections of the ASC.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends Subtopic 820-10 with new disclosure requirements and clarification of existing disclosure requirements. New disclosures required include the amount of significant transfers in and out of levels 1 and 2 fair value measurements and the reasons for the transfers. In addition, the reconciliation for level 3 activity will be required on a gross rather than net basis. The ASU provides additional guidance related to the level of disaggregation in determining classes of assets and liabilities and disclosures about inputs and valuation techniques. The amendments are effective for annual or interim reporting periods beginning after December 15, 2009, except for the requirement to provide the reconciliation for level 3 activity on a gross basis which will be effective for fiscal years beginning after December 15, 2010.

2.	Investment Securities

The carrying amounts (in thousands) of investment securities and their approximate fair values at March 31, 2010 and December 31, 2009 and 2008 are as follows:

	March 31, 2010
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities available for sale:
Mortgage backed securities:
FHLB certificates	2,764	80	—	2,844
GNMA certificates	15	—	—	15
FNMA certificates	1,998	39	—	2,037
FNR certificates	463	3	—	466
SBA pools	8	—	—	8
U.S. Government obligations	1,023	6	—	1,029
Municipal securities	345	3	—	348

Total debt securities	6,616	131	—	6,747
Equity securities	2	—	—	2

	6,618	131	—	6,749

Securities held to maturity:
FHLB certificates	13	—	—	13
SBA pools	147	—	2	145

	160	—	2	158

2.	Investment Securities (Continued)

	December 31, 2009
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities available for sale:
Mortgage backed securities:
FHLB certificates	3,034	80	—	3,114
GNMA certificates	15	—	—	15
FNMA certificates	2,293	13	3	2,303
FNR certificates	257	6	—	263
SBA pools	8	—	—	8
U.S. Government obligations	1,029	6	—	1,035
Municipal securities	345	3	—	348

Total debt securities	6,981	108	3	7,086
Equity securities	1	—	—	1

	6,982	108	3	7,087

Securities held to maturity:
SBA pools	171	1	1	171

	December 31, 2008
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities available for sale:
Mortgage backed securities:
GNMA certificates	15	—	—	15
FHLB certificates	1,563	55	2	1,615
FNMA certificates	1,347	5	1	1,351
FNR certificates	950	4	11	943
FHR certificates	1,530	—	28	1,502
SBA pools	13	—	1	12
U.S. Government obligations	998	4	—	1,003

Total debt securities	6,416	68	43	6,441
Equity securities	2	—	—	2

	6,418	68	43	6,443

Securities held to maturity:
Mortgage backed	40	2	—	42
SBA pools	234	—	7	227

	274	2	7	269

2.	Investment Securities (Continued)

The following table shows the gross unrealized losses (in thousands) and fair value of the Bank’s investments with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at March 31, 2010 and December 31, 2009 and 2008.

	March 31, 2010
	Less than 12 Months		12 Months or Greater		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage backed securities:
SBA pools	—	—	91	1	91	1
FNR certificates	—	—	18	—	18	—

	—	—	109	1	109	1

	December 31, 2009
	Less than 12 Months		12 Months or Greater		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage backed securities:
FNMA certificates	629	2	—	—	629	2
FNR certificates	—	—	463	1	463	1
FHR certificates	—	—	42	—	42	—
SBA pools	—	—	93	2	93	2

	629	2	598	3	1,227	5

	December 31, 2008
	Less than 12 Months		12 Months or Greater		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Mortgage backed securities:
FHLMC certificates	146	(2)	—	—	146	(2)
FNMA certificates	139	(1)	—	—	139	(1)
FNR certificates	458	(11)	—	—	458	(11)
FHR certificates	1,501	(28)	—	—	1,501	(28)
GNMA certificates	16	—	—	—	16	—
SBA pools	—	—	240	(8)	240	(8)

	2,260	(42)	240	(8)	2,500	(50)

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Market changes in interest rates and market changes in credit spreads will cause normal fluctuations in the market value of securities and the possibility of temporary unrealized losses. The Bank has determined that there was no other-than-temporary impairment associated with these securities at March 31, 2010 or December 31, 2009 and 2008.

2.	Investment Securities (Continued)

The scheduled maturities of debt securities at March 31, 2010 are as follows:

	Securities Held to Maturity		Securities Available for Sale
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in one year or less	13	13	1,023	1,029
Due from one year to five years	—	—	—	—
Due from five to ten years	147	145	609	617
Due after ten years	—	—	4,983	4,090

	160	158	6,615	5,736

The FHLB stock is a restricted investment security, and is carried at cost. Total (in thousands) at March 31, 2010 and December 31, 2009 was $280; at December 31, 2008, it was $279. The Bank’s required stock investment is $47 at March 31, 2010.

The following table summarizes investment activities (in thousands) for the periods ending March 31, 2010 and December 31, 2009 and 2008:

	March 31,		December 31,
	2010		2009		2008
	Held to	Available	Held to	Available	Held to	Available
	Maturity	for Sale	Maturity	for Sale	Maturity	for Sale

Purchases of securities	—	—	—	2,967	—	2,675

Maturities of securities	—	368	104	2,403	71	2,054

3.	Loans

Loans (in thousands) at March 31, 2010 and December 31, 2009 and 2008, consist of the following:

	March 31,	December 31,
	2010	2009	2008

Held for sale (one-four family)	2,916	761	585
Residential real estate (one-four family)	36,279	35,338	32,482
Commercial real estate and lines of credit	12,435	12,670	10,196
Multifamily real estate	2,211	2,247	456
Land	5,283	4,292	4,159
Residential construction	1,609	1,365	1,867
Commercial business	4,696	4,436	3,709
Home equity lines of credit	1,527	1,697	1,029
Consumer non-real estate	3,633	4,337	6,800
Overdrafts	30	31	120

	70,619	67,174	61,403
Allowance for loan losses	(179)	(176)	(183)

	70,440	66,998	61,220

3.	Loans (Continued)

Changes in the allowance for loan losses (in thousands) are summarized as follows:

	March 31,	March 31,	December 31,
	2010	2009	2009	2008

Beginning balance	176	183	183	157
Provision for loan losses	—	2	16	32
Loans charged off	—	(10)	(24)	(8)
Recoveries	3	—	1	2

Ending balance	179	175	176	183

Loans on which the accrual of interest has been discontinued amounted to approximately $245, $248 and $303 at December 31, 2009 and 2008, respectively. Had nonaccrual loans been current during the year per their original terms, interest income would have increased by approximately $4 for 2010, $10 for 2009 and $16 for 2008. Impaired loans are not significant.

The Bank is obligated to repurchase those mortgage loans sold which do not have complete documentation or which experience an early payment default. At March 31, 2010 and December 31, 2009 and 2008, loans sold (in thousands) for which the Bank is contingently liable to repurchase amounted to approximately $9,102, $7,919 and $12,915. The Bank also is committed to sell loans (in thousands) approximating $2,944, $771 and $796 at March 31, 2010 and December 31, 2009 and 2008.

The Bank grants consumer, commercial and residential loans to customers in Ruston, Louisiana and the surrounding area. Although the Bank has a diversified loan portfolio, a substantial portion of loan repayment is dependent upon the general economic sector.

4.	Premises and Equipment

Premises and equipment (in thousands) at March 31, 2010 and December 31, 2009 and 2008, are summarized as follows:

	Estimated	March 31,	December 31,
	Useful Lives	2010	2009	2008

Land		1,080	1,150	640
Buildings and improvements	15-40 years	2,898	2,898	1,697
Furniture, fixtures and equipment	3-10 years	1,131	1,121	857
Vehicles	4 years	29	29	29
Branch construction in progress		—	—	1,577

		5,138	5,198	4,800
Less-accumulated depreciation		(1,360)	(1,313)	(1,129)

Premises and equipment		3,778	3,885	3,671

Depreciation (in thousands) charged to operations amounted to $184 in 2009 and $116 in 2008 for the years ending in December and $47 and $32 for the periods ending March 31, 2010 and 2009, respectively.

5.	Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and

5.	Regulatory Capital (Continued)

classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I and Tangible capital (as defined) to average assets (as defined). Management believes, as of March 31, 2010, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 2010, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank’s actual capital amounts (in thousands) and ratios are also presented in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

					To be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes:		Action Provisions:
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of March 31, 2010
Total capital (to Risk Weighted Assets)	8,695	13.58%	≥5,123	≥8.0%	≥6,404	≥10.0%
Core (Tier I) Capital (to Risk Weighted Assets)	8,547	13.35%	N/A	N/A	≥3,842	≥6.0%
Core (Tier I) Capital (to Total Assets)	8,547	9.61%	≥3,556	≥4.0%	≥4,445	≥5.0%
Tangible Capital (to Total Assets)	8,547	9.61%	≥1,333	≥1.5%	N/A	N/A
As of December 31, 2009
Total capital (to Risk Weighted Assets)	8,580	13.93%	≥4,927	≥8.0%	≥6,159	≥10.0%
Core (Tier I) Capital (to Risk Weighted Assets)	8,407	13.65%	N/A	N/A	≥3,695	≥6.0%
Core (Tier I) Capital (to Total Assets)	8,407	9.79%	≥3,434	≥4.0%	≥4,293	≥5.0%
Tangible Capital (to Total Assets)	8,407	9.79%	≥1,288	≥1.5%	N/A	N/A
As of December 31, 2008
Total capital (to Risk Weighted Assets)	8,113	13.81%	≥4,700	≥8.0%	≥5,875	≥10.0%
Core (Tier I) Capital (to Risk Weighted Assets)	7,942	13.52%	N/A	N/A	≥3,525	≥6.0%
Core (Tier I) Capital (to Total Assets)	7,942	10.20%	≥3,117	≥4.0%	≥3,894	≥5.0%
Tangible Capital (to Total Assets)	7,942	10.20%	≥1,168	≥1.5%	N/A	N/A

The following is a reconciliation of the Bank’s equity under GAAP to regulatory capital at the dates indicated (dollars in thousands).

	March 31,	December 31,
	2010	2009	2008

GAAP equity	8,547	8,407	7,942
Allowance for loan losses	148	173	171

Total capital	8,695	8,580	8,113

6.	Related Party Transactions

At March 31, 2010 and December 31, 2009 and 2008, certain officers, directors, or companies in which they have 10% or more beneficial ownership were indebted to the Bank in the approximate aggregate amounts (in

6.	Related Party Transactions (Continued)

thousands) of $2,219, $2,249 and $2,338, respectively. Such parties held deposits (in thousands) in the Bank in the approximate amounts of $5,119, $4,680 and $2,457 at March 31, 2010 and December 31, 2009 and 2008, respectively. Total principal additions (in thousands) were $0, $1,716 and $1,722 for the periods ended March 31, 2010, December 31, 2009 and 2008, respectively; total principal payments (in thousands) were $30, $1,805 and $2,947 for the same periods. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and none of such loans involve more than the normal risk of collectability or present other unfavorable features.

7.	Commitments and Contingencies

In the ordinary course of business, the Bank has outstanding commitments on which management does not anticipate losses. They include, among other things, commitments to extend credit and letters of credit undertaken in the normal course of business. As of March 31, 2010 and December 31, 2009 and 2008, the Bank had $3,279, $1,993 and $4,486, respectively, of loan commitments outstanding (in thousands), including loans in process. Letters and lines of credit (in thousands) outstanding at March 31, 2010 and December 31, 2009 and 2008 amounted to $836, $1,036 and $0, respectively. As of March 31, 2010 and December 31, 2009 and 2008, the Bank had outstanding commitments to fund fixed-rate loans (in thousands) of $1,319, $180 and $1,625, respectively. The range of interest rates on such commitments was 4.25% to 5.00% at March 31, 2010, 4.75% (one loan) at December 31, 2009 and 4.50% to 5.375% at December 31, 2008.

When entered into, these commitments represent off-balance sheet risk to the Bank, with the contractual notional amount representing the Bank’s exposure to credit loss in the event of nonperformance by the other party to the instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. They generally have fixed expiration dates and require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis, and obtains an amount of collateral it deems sufficient.

The Bank is party to agreements for the provision of data processing and imaging services. These agreements generally run until October 2011 at approximately $11,000 (including a $3,000 fixed fee) per month. Certain agreements automatically renew for a successive five year term at market rates at the end of the current term, if no advance notice of termination is given.

Future estimated minimum payments (in thousands) at March 31, 2010 under these agreements are as follows:

2010	134
2011 (end of term)	103

237

8.	Deposits

Deposits (in thousands) at March 31, 2010 and December 31, 2009 and 2008 are summarized as follows:

	March 31,		December 31,
	2010		2009		2008
		Weighted		Weighted		Weighted
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate

Savings and Demand
Noninterest bearing accounts	6,599	—	7,065	—	6,339	—
Interest bearing checking	15,275	.40%	13,919	0.40%	14,924	0.75%
Savings accounts	6,809	.40%	6,716	0.40%	7,696	1.00%
Money market	4,844	1.00%	3,959	1.00%	2,782	1.50%

	33,527		31,659		31,741
Time
0.00% to 0.99%	796	.80%	—	—	—	—
1.00% to 1.99%	16,946	1.56%	14,958	1.62%	338	1.67%
2.00% to 2.99%	14,690	2.25%	17,294	2.19%	10,633	2.46%
3.00% to 3.99%	10,722	3.28%	11,557	3.26%	21,054	3.37%
4.00% to 4.99%	170	4.00%	475	4.16%	4,489	4.43%
5.00% to 5.99%	—	—	—	—	1,028	5.18%

	43,324		44,284		37,542

Total deposits	76,851		75,943		69,283

Scheduled maturities of time deposits, excluding IRA accounts, at March 31, 2010 are as follows:

2011	35,467
2012	3,484
Thereafter	—

38,951

Time deposits (in thousands) of $100,000 or more amounted to approximately $17,659, $18,985 and $19,257 at March 31, 2010 and December 31, 2009 and 2008, respectively. The Federal Deposit Insurance Corporation has increased deposit insurance on most accounts from $100,000 to $250,000.

9.	Income Taxes

Income tax expense (in thousands) as of March 31, 2010 and 2009, and December 31, 2009 and 2008 is summarized as follows:

	March 31,		December 31,
	2010	2009	2009	2008

Federal:
Current	68	60	142	242
Community Renewal credits	(7)	(5)	(22)	(22)
Deferred	—	5	62	(21)

Total income taxes	61	60	182	199

9.	Income Taxes (Continued)

A reconciliation of the federal statutory rate to the effective income tax rate for the quarters ended March 31, 2009 and 2008 and years ended December 31, 2009 and 2008 is as follows:

	March 31,		December 31,
	2010	2009	2009	2008

Federal statutory income tax rate	34.0%	34.0%	34.0%	34.0%
Depreciation	(1.4)	(1.2)	(0.8)	(1.4)
Wage credits	(0.7)	(0.7)	(2.2)	(2.8)
Allowance for bad debts	(0.5)	—	0.4	—
Non-taxable life insurance	—	—	(4.1)	—
Other	(1.1)	2.2	0.9	0.6

Effective tax rate expense	30.3%	34.3%	28.2%	30.4%

The components of deferred income taxes (in thousands) included in other assets in the balance sheets are approximately as follows:

	March 31,	December 31,
	2010	2009	2008

Allowance for loan losses	131	130	132
Deferred compensation	31	30	32

Subtotal deferred tax assets	162	160	164
Depreciation	(89)	(88)	(31)
Unrealized gains on securities available for sale	(44)	(35)	(8)

Subtotal deferred tax liability	(133)	(123)	(39)

Total deferred income tax asset, net	29	37	125

These deferred tax assets and liabilities arise from temporary differences related to the allowance for loan losses, accumulated depreciation, accrued interest payable, and unrealized gains or losses on investment securities available for sale. The major difference in reported income tax expense and expected income taxes based upon pretax income results from Community Renewal credits and changes in the cash surrender value of life insurance. Other liabilities at March 31, 2010 and December 31, 2009 and 2008 include income taxes payable (in thousands) of $20, $21 and $50.

The Bank, as required by accounting standards, reviewed its various tax positions taken or expected to be taken in its tax returns and has determined it does not have unrecognized tax benefits, nor does it expect that position to change significantly over the next twelve months. The Bank recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of March 31, 2010, it has not accrued interest or penalties related to uncertain tax positions.

The Bank files an annual U.S. Federal income tax return. Federal income tax returns for the tax years 2007 and beyond remain subject to examination by the Internal Revenue Service.

10.	Foreclosed Real Estate

Foreclosed real estate represents property acquired through foreclosure or deeded in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. The Bank also transfers to this category those loans meeting the applicable criteria for loans considered repossessions insubstance. Amounts are carried at the lower of cost of acquisition or the asset’s fair value less estimated costs to sell. Reductions in the balance at the date of acquisition are charged to the allowance for loan losses. Any subsequent writedowns to reflect current fair value are charged to noninterest expense and credited to foreclosed real estate. Direct costs incurred in foreclosures are also charged to noninterest expense. At March 31, 2010 and December 31, 2009 and 2008, the Bank held no foreclosed real estate.

11.	Retirement Plans

Until March 1, 2007, the Bank participated in a multi-employer, noncontributory defined benefit retirement plan sponsored by the Financial Institutions Retirement Fund. This plan covered substantially all the Bank’s employees, and provided benefits to employees who worked at least one thousand hours per year. Benefits were based upon each employee’s benefit service and average annual compensation, with each employee becoming fully vested upon completion of five years of qualifying service. The Financial Institutions Retirement Fund applied a full funding test on an individual employer basis. The Bank incurred pension contribution expense (in thousands) of $60 in December 31, 2009 and 2008; and $15 in March 2010 and 2009.

Effective March 1, 2007, the Bank elected to freeze the benefits provided under the plan to existing participants, to cease future benefit accruals, and to cease eligibility for employees in the Plan. Those participants in the Plan as of March 1, 2007 will receive a benefit equal to the benefit accrued under the Plan as of that date. The Bank is contingently liable for a final contribution to the Plan of up to an approximate amount of $91,000 as of July 1, 2009, the most recent valuation date.

The Bank also participates in an employee 401(k) retirement plan. Employees contribute up to 6% of their compensation to the plan, with the Bank matching 75% of such contributions. The Bank’s contribution expense (in thousands) to this plan amounted to $44 and $36 for December 2009 and 2008; and $20 and $17 for March 2010 and 2009.

12.	Deferred Compensation Plan

The Bank implemented a deferred compensation plan in late 1993 for certain key employees, and in 1996 for certain directors. The plans generally provide for retirement, death or disability payments, payable over 25 years (20 years for directors). The Bank obtained insurance on these individuals to provide for funding of the plan; however, the policies themselves are not pledged against the benefits. The plan limits the ultimate benefits to the cash surrender value (CSV) in the policies, after a certain return is realized by the Bank from those policies. Thus, based upon this limitation, deferred compensation is recognized to the extent of the CSV increase each year, once the Bank realizes its return.

Following is a summary of changes in deferred compensation payable (in thousands) and the related cash values of the life insurance contracts for December 31, 2009 and 2008:

	December 31,
	2009	2008

Change in cash value of life insurance contracts	71	264
Earnings (loss) of life insurance contracts-directors	86	(32)
Earnings (loss) of life insurance contracts-officers	6	30
Change in deferred compensation payable-directors	111	(24)
Change in deferred compensation payable-officers	28	29

No change occurred as of March 31, 2010 from 2009.

13.	Borrowings

Borrowings include advances from the Federal Home Loan Bank. Such advances are secured by deposit accounts in the Federal Home Loan Bank, Bank-owned capital stock in the Federal Home Loan Bank, and investment securities held in the custody of the Federal Home Loan Bank.

These advances (in thousands) as of March 31, 2010, and December 31, 2009 and 2008 are summarized as follows:

	March 31,	December 31,
	2010	2009	2008

Long-term advance dated 8-24-04, monthly payment of $1 for ten years, interest at 4.243%	—	—	53

13.	Borrowings (Continued)

The Bank has borrowing (in thousands) available to it as of March 31, 2010 in the approximate amount of $32,885 under current terms with the Federal Home Loan Bank.

Additional borrowing also is available through another bank for federal funds purchases. As of March 31, 2010, this credit line is for a maximum borrowing limit (in thousands) of $2,500 at the existing federal funds rate of the lender, and expires June 2010. No amounts were outstanding on this credit line at March 31, 2010 or December 31, 2009.

The Bank has overnight repurchase agreements with certain checking account customers, which are shown as securities sold under agreements (“repos”) to repurchase. At March 31, 2010 and December 31, 2009, the amount (in thousands) outstanding was $958 and $907, respectively. Interest expense (in thousands) on the repos was $2 for the three months ended March 31, 2010 and $4 for the year ended December 31, 2009. The market value of the collateral was approximately equal to the amounts outstanding. The average balance outstanding (in thousands) for the three months ended March 31, 2010 was $712 and for the year ended December 31, 2009 was $1,051. The maximum balance outstanding (in thousands) for 2010 and 2009 was $1,137 and $1,468, respectively.

14.	Fair Value Measurements

Accounting standards in the United States of America establish a framework for using fair value to measure assets and liabilities, and define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) as opposed to the price that would be paid to acquire the asset or received to assume the liability (an entry price).

Under these standards, a fair value measure should reflect the assumptions that market participants would use in pricing the asset or liability, including the assumptions about the risk inherent in a particular valuation technique, the effect of a restriction on the sale or use of an asset, and the risk of nonperformance. Required disclosures stratify balance sheet accounts measured at fair value based on inputs the Bank uses to derive fair value measurements. These strata include:

•	Level 1 valuations, where the valuation is based on quoted market prices for identical assets or liabilities traded in active markets (which include exchanges and over-the-counter markets with sufficient volume).

•	Level 2 valuations, where the valuation is based on quoted market prices for similar instruments traded in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•	Level 3 valuations, where the valuation is generated from model-based techniques that use significant assumptions not observable in the market, but observable based on Bank-specific data. These unobservable assumptions reflect the Bank’s own estimates for assumptions that market participants would use in pricing the asset or liability. Valuation techniques typically include option pricing models, discounted cash flow models, and similar techniques, but may also include the use of market prices of assets or liabilities that are not directly comparable to the subject asset or liability.

Items Measured at Fair Value on a Recurring Basis

For the Bank, the only items recorded at fair value on a recurring basis are securities available for sale. These securities consist primarily of mortgage-backed (including Agency) securities. When available, the Bank uses quoted market prices of identical assets on active exchanges (Level 1 measurements). Where such quoted market prices are not available, the Bank typically employs quoted market prices of similar instruments (including matrix pricing) and/or discounted cash flows to estimate a value of these securities (Level 2 measurements). Level 3 measurements include discounted cash flow analyses based on assumptions that are not readily observable in the market place, including projections of future cash flows, loss assumptions, and discount rates.

14.	Fair Value Measurements (Continued)

The following table presents financial assets and liabilities (in thousands) measured at fair value on a recurring basis at March 31, 2010 and December 31, 2009 and 2008:

				Estimated
	Level 1	Level 2	Level 3	Fair Value

March 31, 2010
Securities available for sale:
FHLB certificates	—	2,844	—	2,844
GNMA certificates	—	15	—	15
FHLMC certificates	—	1,029	—	1,029
FNMA certificates	—	2,037	—	2,037
FNR certificates	—	466	—	466
SBA pools	—	8	—	8
Muni’s	—	348	—	348
Equity securities	—	2	—	2

	—	6,749	—	6,749

				Estimated
	Level 1	Level 2	Level 3	Fair Value

December 31, 2009
Securities available for sale:
FHLB certificates	—	3,114	—	3,114
GNMA certificates	—	15	—	15
FHLMC certificates	—	1,035	—	1,035
FNMA certificates	—	2,303	—	2,303
FNR certificates	—	263	—	263
SBA pools	—	8	—	8
Municipal securities	—	348	—	348
Equity securities	—	1	—	1

	—	7,087	—	7,087

December 31, 2008
Securities available for sale	—	6,443	—	6,443

Items Measured at Fair Value on a Non-Recurring Basis

From time to time, certain assets may be recorded at fair value on a non-recurring basis, typically as a result of the application of lower of cost or fair value accounting or a write-down occurring during the period. The only item recorded at fair value on a non-recurring basis is foreclosed real estate, which is recorded at the lower of cost or fair value less estimated costs to sell. Fair value is determined by reference to appraisals (performed either by the Bank or by independent appraisers) on the subject property, using market prices of similar real estate assets (Level 2 measurements). The Bank held no foreclosed real estate at March 31, 2010 or December 31, 2009 and 2008.

15.	Subsequent Events

The Bank is required to evaluate events or transactions that may occur after the balance sheet date for potential recognition or disclosure in the financial statements. The Bank performed such an evaluation through March 12, 2010, the date which the financial statements were available to be issued, and noted no such subsequent events.

16.	Plan of Conversion (Unaudited)

On May 18, 2010, the Board of Directors of the Bank adopted a Plan of Conversion (the Plan) whereby the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and

16.	Plan of Conversion (Unaudited) (Continued)

operate as a wholly owned subsidiary of a stock holding company (the Holding Company), and offer the Holding Company stock on a priority basis to qualifying depositors, tax-qualified employee benefit plans sponsored by the Bank, and others in a subscription offering, with any remaining shares to be offered to the public in a direct community offering and possibly in a syndicated community offering (the Conversion). The Conversion is subject to approval by the Office of Thrift Supervision and by the Bank’s members.

As part of the Conversion, the Bank will establish a liquidation account in an amount equal to the net worth of the Bank as of the date of the latest balance sheet appearing in the final prospectus distributed in connection with the Conversion. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

Conversion cost will be deferred and reduce the proceeds from the shares sold in the Conversion. If the Conversion is not completed, all costs will be expensed. As of March 31, 2010, the Bank had incurred $12,500 of Conversion costs.

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Bank of Ruston following the conversion and offering, and Century Next Financial may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

(Proposed Holding Company for Bank of Ruston)

Up to 920,000 Shares of Common Stock
(Anticipated Maximum, Subject to Increase)

Common Stock

PROSPECTUS

          , 2010

Dealer Prospectus Delivery Obligation

Until          , 2010 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUPPLEMENT

Bank of Ruston 401(k) Plan
Offering Participation Interests in up to 71,839 shares of

Common Stock

This prospectus supplement is being provided to employees of Bank of Ruston who are participants in the newly adopted Bank of Ruston 401(k) Plan (the “Plan”). The Plan was adopted for the benefit of Bank of Ruston’s active employees to replace the former Pentegra Defined Contribution Plan for Financial Institutions (the “former Pentegra Plan”). The account balances of active employees of Bank of Ruston have been transferred from the former Pentegra Plan, a multiple-employer plan in which Bank of Ruston formerly participated, to the Plan, effective as of July 1, 2010, provided that such employees consented to such transfer. This prospectus supplement relates to the election by Plan participants to invest all or a part of their Plan accounts in stock units representing an ownership interest in the common stock of Century Next Financial Corporation at a purchase price of $10.00 per share.

Bank of Ruston is converting from a mutual savings bank to a stock savings bank and establishing a stock holding company, Century Next Financial, to hold all of the outstanding shares of Bank of Ruston. All of the shares of Century Next Financial will be held by public shareholders. In connection with the conversion, Century Next Financial’s common stock will be offered for sale to certain depositors in a subscription offering and then to the general public in a community offering.

As a participant in the Plan, you may use your account balance in the Plan to purchase shares of Century Next Financial common stock in two possible ways:

•	First, if you already have subscription rights as an eligible depositor of Bank of Ruston, you may exercise such rights and use the monies held in your individual Plan account to purchase shares during the subscription offering of Century Next Financial’s shares, subject to the limitations and other conditions of such offering. If you do not have subscription rights, you may be able to use the monies held in your individual Plan account to purchase shares during a community offering, as a member of the general public. Subscription offering orders, however, will have preference over orders placed in a community offering, in the event the offering is oversubscribed. Because the Plan actually purchases the shares, you will acquire a “participation interest” in the shares and not own the shares directly. Shares may be purchased in this manner by allocating all or a portion of the funds in your Plan account into a new investment option, the employer stock fund, which provides the opportunity to invest Century Next Financial’s common stock. The purchase price is $10.00 per share.

•	Second, after Century Next Financial’s initial public offering is completed, on an ongoing basis, whether or not you purchase shares during the offering, you will be able to allocate all or a portion of your Plan account between all of the Plan’s investment funds including the option to invest in Century Next Financial’s common stock. The purchase price of shares will be market price, which may be more or less than the $10.00 purchase price in the offering.

The prospectus dated            , 2010 of Century Next Financial, which is attached to this prospectus supplement, includes detailed information with respect to Century Next Financial, Bank of Ruston and the offering of Century Next Financial common stock. This prospectus supplement should be read only in conjunction with the attached prospectus.

For a discussion of certain factors you should consider before investing, see “Restrictions on Resale” at page S-9 in this prospectus supplement and “Risk Factors” beginning on page 12 in the prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The participation interests are not savings accounts or deposits and are not insured or guaranteed by any government insurance fund, Bank of Ruston or Century Next Financial Corporation. This type of investment involves risk and you may lose some or all of your investment.

The date of this prospectus supplement is          , 2010

THE OFFERING

Summary of the Conversion

Bank of Ruston is converting from the mutual to the stock form and organizing a new stock holding company under the name Century Next Financial Corporation, a Louisiana corporation. Bank of Ruston will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and become a wholly owned subsidiary of Century Next Financial. You may use your Plan account to subscribe for shares of common stock of Century Next Financial as described in this prospectus supplement.

Securities Offered

The securities offered by this prospectus supplement are participation interests in the Plan. Bank of Ruston is offering stock units in the Plan. The stock units represent indirect ownership of Century Next Financial common stock through the Century Next Financial Corporation Stock Fund being established under the Plan in connection with the stock offering. At March 31, 2010, the Plan had $718,391 in assets which could be used to purchase up to 71,839 shares (at the purchase price of $10.00 per share) of Century Next Financial’s common stock subject to the limitations and conditions of Century Next Financial’s offering. The Plan will hold the common stock and the Plan will only acquire shares at the instruction of Plan participants for their own accounts. Century Next Financial is the issuer of the common stock. The common stock to be issued hereby is conditioned on the completion of the conversion. Your investment in the common stock of Century Next Financial in the conversion is subject to the priority purchase rights applicable to you, as set forth in the Plan of Conversion, and as described below. Information with regard to the Plan is contained in this prospectus supplement, and information with regard to the conversion and the financial condition, results of operation and business of Bank of Ruston is contained in the attached prospectus. This prospectus supplement should be read with the attached prospectus. The address of the principal executive office of Century Next Financial and Bank of Ruston is 505 North Vienna Street, Ruston, Louisiana 71270. The telephone number of Bank of Ruston is (318) 255-3733.

Election to Purchase Common Stock in the Offering; Priorities

You may direct the transfer of all or part of the funds which represent your beneficial interest in the assets of the Plan to be invested in the employer stock fund. The Plan trustee will subscribe for common stock offered for sale in connection with the conversion according to your directions. In the event the offering is oversubscribed and the Plan trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that is not invested in common stock of Century Next Financial will be returned to the other investments of the Plan pursuant to your existing investment directions. If you choose not to direct the investment of your Plan account balance to purchase shares of Century Next Financial’s common stock in the offering, your Plan account balance will remain in the other investment options of the Plan as previously directed.

You are permitted to use funds allocated to your Plan account to purchase shares of Century Next Financial’s common stock in the subscription offering to the extent that you fall into one of the following orders of priority:

•	first, you held deposit account(s) at Bank of Ruston with an aggregate balance of $50 or more at the close of business on December 31, 2008;

•	second, you held deposit account(s) at Bank of Ruston with an aggregate balance of $50 or more at the close of business on June 30, 2010; and

•	third, you held deposit account(s) at Bank of Ruston at the close of business on [DATE4], 2010.

If you do not qualify in the subscription offering, your order will be treated as a community offering order. Common stock so purchased will be allocated to your Plan account.

The limitations on the amount of common stock that you may purchase in the offering, as described in the attached prospectus, see “The Conversion and Offering — Limitations on Common Stock Purchases,” will be calculated based on the aggregate amount directly purchased by you in the offering with funds held outside the Plan, together with the amount purchased with funds allocated to your Plan account.

How to Use Plan Funds and Funds Held Outside the Plan to Invest in the Offering

Accompanying this prospectus supplement is an investment election form attached as Annex A. The investment election form will enable you to direct that all or a portion of your beneficial interest in the Plan be used to invest in the common stock of Century Next Financial. If you wish to invest all or part of your beneficial interest in the assets of the Plan in Century Next Financial’s common stock during the offering, you should complete the investment election form and return it to G. Randall Allison no later than 5:00 p.m., Central time on [DATE1], 2010. In order to purchase shares outside the Plan (in your name or through an IRA), you must complete and return a stock order form, along with payment by check or by authorizing a withdrawal from your Bank of Ruston deposit account(s) to be received by the conversion center no later than 5:00 p.m., Central time, on [DATE1], 2010. If you do not have a stock order form, or have other questions about purchasing stock outside the Plan, contact the Conversion Center by calling (     )          .

Deadline for Delivery of Election Forms

The investment election form must be returned to Bank of Ruston, 505 North Vienna Street, Ruston, Louisiana 71270, Attn: G. Randall Allison, to be received no later than 5:00 p.m., Central time on [DATE1], 2010.

Irrevocability of Election to Participate in the Offering

After you return the investment election form, your directions to transfer amounts credited to your Plan account to purchase shares of common stock during the offering are irrevocable.

Direction to Purchase Common Stock After the Offering

After the offering, whether or not you elected to purchase shares during the offering, you will continue to be able to direct the investment of your plan contributions in the investment options available under the Plan, including Century Next Financial’s common stock, through the employer stock fund (the percentage invested in any option must be a whole percent). You may change the allocation of your interest in the various investment options offered under the Plan at any time. Special restrictions may apply to transfers directed to or from Century Next Financial’s common stock if you are an executive officer, director or principal shareholder of Century Next Financial and are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended. In addition, participants who are our officers or directors will not be able to transfer their initial investment out of Century Next Financial’s common stock purchased in the offering for a period of one (1) year following completion of the conversion.

Purchase Price of Common Stock

The funds you allocate for the purchase of common stock in the offering will be used by the Plan trustee to purchase shares of common stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of common stock in the offering will be $10.00 per share, the same price as paid by all other persons who purchase shares of common stock in the offering.

After the offering, common stock purchased by the Plan trustee will be acquired in open market transactions or from Century Next Financial’s treasury stock account. The prices paid by the trustee for shares acquired in the open market may be higher or lower than the $10.00 per share offering price and will be for “adequate consideration” which means the fair market value of the common stock as quoted on the OTC Bulletin Board.

Nature of a Participant’s Interest in Common Stock

The common stock will be held in the name of the Plan, as trustee, and will be allocated to your individual account under the Plan. Therefore, earnings with respect to your Plan account should not be affected by the investment designations (including investments in Century Next Financial common stock) of other participants.

DESCRIPTION OF THE PLAN

Introduction

The former Pentegra Plan was originally adopted effective as of February 1, 2000 and participated in the Pentegra Defined Contribution Plan for Financial Institutions, a multiple employer plan. The former Pentegra Plan was amended and restated effective as of December 31, 2007, was further amended effective as of October 1, 2009 and was amended again on December 17, 2009. In connection with the mutual to stock conversion of Bank of Ruston and the initial public offering of common stock of Century Next Financial, Bank of Ruston desired to permit employees who participated in the former Pentegra Plan and who have the ability to direct the investment of their account balances to purchase common stock Century Next Financial in their accounts in the Plan. In order to facilitate the purchase of shares, however, Bank of Ruston was required to transfer the account balances of Bank of Ruston employees who participated in former Pentegra Plan to a new single employer plan that Bank of Ruston established. The single employer Plan was adopted effective July 1, 2010. The former Pentegra Plan does not permit the account balances of former employees to be transferred to the new single employer plan. Accordingly, no account of a former employee has been transferred to the Plan.

The Plan is a profit sharing plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended. Bank of Ruston received a determination letter from the IRS dated March 8, 2010 for the former Pentegra Plan, which provides that the former Pentegra Plan is qualified under Section 401(a) of the Internal Revenue Code, and its related trust is tax exempt under Section 501(a) of the Internal Revenue Code. Bank of Ruston will apply for a determination letter with respect to the Plan pursuant to a filing schedule established by the Internal Revenue Service.

Employee Retirement Income Security Act

The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefits Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained under Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Applicable federal law requires the Plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the Plan prior to the termination of your employment with Bank of Ruston. A substantial federal tax penalty also may be imposed on distributions made prior to you attaining the age 59 1/2.

Reference to Full Text of Plan

The following is a summary of the Plan and does not contain all of the detailed information in the Plan. Copies of the Plan are available to all employees by request from Bank of Ruston, 505 North Vienna Street, Ruston, Louisiana 71270, Attn: G. Randall Allison. You are urged to read carefully the full text of the Plan.

To the extent that any conflict may exist between the terms and conditions of the Plan and the description in this prospectus supplement, the terms and conditions in the Plan shall control.

Eligibility and Participation

An employee of Bank of Ruston is eligible to become a participant in the Plan after completing one (1) month of employment in which the employee completed at least 83.33 hours of service. An eligible participant will enter the Plan on the first day of the calendar month coinciding with or next following the date an employee satisfies these requirements. After an employee enters the Plan, he or she is eligible to receive employer matching contributions; however, Bank of Ruston retains the discretion to increase, decrease or eliminate the amount of contributions made to the Plan. The plan year is the calendar year, January 1 to December 31.

As of March 31, 2010, there were approximately 27 employees actively participating in the Plan.

Contributions Under the Plan

401(k) Contributions.  As a Plan participant, you are permitted to elect to reduce your compensation in whole percentages up to 50% of your Plan salary and may change your contributions later. Contribution changes are permitted daily. The amount you elect is subject to certain restrictions and limitations, as discussed below, not to exceed $16,500 for 2010 or such higher amount as may be periodically set by the IRS, with such amount to be contributed to the Plan on your behalf. If you are 50 years or older, you can also make “catch up” contributions of up to $5,500 in 2010. Your pre-tax employee contributions are transferred by Bank of Ruston to the trustee and credited to your Plan account. The Plan defines “compensation” as your basic taxable cash compensation, including commissions, overtime and bonuses but excluding any non-cash remuneration such as when shares of restricted stock vest, plus certain pre-tax contributions. Generally, you may elect to modify the amount contributed to your Plan account; however, special restrictions apply to the employer stock fund if you are subject to Section 16 of the Securities Exchange Act of 1934.

Employer Matching and Profit Sharing Contributions.  Bank of Ruston currently contributes a matching contribution amount equal to 75% of the first 6% of your contribution. Bank of Ruston retains the discretion to increase, decrease or eliminate the amount of matching contributions made to the Plan.

Limitations on Contributions

Limitation on Annual Additions and Benefits.  Pursuant to the requirements of the Internal Revenue Code, the Plan provides that the amount of contributions and forfeitures allocated to your Plan account during any calendar year generally may not exceed the lesser of 100% of compensation for the calendar year or $49,000 (for 2010) (adjusted for increases in the cost of living as permitted by the Internal Revenue Code).

Limitation on 401(k) Plan Contributions.  By law, your total deferrals under the Plan may not exceed $16,500 for 2010 ($22,000 if you are 50 years or older), adjusted for increases in the cost of living as permitted by the Internal Revenue Code. Contributions in excess of this limitation will be included in gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan, unless the excess deferral (together with any income allocable thereto) is distributed by April 15th of the following year in which the excess deferral is made. Any income on the excess deferral that is distributed by April 15th of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the taxable year in which the excess deferral is made.

Limitation on Plan Contributions for Highly Compensated Employees.  Section 401(k) of the Internal Revenue Code limits the amount of salary deferrals that may be made to the Plan in any calendar year on behalf of highly compensated employees (as defined below) in relation to the amount of salary deferrals made by or on behalf of all other employees eligible to participate in the Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

In general, a highly compensated employee includes any employee who, during the calendar year or the preceding year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of Century Next Financial), or (2) for the preceding year had compensation from the employer in excess of $110,000 (for 2010), and if the employer so elects was in the top-group of employees for such preceding year. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during such year. Such dollar amounts are adjusted annually to reflect increases in the cost of living.

In order to prevent the disqualification of the Plan, any amount contributed by highly compensated employees that exceeds the average deferral limitation in any calendar year must be distributed to such highly compensated employees before the close of the following calendar year. However, the employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions either are recharacterized or are distributed before the close of the first 12 months following the calendar year to which such excess contributions relate.

Top-Heavy Plan Requirements.  If for any calendar year the Plan is a top-heavy plan, Bank of Ruston may be required to make certain minimum contributions to the Plan on behalf of non-key employees. In general, the Plan will be regarded as a “top-heavy plan” for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants. Key employees generally include any employee who, at any time during the calendar year, was (1) an officer of Bank of Ruston having annual compensation in excess of $160,000 (for 2010), (2) a 5% owner of Century Next Financial (i.e., owns directly or indirectly more than 5% of the stock of Century Next Financial, or stock possessing more than 5% of the total combined voting power of all stock of Century Next Financial or (3) a 1% or greater owner of Century Next Financial having annual compensation in excess of $150,000.

Loans

You are generally permitted to borrow money from your account once per year. The loan amount must be at least $1,000 and is limited to a maximum of 50% of your vested account balance, up to a maximum of $50,000. The interest rate will be determined at the time of the loan request. This rate will remain fixed for the life of the loan. You can borrow for any reason up to a maximum term of 60 months. If you are borrowing to purchase a residence, your loan may have a term of up to 180 months. Refinancing is not permitted. The Plan Administrator can provide you with information about the fees associated with a loan. Unlike a withdrawal, there are no tax penalties associated with the plan’s loan feature, unless you default on the loan repayment, in which case the loan is treated as a withdrawal.

Hardship Withdrawal

You can withdraw contributions made on your behalf if your employer determines that you have an immediate financial need created by severe hardship and you lack other reasonably available resources. The IRS defines financial hardship as:

•	Purchase of a primary residence and payment of certain expenses related to the repair of damage to a primary residence.

•	To prevent eviction from or foreclosure of a primary residence.

•	Tuition, including room and board, for the next 12 months of post-secondary education for yourself, your spouse or children.

•	Payment of unreimbursed medical expenses and certain funeral expenses.

•	Payment for expenses for repairing damages to a principal residence that would qualify for a casualty deduction under the Internal Revenue Code.

In the event of a hardship withdrawal, you may continue to make contributions to the 401(k) Plan.

In-Service Withdrawal

In general, you may make a full or partial withdrawal if you have an immediate financial need created by severe hardship, as described in the preceding paragraph under the header “Hardship Withdrawal.” If you make a withdrawal, you may continue to make contributions to the Plan. The Plan also provides for in-service withdrawals of rollover account balances and, to the extent that you are vested in your Plan account balance and have completed five (5) years of participation in the Plan, employer matching contributions. You are also entitled to apply for in-service distribution of your entire account balance if you have attained age 59 1/2.

Under current tax law, any amounts withdrawn from the plan — both contributions and earnings - will be taxed as ordinary income. Distributions before age 59 1/2, unless such distributions are a result of severance from employment at or after age 55, or death, are also subject to a 10% early withdrawal penalty, as well as regular income tax.

Investment of Contributions

All amounts credited to your accounts under the Plan are held in a trust. A trustee appointed by Bank of Ruston’s Board of Directors administers the trust. Accompanying this prospectus supplement is Annex B, which provides a description of the investment choices under the Plan.

Employer Stock

Each participant’s beneficial interest in his or her common stock of Century Next Financial will be valued using the unit accounting method and the common stock acquired by the trustee will be denominated in stock units and held in trust for the participants in the Plan. Initially one stock unit will equal one share of Century Next Financial common stock, and a stock unit initially will be valued at $10.00. Following the stock offering, the stock unit value will be determined by dividing the total market value of the Century Next Financial Corporation Stock Fund at the end of each day by the total number of units held in the Century Next Financial Corporation Stock Fund by all participants as of the close of the previous day. The change in stock unit value will reflect the day’s change in stock price, any cash dividends accrued and the interest earned on the cash component of the Century Next Financial Corporation Stock Fund, less any investment management fees. All purchases will be made at prevailing market prices. Under certain circumstances, the Plan trustee may be required to limit the daily volume of shares purchased.

Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of our common stock will be paid out of a cash account managed by the Plan trustee. Therefore, although your account will not be directly adjusted for such fees, the market value of the shares held in your account will be reduced.

As of the date of this prospectus supplement, none of the shares of Century Next Financial common stock have been issued or are outstanding and there is no established market for Century Next Financial’s common stock. Accordingly, there is no record of the historical performance of Century Next Financial’s common stock. Generally, performance will be dependent upon a number of factors, including the financial condition and profitability of Century Next Financial and market conditions for Century Next Financial’s common stock.

Vesting

You are always 100% vested in your pre-tax employee contributions and the earnings thereon under the Plan. In addition, you are always 100% vested in any employer contributions made on your behalf other than matching contributions or profit sharing contributions (and the earnings thereon) under the Plan. Employer matching contributions made on your behalf become 100% vested after you complete three years of service (and are zero percent vested if you have less than three years of service).

Distribution Upon Retirement or Disability

Upon retirement or disability, you may elect to have your vested account balance distributed in a single lump-sum payment or in installments over a period not in excess of his remaining life expectancy. Payment of your benefits must generally begin no later than the April 1 following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire.

Distribution Upon Death

If you die before your entire vested interest has been distributed, benefits will be paid to your surviving spouse in a single lump-sum payment. If you are an unmarried participant, or you are a married participant with special consent to the designation of a beneficiary other than your spouse, payment of benefits to your chosen beneficiary will be in a single lump-sum payment.

Distribution Upon Termination of Employment

After termination of employment with Bank of Ruston, you are entitled to distribution of your vested Plan account upon the earlier of death, disability, or attainment of the Plan’s normal retirement age. However, you may elect to receive a distribution of your vested Plan account after termination prior to death, disability, or the attainment of the Plan’s normal retirement age.

Non-alienation of Benefits

Except with respect to federal income tax withholdings and qualified domestic relations orders, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Reports to Plan Participants

The Plan administrator will furnish to you a quarterly statement showing the balance in your Plan account as of the end of that period, the amount of contributions allocated to your Plan account for that period, and the adjustments to your account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

Plan Administration

The Board of Directors of Bank of Ruston is the named fiduciary of the Plan for purposes of ERISA. The trustee for all the investment funds under the Plan, except the employer stock fund, is Pentegra Trust Company. Reliance Trust Company is the custodian of the Century Next Financial Corporation Stock Fund. The trustee receives, holds and invests the contributions to the Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan administrator.

The Plan is administered by a Plan administrator who is one or more persons appointed by and who serve at the pleasure of Bank of Ruston. Currently, the Plan administrator is Bank of Ruston. The address and telephone number of the administrator is 505 North Vienna Street, Ruston, Louisiana 71270, (318) 255-3733. The administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

Bank of Ruston intends to continue the Plan indefinitely. Nevertheless, Bank of Ruston may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, if you are affected by the termination you will have a fully vested interest in your Plan account. Bank of Ruston reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Bank of Ruston may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and/or the Internal Revenue Code.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Plan trust assets to another plan, the Plan requires that each participant will (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

General.  The following is a brief summary of certain federal income tax aspects of the Plan. Statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

As a “qualified retirement plan,” the Internal Revenue Code affords special tax treatment which includes the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. Bank of Ruston expects that it will adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Internal Revenue Code.

You are urged to consult your tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

Lump-Sum Distribution.  A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made: (1) within one taxable year to the participant or beneficiary; (2) on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and (3) consists of the balance to the credit of the participant under this Plan and all other profit sharing plans, if any, maintained by Bank of Ruston. The portion of any lump-sum distribution that is required to be included in the participant’s or beneficiary’s taxable income for federal income tax purposes consists of the entire amount of such lump-sum distribution less the amount of after-tax contributions, if any, made by the participant to any other profit sharing plans maintained by Bank of Ruston which is included in such distribution.

Averaging Rules.  The portion of the total taxable amount of a lump-sum distribution that is attributable to participation in the Plan or in any other profit-sharing plan maintained by Bank of Ruston and referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes.

Under a special rule, if you turned age 50 by 1985, you may elect to have your lump-sum distribution taxed under a ten-year income averaging rule which would allow you to pay a separate tax on the lump-sum distribution that would approximate the tax (under the rates in effect in 1986) that would have been due if the distribution had been received in ten equal annual installments

Common Stock Included in Lump-Sum Distribution.  If a lump-sum distribution includes our common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the excess of the value of such common stock at the time of the distribution over its cost to the Plan. The tax basis of such common stock to the participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by IRS regulations.

Distribution: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA.  Virtually all distributions from the Plan may be rolled over to another qualified retirement plan or to an IRA without regard to whether the distribution is a lump-sum distribution or a partial distribution. You have the right to elect to have the trustee transfer all or any portion of an “eligible rollover distribution” directly to another qualified plan or to an IRA. Distributions that are made directly to another retirement plan or a traditional IRA are generally not taxable to you until you take a distribution from such plan or IRA. Distributions may also be made to a Roth IRA, provided that the taxable amount of the distribution will be included in your taxable income. If you do not elect to have an “eligible rollover distribution” transferred directly to another qualified plan or to a traditional IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. The principal types of distributions which do not constitute eligible rollover distributions are (1) an annuity type distribution made over the life expectancy of the participant (or the participant and another individual), or for a period of 10 years or more, (2) a minimum distribution required by Section 401(a)(9) of the Internal Revenue Code, or (3) the portion of any distribution not includable in gross income, except that unrealized appreciation in employee securities can be included in an eligible rollover distribution.

ERISA and Other Qualification

As noted above, the Plan is subject to certain provisions of ERISA, and was submitted to the IRS for a determination that it is qualified under the Internal Revenue Code.

We have provided a brief description of the material federal income tax aspects of the Plan which are of general application under the Internal Revenue Code. This is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from Plan.

Restrictions on Resale

All shares of common stock purchased in connection with the conversion by any of our directors or officers, including shares acquired in the Plan, will be subject to a restriction that the shares not be sold for a period of one year following the conversion, except in the event of the death of such director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. Our directors and executive officers will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as long as the common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, and Rule 144 under the Securities Act of 1933, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Century

Next Financial. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans, must be reported periodically, either on a Form 4 within two business days after a change occurs, or annually in certain limited situations on a Form 5 within 45 days after the close of Century Next Financial’s fiscal year. Investment in our common stock in the Plan by officers, directors and persons beneficially owning more than ten percent of the common stock must be reported to the SEC on the Forms 4 or Forms 5 filed by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Century Next Financial of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2009, is available upon written request to the Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm acted as special counsel for Century Next Financial and Bank of Ruston in connection with the conversion and offering.

ANNEX A

BANK OF RUSTON 401(k) PLAN
Investment Election Form

Name of Plan Participant:	Social Security Number:

1. INSTRUCTIONS.  This form provides your directions to sell certain investments in your Bank of Ruston 401(k) Plan account for the purpose of purchasing the common stock of Century Next Financial Corporation during the stock offering.

To direct the investment of all or part of the funds credited to your account into the common stock of Century Next Financial, you should complete and submit this form to G. Randall Allison, Vice President and Chief Financial Officer, to be received no later than 5:00 p.m., Central time on [DATE1], 2010. A representative for Bank of Ruston will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact G. Randall Allison at (318) 255-3733. If you do not complete and return this form to Bank of Ruston by 12:00 noon on [DATE1], 2010, the funds credited to your account under the Plan will continue to be invested in accordance with your prior investment directions.

2. INVESTMENT DIRECTIONS.  As directed below, I hereby authorize the sale of the funds currently credited to my account and the purchase of common stock of Century Next Financial with such proceeds. The total dollar amount transferred from existing investment funds must be in increments of $10. For example, you may transfer $1,000 or $1,010, but you may not transfer $1,001 or $1,011. If the value of any fund you select is insufficient to cover the dollar amount selected below, then your order will be reduced accordingly. Be aware that the fund values change daily, and funds will not be transferred for several days after [DATE1], 2010.

Plan Investment Funds	Dollar Amount

Target Retirement Income Fund	Sell $
Target Retirement 2010 Fund	Sell $
Target Retirement 2015 Fund	Sell $
Target Retirement 2020 Fund	Sell $
Target Retirement 2025 Fund	Sell $
Target Retirement 2030 Fund	Sell $
Target Retirement 2035 Fund	Sell $
Target Retirement 2040 Fund	Sell $
Target Retirement 2045 Fund	Sell $
Target Retirement 2050 Fund	Sell $
Pentegra Stable Value Fund	Sell $
Short Term Investment Fund	Sell $
Government Short Term Investment Fund	Sell $
Treasury Inflation Protected Securities Fund	Sell $
Aggregate Bond Index Fund	Sell $
S&P 500 Index Fund	Sell $
Vanguard Value Index Fund	Sell $
Vanguard Growth Index Fund	Sell $
S&P MidCap Index Fund	Sell $
Russell 2000 Index Fund	Sell $
Nasdaq 100 Index Fund	Sell $
US REIT Fund	Sell $
International Fund	Sell $

Number of Shares of Century Next Financial	Price Per Share	Total Amount To Purchase

	X $10.00 =	$

A-1

3. PURCHASER INFORMATION.  To the extent that your order cannot be filled with common stock of Century Next Financial, the amount (including earnings, if any) not used to purchase common stock will be returned to your other investments in the Plan pursuant to your existing investment elections. Please indicate your purchase priority in the offering.

a. ☐	Eligible Account Holder — Check here if you were a depositor with $50.00 or more on deposit with Bank of Ruston as of December 31, 2008. Please list your accounts below.

b. ☐	Supplemental Eligible Account Holder — Check here if you were a depositor with $50.00 or more on deposit with Bank of Ruston as of June 30, 2010, but are not an Eligible Account Holder. Please list your account(s) below.

c. ☐	Other Member — Check here if you were a depositor with Bank of Ruston as of [DATE4, 2010] but are not an Eligible Account Holder or Supplemental Eligible Account Holder. Please list your account(s) below.

d. ☐	Community Member — Check if none of the above subscription offering categories applies, but you wish to place an order for common stock through the Plan in the community offering.

Please Note:	Failure to list all of your Bank of Ruston deposit accounts that qualify you in a, b or c above, may result in the loss of part or all of your subscription rights.

Account Title (Name(s) on Account)	Deposit Account Number

4. PURCHASE LIMITATIONS.  The following restrictions apply to the aggregate number of shares you may request to purchase during the stock offering, including your purchase through the Plan plus any purchases you make outside the Plan, using a Stock Order Form:

•	Minimum number of shares: 25 shares ($250)

•	Maximum number of shares: up to 20,000 shares ($200,000)

•	Maximum number of shares for you, together with associates: 35,000 shares ($350,000)

See “The Offering — Limitations on Common Stock Purchases” in the accompanying prospectus for more information.

5. ACKNOWLEDGMENT OF PARTICIPANT.  I understand that this Investment Election Form is irrevocable and shall be subject to all of the terms and conditions of Bank of Ruston 401(k) Plan and the Plan of Conversion. I acknowledge that I have received a copy of the prospectus and the prospectus supplement. To the extent your order cannot be filled with common stock of Century Next Financial, the amount (including earnings, if any) not used to purchase common stock will be returned to your other investments in the Plan pursuant to your existing investment elections.

Please contact the conversion center at (     )     -      for more information.

Signature of participant	Date:

Keep a Copy for Your Records

A-2

ANNEX B

BANK OF RUSTON
401(k) PLAN
Investment Choices

Commencing July 1, 2010, your account balance was transferred from the Pentegra Defined Contribution Plan for Financial Institutions to a single employer plan, and you were given the opportunity to direct the investment of your account into one or more of the following funds:

Target Retirement Income Fund	Government Short Term Investment Fund
Target Retirement 2010 Fund	Treasury Inflation Protected Securities Fund
Target Retirement 2015 Fund	Aggregate Bond Index Fund
Target Retirement 2020 Fund	S&P 500 Index Fund
Target Retirement 2025 Fund	Vanguard Value Index Fund
Target Retirement 2030 Fund	Vanguard Growth Index Fund
Target Retirement 2035 Fund	S&P MidCap Index Fund
Target Retirement 2040 Fund	Russell 2000 Index Fund
Target Retirement 2045 Fund	Nasdaq 100 Index Fund
Target Retirement 2050 Fund	US REIT Fund
Pentegra Stable Value Fund	International Fund
Short Term Investment Fund

In connection with the offering of common stock of Century Next Financial, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Century Next Financial Corporation Stock Fund. You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time. This may be done either by filing a form or by telephone or other electronic medium. You may also redirect the investment of your investment accounts such that a percentage of any one or more investment accounts may be transferred to any one or more other investment accounts either by filing a form or by telephone or other electronic medium.

The net gain (or loss) of the funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the trust) will be determined at least daily during the calendar year. For purposes of such allocations, all assets of the trust are valued at their fair market value.

Core Investment Funds.  The annual percentage return on these funds for the prior three years was:

Funds	2009	2008	2007

Target Retirement Income Fund	*	*	*
Target Retirement 2010 Fund	*	*	*
Target Retirement 2015 Fund	17.11%	(22.8)%	6.2%
Target Retirement 2020 Fund	*	*	*
Target Retirement 2025 Fund	20.75%	(28.7)%	6.6%
Target Retirement 2030 Fund	*	*	*
Target Retirement 2035 Fund	25.83%	(34.2)%	6.8%
Target Retirement 2040 Fund	*	*	*
Target Retirement 2045 Fund	26.35%	(34.1)%	7.5%
Target Retirement 2050 Fund	*	*	*
Pentegra Stable Value Fund	2.19%	2.9%	3.8%
Short Term Investment Fund	0.19%	2.3%	4.9%
Government Short Term Investment Fund	(0.09)%	1.9%	4.8%
Treasury Inflation Protected Securities Fund	10.60%	*	*
Aggregate Bond Index Fund	5.49%	4.9%	6.3%
S&P 500 Index Fund	26.01%	(37.3)%	4.9%
Vanguard Value Index Fund	*	*	*
Vanguard Growth Index Fund	*	*	*
S&P MidCap Index Fund	36.58%	(36.5)%	7.4%
Russell 2000 Index Fund	26.85%	(33.8)%	(2.1)%
Nasdaq 100 Index Fund	53.98%	(42.0)%	18.2%
US REIT Fund	26.77%	(39.3)%	(18.1)%
International Fund	31.33%	(43.6)%	10.6%

*	The annual percentage return on these funds is not available due to date of inception and/or date of offering to the Plan

Investment Fund Descriptions

The following is a brief description of the above referenced investment funds available for participant election.

SSgA Target Retirement Funds (including SSgA Target Retirement Income Fund, SSgA Target Retirement 2010 Fund, SSgA Target Retirement 2015 Fund, SSgA Target Retirement 2020 Fund, SSgA Target Retirement 2025 Fund, SSgA Target Retirement 2030 Fund, SSgA Target Retirement 2035 Fund, SSgA Target Retirement 2040 Fund, SSgA Target Retirement 2045 Fund and SSgA Target Retirement 2050 Fund). These funds offer complete, low cost investment strategies with asset allocations which become more conservative as you near retirement and are designed for people who want a professional to decide what types of investments are best for their selected retirement date. You simply select the fund with a date closest to when you expect to retire and invest accordingly. The funds seek to match, as closely as possible, the performance of the corresponding SSgA Custom Index, over the long term. Each fund seeks to achieve its objective by investing in a set of underlying SSgA collective trust funds representing various asset classes. Each fund (other than the SSgA Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name.

Over time, the allocation to asset classes and funds change according to a predetermined “glide path.” (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund). Each fund’s asset allocation will become more conservative as it approaches its target retirement date. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retirement. The allocations reflected in the glide path do not reflect tactical decisions made by SSgA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund’s strategic allocation according to its glide path and applicable benchmark. Each fund attempts to closely match the characteristics and returns or its custom benchmark as opposed to any attempts to outperform this benchmark.

Once a fund reaches its target retirement date, it will begin a five-year transition period to the SSgA Target Retirement Income Fund resulting at the end of that five-year period in an allocation to stocks that will remain fixed at approximately 35% of assets. The remainder of the fund will be invested in fixed-income securities.

Pentegra Stable Value Fund.  The fund seeks to preserve the principal amount of your contributions while maintaining a rate of return comparable to other fixed income instruments. The fund invests in investment contracts issued by insurance companies, banks, and other financial institutions, as well as enhanced short-term investment products. Each issuer must meet the credit quality criteria in order to be approved by the investment manager. The fund is managed to a weighted average maturity of approximately 1.5-4.0 years and maintains an average AA credit quality.

Short Term Investment Fund.  The fund seeks to maximize current income while preserving capital and liquidity through investing in a diversified portfolio of short-term securities. The fund’s yield reflects short-term interest rates. The fund seeks to maintain a diversified portfolio of short-term securities by investing in high-quality money market securities and other short-term debt investments. Most of the investments in the fund may have a range of maturity from overnight to 90 days; however, 20% of the value of the fund may be invested in assets with a maturity date in excess of 90 days, but not to exceed 13 months. All securities are required to meet strict guidelines for credit quality and must be rated at least A1 by Standard & Poor’s and P1 by Moody’s Investors Service.

Government Short Term Investment Fund.  This fund seeks to provide the safety of principal and current income offered by short-term U.S. government securities. The fund seeks to preserve principal and offer liquidity by investing only in short-term issues of the U.S. Treasury and its agencies. The fund’s investments have a short time to maturity, with no more than 20% of the fund invested beyond 90 days. No security may have a maturity of more than 13 months.

TIPS Index Fund.  The fund seeks to match the total rate of return of the Barclays Capital U.S. Inflation Notes Index during a calendar year. The fund seeks to match the return of the index by investing in a portfolio of U.S. Treasury inflation protected securities. The duration of the fund is managed to that of the benchmark at all times, as are the sector and security weights. Overall sector and security weightings are also matched to the index. The fund is one of full replication, investing in a portfolio that owns the market-value weight of each security in the index.

Aggregate Bond Index Fund.  The fund seeks to match the returns of the Barclays Capital U.S. Aggregate Bond Index. The fund invests primarily in government, corporate, mortgage-backed and asset-backed securities. The fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

S&P 500 Index Fund.  The fund seeks to replicate the returns and characteristics of the S&P 500 Index. The fund seeks to maintain the returns of the index by investing in a portfolio that replicates the index by owning securities in the same capitalization weights as they appear in the index. Replication seeks low turnover, accurate tracking, and low costs. The fund’s approach is to buy and hold securities, trading only when there is a change to the composition of the index or when cash flow activity occurs in the fund. The fund uses a hierarchy of trading alternatives when appropriate — internal crossing, external crossing, futures, and open market trades — to attempt to capitalize on every opportunity to reduce the fund’s transaction costs. To provide 100% equity exposure, the base fund maintains a small (generally less than 5%) position in unleveraged S&P 500 stock index futures contracts. Futures help enable better tracking of index returns and allow for greater liquidity.

Vanguard Value Index.  The fund seeks to track the investment performance of the MSCI US Prime Market Value Index, an unmanaged benchmark representing U.S. large-capitalization value stocks. Using full replication, the portfolio holds all stocks in the same capitalization weighing as the index. The experience and stability of Vanguard’s Quantitative Equity Group have permitted continuous refinement of techniques for reducing tracking error. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

Vanguard Growth Index.  The fund seeks to track the investment performance of the MSCI US Prime Market Growth Index, an unmanaged benchmark representing large U.S. firms. Using full replication, the portfolio holds all stocks in the same capitalization weighing as the index. The experience and stability of Vanguard’s Quantitative Equity Group have permitted continuous refinement of techniques for reducing tracking error. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

S&P MidCap Fund.  The fund seeks to replicate the returns and characteristics of the S&P MidCap 400 Index. The fund seeks to match the return of the index by investing in a portfolio that owns units of one or more portfolios that hold securities of the index, in the same capitalization weights as they appear in the index. Replication seeks low turnover, accurate tracking and low costs. The fund’s approach is to buy and hold securities, trading only when there is a change to the composition of the index or when cash flow activity occurs. We use a hierarchy of trading alternatives when appropriate — internal crossing, external crossing, futures, and open market trades — to attempt to capitalize on every opportunity to reduce transaction costs. To provide 100% equity exposure, the base fund maintains a small (generally less than 5%) position in S&P MidCap 400 stock index futures contract. Futures help enable better tracking of index returns and allow for greater liquidity.

Russell 2000 Index Fund.  The fund seeks to replicate the returns and characteristics of the Russell 2000 Index. The fund seeks to match the return of the index by investing in a portfolio that holds the securities of the index. Replication seeks low turnover, accurate tracking and low costs. The fund’s approach is to buy and hold securities, trading only when there is a change to the composition of the index or when cash flow activity occurs. We use a hierarchy of trading alternatives when appropriate — internal crossing, external crossing, futures, and open market trades — to attempt to capitalize on every opportunity to reduce transaction costs. To provide 100% exposure to the equity market and help increase tracking accuracy, the base fund may hold Russell 2000 Index futures contracts (no more than 5% of the holdings are futures). Futures help enable better tracking of index returns and allow for greater liquidity.

Nasdaq 100 Index Fund.  The fund seeks to match the performance of the NASDAQ 100 Index. The fund invests in all of the stocks in the NASDAQ 100 Index in proportion to their weighting in the Index. The Fund may also hold 2-5% of its value in futures contracts (an agreement to buy or sell a specific security by a specific date at an agreed upon price). The strategy of investing in the same stocks as the Index minimizes the need for trading and therefore results in lower expenses.

REIT Index Fund.  The fund invests primarily in equity shares of real estate investment trusts (REITs). The fund typically invests in all securities in the Dow Jones/Wilshire REIT Index in proportion to their weighting in the Index. The fund seeks to match the performance of the Dow Jones/Wilshire REIT Index while providing daily liquidity. As such we seek to maintain sector and security weightings that closely match the Index. The Dow Jones/Wilshire REIT Index is comprised of 90 publicly traded REITs. To be included in the Index, a company must be an equity owner and operator of commercial (or residential) real estate and must generate at least 75% of its revenue from such assets. The REITs invest in loans secured by real estate and invest directly in real estate properties such as apartments, office buildings, and shopping malls. REITS generate income from rentals or lease payments and offer the potential for growth from property appreciation and the potential for capital gains from the sale of properties.

International Fund.  The fund seeks to match the performance of the Morgan Stanley Capital International, Europe, Australia, Far East (MSCI EAFE) Index while providing daily liquidity. The fund typically invests in all the stocks in the MSCI EAFE Index in proportion to their weighting in the Index. The strategy of investing in the same stocks as the Index minimizes the need for trading and therefore results in lower expenses.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13	Other Expenses of Issuance and Distribution.

SEC filing fees*	$750
Office of Thrift Supervision filing fees	12,000
FINRA filing fees*	1,500
Printing, postage, mailing and EDGAR expenses	70,000
Legal fees and expenses	250,000
Blue Sky filing fees and expenses	35,000
Accounting fees and expenses	45,000
Appraiser’s fees and expenses	33,500
Business Plan	25,000
Marketing agent fees and expenses	200,000
Certificate printing	7,500
Conversion agent fees	10,000
Miscellaneous	59,750

Total	$750,000

*	Estimated

Item 14.	Indemnification of Directors and Officers.

In accordance with the Louisiana Business Corporation Law, Article 8 of the Registrant’s Articles of Incorporation provides as follows:

A. Personal Liability of Directors and Officers.  A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited.

B. Indemnification.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

C. Advancement of Expenses.  Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

D. Other Rights.  The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

E. Insurance.  The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

F. Security Fund; Indemnity Agreements.  By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

G. Modification.  The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

H. Proceedings Initiated by Indemnified Persons.  Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

No.	Description

1.1	Form of Agency Agreement with Sandler O’Neill & Partners, L.P.(1)
1.2	Engagement Letter with Sandler O’Neill & Partners, L.P. as marketing agent(1)
2.1	Plan of Conversion, as amended(1)
3.1	Articles of Incorporation of Century Next Financial Corporation(1)
3.2	Bylaws of Century Next Financial Corporation(1)
4.0	Form of Stock Certificate of Century Next Financial Corporation(1)
5.0	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality(1)
8.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax matters(1)
8.2	Opinion of Heard McElroy & Vestal LLP re: Louisiana tax matters(1)
8.3	Letter of RP Financial, LC. re: Subscription Rights(1)
10.1	Bank of Ruston Officers’ Deferred Compensation Plan(1)
10.2	Bank of Ruston Death Benefit Only Income Continuation Plan(1)
10.3	Bank of Ruston Directors’ Indexed Deferred Compensation Plan(1)
10.4	Bank of Ruston Directors’ Deferral Income Plan(1)

No.	Description

23.1	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.0 and Exhibit 8.1, respectively)(1)
23.2	Consent of Heard McElroy & Vestal LLP
23.3	Consent of RP Financial, LC(1)
24.0	Power of Attorney (included in Signature Page of this Registration Statement)(1)
99.1	Subscription Order Form and Instructions(1)
99.2	Additional Solicitation Material(1)
99.3	Appraisal Report of RP Financial, LC(1)
99.4	Form of proxy statement and proxy for members of Bank of Ruston(1)

(1)	Previously filed.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following completion of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ruston, state of Louisiana on August 11, 2010.

CENTURY NEXT FINANCIAL CORPORATION

By:	/s/ Benjamin L. Denny
Benjamin L. Denny
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas W. Rogers* Thomas W. Rogers, Esq.	Chairman of the Board	August 11, 2010

/s/ Benjamin L. Denny Benjamin L. Denny	President and Chief Executive Officer and Director	August 11, 2010

/s/ G. Randall Allison G. Randall Allison	Vice President and Chief Financial Officer (principal financial and accounting officer)	August 11, 2010

/s/ J. Brandon Ewing* J. Brandon Ewing	Director	August 11, 2010

/s/ William D. Hogan* William D. Hogan	Executive Vice President, Business Development and Director	August 11, 2010

/s/ Daniel D. Reneau* Dr. Daniel D. Reneau	Director	August 11, 2010

/s/ Scott R. Thompson* Scott R. Thompson	Director	August 11, 2010

/s/ Dewey C. Thurmon* Dewey C. Thurmon	Director	August 11, 2010

/s/ Neal Walpole* Neal Walpole	Director	August 11, 2010

*	By Benjamin L. Denny pursuant to power of attorney.